UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party Other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Starent Networks, Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Starent Networks, Corp.

2.	Aggregate number of securities to which transaction applies:

72,015,949 shares of Starent common stock, 9,317,930 shares of Starent common stock underlying outstanding stock options and 1,006,463 shares of Starent common stock subject to settlement of restricted stock units, each outstanding as of October 9, 2009

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on the sum of (a) 72,015,949 shares of Starent common stock multiplied by $35.00 per share; (b) 9,317,930 shares of Starent common stock underlying outstanding stock options with exercise prices less than $35.00 per share multiplied by $25.54 (which is the difference between $35.00 per share and the weighted average exercise price per share); and (c) 1,006,463 shares of Starent common stock issuable upon settlement of restricted stock units multiplied by $35.00 per share. The filing fee was determined by multiplying $0.00005580 by the sum of the preceding sentence.

4.	Proposed maximum aggregate value of transaction:

2,793,764,352.20

5.	Total fee paid:

$155,893

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

STARENT NETWORKS, CORP.

30 International Place

Tewksbury, Massachusetts 01876

November 9, 2009

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Starent Networks, Corp. to be held on December 11, 2009, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 12, 2009, by and among Cisco Systems, Inc., Barcelona Acquisition Corp., a wholly-owned subsidiary of Cisco, and Starent Networks, Corp., as such agreement may be amended from time to time. Pursuant to the merger agreement, Barcelona Acquisition Corp. will merge with and into Starent and Starent will become a wholly-owned subsidiary of Cisco. We are also asking that you grant the authority to vote your shares to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

If the merger is completed, Starent stockholders will be entitled to receive $35.00 in cash, without interest and less any applicable withholding taxes, for each share of Starent common stock owned by them as of the date of the merger.

Our board of directors unanimously determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of Starent and its stockholders. Our board of directors has unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. The enclosed proxy statement provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully in its entirety.

Your vote is very important, regardless of the number of shares you own. The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Only stockholders who owned shares of Starent common stock at the close of business on November 6, 2009, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person. Even if you plan to attend the meeting, we urge you to promptly submit a proxy for your shares via the Internet or telephone or by completing, signing, dating and returning the enclosed proxy card.

Thank you for your support of Starent.

Sincerely,

Ashraf M. Dahod

President and Chief Executive Officer

This proxy statement is dated November 9, 2009 and is being mailed to stockholders of Starent on or about November 10, 2009.

STARENT NETWORKS, CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Starent Networks, Corp.:

Starent Networks, Corp., a Delaware corporation (“Starent”), will hold a special meeting of stockholders at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, on December 11, 2009, for the following purposes:

•

To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of October 12, 2009, by and among Cisco Systems, Inc., a California corporation, Barcelona Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Cisco, and Starent Networks, Corp., a Delaware corporation, as such agreement may be amended from time to time; and

•

To consider and vote upon the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Only record holders of Starent common stock at the close of business on November 6, 2009 are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting.

Under Delaware law, if the merger is completed, holders of Starent common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the stockholder vote on the merger agreement, not vote in favor of adoption of the merger agreement and comply with other Delaware law procedures explained in the accompanying proxy statement.

Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible by mail or by faxing the card to the attention of Jonathan M. Moulton at 978-863-3971, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. You may also submit a proxy by telephone by calling 1-800-652-8683 in the United States and 781-575-2300 from foreign countries or through the Internet at www.investorvote.com using the control number on your proxy card. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.

Tewksbury, Massachusetts

November 9, 2009

By Order of the Board of Directors,

Jonathan M. Moulton

Vice President, General Counsel and

Secretary

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or by faxing it to the attention of Jonathan M. Moulton at 978-863-3971 or submit a proxy by telephone by calling 1-800-652-8683 in the United States and 781-575-2300 from foreign countries or through the Internet at www.investorvote.com. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

STARENT NETWORKS, CORP.

SPECIAL MEETING OF STOCKHOLDERS

i

Annexes

Annex A—Agreement and Plan of Merger

Annex B—Form of Voting Agreement

Annex C—Opinion of Goldman, Sachs & Co.

Annex D—Section 262 of the General Corporation Law of the State of Delaware

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a Starent stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Starent Networks, Corp. In addition, we refer to Starent Networks, Corp. as “Starent” and to Cisco Systems, Inc. as “Cisco.”

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments or postponements of the special meeting.

Q:	Where and when is the special meeting of stockholders?

A:	The special meeting of our stockholders will be held on Friday, December 11, 2009 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to adopt a merger agreement that provides for the acquisition of Starent by Cisco. The proposed acquisition would be accomplished through a merger of Barcelona Acquisition Corp., a wholly-owned subsidiary of Cisco (which we refer to as “merger sub”), with and into Starent. As a result of the merger, we will become a wholly-owned subsidiary of Cisco, and our common stock will cease to be listed on The NASDAQ Global Select Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

In addition, you are being asked to grant our management discretionary authority to adjourn the special meeting. If we do not receive proxies from stockholders holding a sufficient number of shares to adopt the merger agreement, we could use the additional time to solicit additional proxies in favor of adoption of the merger agreement.

Q:	How does Starent’s board recommend that I vote?

A:	At a meeting held on October 12, 2009, our board of directors unanimously approved the merger agreement and determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of Starent and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

The Proposed Merger

Q:	What will I be entitled to receive pursuant to the merger?

A:

As a result of the merger, our stockholders will be entitled to receive $35.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the date of the merger. For example, if you own 100 shares of our common stock, you will be entitled to receive $3,500 in cash, less any applicable withholding taxes, in exchange for your 100 shares.

Q:	What will the holders of Starent stock awards receive in the merger?

A:	Upon the closing of the merger, outstanding Starent stock awards under Starent’s 2000 Stock Incentive Plan will be assumed by Cisco with the same terms and conditions (including vesting), except that Cisco shares will be substituted for Starent shares and the applicable share numbers and option exercise prices will be appropriately adjusted. Stock awards under Starent’s 2000 Stock Incentive Plan will be subject to up to 25% acceleration upon the closing of the merger, other than awards held by our executive officers who have executed benefit waivers. Stock awards under Starent’s 2007 Stock Incentive Plan that are held by employees who will be continuing in employment after the merger is completed will be assumed in the same manner; however, no employee awards under that plan will be subject to acceleration. All vested stock awards under Starent’s 2007 Stock Incentive Plan held by other persons will be cancelled in the merger, and such persons will be entitled to receive a cash payment from Cisco in an amount equal to the number of shares outstanding under the awards as of the closing date multiplied by an amount equal to $35.00 less any applicable exercise price. All unvested stock awards under Starent’s 2007 Stock Incentive Plan held by such other persons will be cancelled and terminated in the merger. See “The Merger—Treatment of Options Outstanding Under Our Stock Plans” and “—Treatment of Restricted Shares and Restricted Stock Units Outstanding Under Our Stock Plans” beginning on page 49.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	The merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act. See “The Merger—Regulatory Matters” beginning on page 53.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first half of calendar year 2010. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals.

Q:	What rights do I have if I oppose the merger?

A:	Our stockholders are entitled to appraisal rights under Delaware law by following the requirements specified in Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex D to this proxy statement. See “The Merger—Appraisal Rights” beginning on page 45.

Q:	Do any of Starent’s directors or officers have interests in the merger that may differ from those of Starent stockholders?

A:

Cisco has entered into employment agreements with six of our executive officers, which, effective upon closing of the merger, will provide that each of these executive officers will be employed by Cisco for a period of at least one year in the case of three executive officers, and at least two years in the case of the other three executive officers, following closing of the merger. The employment agreements with Cisco provide for a grant to each executive officer of restricted stock units for shares of Cisco common stock and certain other payments and benefits. In addition, another of our executive officers currently has an executive retention agreement with us that provides him with equity compensation acceleration and severance benefits if his employment with us is terminated under certain conditions in connection with the merger or if his employment is terminated within one year of the closing of the merger under certain circumstances. All Starent stock options, restricted stock units and shares of restricted stock held by non-employee members of our board of directors will accelerate in full in connection with the merger. See “The Merger—Interests of Starent’s Executive Officers and Directors in the Merger” beginning on page 37 for a description of these agreements as well as a description of other rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What factors did the Starent board of directors consider in making its recommendation?

A:	In making its recommendation, our board of directors took into account, among other things, the $35.00 per share cash consideration to be received by holders of our common stock pursuant to the merger not only in relation to the market price as of signing and historical market prices of our common stock, but also in relation to our board of directors’ assessment of the business, competitive position and prospects of Starent, and the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive an alternative proposal, and terminate the merger agreement to accept a superior offer.

Q:	Will the merger be taxable to me?

A:	Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of our common stock converted into cash in the merger. If you are a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 51.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record as of the close of business on November 6, 2009 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	What vote is required to adopt the merger agreement?

A:	Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

As of November 6, 2009, the record date for determining who is entitled to vote at the special meeting, there were 72,123,138 shares of our common stock issued and outstanding. Under voting agreements dated October 12, 2009, certain of our directors and certain funds and/or trusts affiliated with certain directors who are owners of approximately 18.9% of our outstanding shares of common stock have agreed to vote the shares of our common stock over which they exercise voting control for the adoption of the merger agreement.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

v

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or submit a proxy via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:	May I vote in person?

A:	Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or submitting a proxy via the Internet or telephone. If your shares are held in “street name,” you must obtain a proxy from your broker or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or submit a proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	May I submit a proxy via the Internet or telephone?

A:	If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at www.investorvote.com or telephonically by calling 1-800-652-8683. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee, or via the Internet or telephone through your broker or nominee if such a service is provided. To provide voting instructions via the Internet or telephone through your broker or nominee, you should follow the instructions on the voting form provided by your broker or nominee.

Q:	What happens if I do not return my proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of the proposal to adjourn the special meeting, if necessary to solicit additional proxies, requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting and, therefore, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposal to adjourn.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If you have sent a proxy directly to Starent, you may revoke your proxy by:

•

delivering a written revocation of the proxy or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 30 International Place, Tewksbury, Massachusetts 01876, or by fax to the attention of Jonathan M. Moulton, Secretary, at 978-863-3971, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or submit via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of Starent common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $35.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Starent Networks, Corp.

Attn: Investor Relations

30 International Place

Tewksbury, Massachusetts 01876

(978) 863-3743

or

Innisfree M&A Incorporated

Banks and Brokers Please Call Collect: (212) 750-5833

Stockholders Please Call: (888) 750-5834

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, if at all,

•	the risk that the merger agreement may be terminated in circumstances that require us to pay Cisco a termination fee of $63.5 million,

•	risks regarding a loss of or a substantial decrease in purchases by our major customers,

•	risks related to diverting management’s attention from our ongoing business operations,

•	risks regarding employee retention, and

•

other risks detailed in our current filings with the Securities and Exchange Commission, or SEC, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 74. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger.

The Companies (page 16)

Starent Networks, Corp.

30 International Place

Tewksbury, Massachusetts 01876

Telephone: (978) 851-1100

Incorporated in August 2000, Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent’s solutions also enhance subscriber management, billing and session policy enforcement. Starent’s products are capable of supporting a wide range of mobile wireless networks, such as CDMA2000, UMTS/HSPA, LTE, WiFi, and WiMAX. Starent’s products have been deployed by over 100 mobile operators in 45 countries.

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, California 95134

Telephone: (408) 526-4000

Incorporated in California in 1984, Cisco Systems, Inc. designs, manufactures, and sells Internet Protocol-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Cisco’s products are installed at enterprise businesses, public institutions, telecommunications companies, commercial businesses and personal residences. Cisco provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world.

Barcelona Acquisition Corp.

170 West Tasman Drive

San Jose, California 95134

Telephone: (408) 526-4000

Incorporated on October 6, 2009, Barcelona Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Cisco, was organized solely for the purpose of entering into the merger agreement with Starent and completing the merger. Barcelona Acquisition Corp. has not conducted any business operations.

Merger Consideration (page 49)

If the merger is completed, you will be entitled to receive $35.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Starent common stock that you own as of the date of the merger and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Starent stockholder and will have no rights as a Cisco stockholder as a result of the merger. Starent stockholders will receive the merger consideration after surrendering their Starent shares in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger.

Treatment of Stock Awards Outstanding Under Our Stock Plans (page 49)

At the effective time of the merger, shares of our outstanding common stock that are restricted, not fully vested or subject to repurchase rights will be converted into unvested cash merger consideration that remains subject to the same restrictions, vesting arrangements and repurchase rights following the effective time of the merger. This unvested cash merger consideration payable upon conversion of such restricted shares of common stock in the merger will be paid to the holder of such shares if and only to the extent the holder satisfies the vesting terms or other restrictions. The vesting of restricted shares granted under our 2000 Stock Incentive Plan will be accelerated with respect to up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our non-employee directors (whose awards will accelerate in full in connection with the merger) and executive officers who have executed benefit waivers (whose awards will not automatically accelerate in connection with the merger). The specific amount of acceleration is set forth in the individual restricted stock agreements.

At the effective time of the merger, all of our outstanding stock options and restricted stock units, whether vested or unvested, held by our employees and our subsidiaries’ employees who continue employment with Starent, Cisco, or their subsidiaries and all other outstanding options granted under our 2000 Stock Incentive Plan (collectively, “rollover awards”) will be assumed by Cisco with the same terms and conditions (including vesting). With respect to rollover awards consisting of options (“rollover options”), Cisco shares will be substituted for Starent shares and the applicable share numbers and option exercise prices will be appropriately adjusted, and with respect to rollover awards consisting of restricted stock units (“rollover restricted stock units”), Cisco shares will be substituted for Starent shares underlying the restricted stock units and the applicable share numbers will be appropriately adjusted. In the case of three of our executive officers who have entered into employment agreements with Cisco, new vesting restrictions will be placed on a portion of their rollover awards immediately prior to the effective time of the merger.

The merger will not terminate any rollover awards. The vesting of rollover options granted under our 2000 Stock Incentive Plan will be accelerated with respect to up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our non-employee directors (whose awards will accelerate in full in connection with the merger) and executive officers who have executed benefit waivers in connection with their employment agreements with Cisco. The specific amount of acceleration is set forth in individual stock option agreements.

At the effective time of the merger, all of our outstanding vested stock options granted under our 2007 Stock Incentive Plan held by any person other than our employees and our subsidiary’s employees who continue employment with Starent, Cisco, or their subsidiaries will be cancelled in the merger and converted into the right to receive a cash payment from Cisco in an amount equal to the number of shares under such cancelled options multiplied by $35.00 less the applicable exercise price. Any outstanding unvested stock options granted under our 2007 Stock Incentive Plan held by such other persons at the effective time of the merger will be cancelled and terminated. At the effective time of the merger, all outstanding restricted stock units under our 2007 Stock Incentive Plan that are held by persons who are not continuing employees and that have not yet been settled will be cancelled and terminated.

At the effective time of the merger, stock awards granted to non-employee members of our board of directors under either our 2000 or 2007 Stock Incentive Plan will accelerate in full in accordance with their terms.

Market Prices and Dividend Data (page 12)

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “STAR.” On October 12, 2009, the last full trading day before the public announcement of the merger, the closing price for our common stock was $29.03 per share and on November 6, 2009, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $33.85 per share.

Material United States Federal Income Tax Consequences of the Merger (page 51)

The conversion of shares of our common stock into the right to receive $35.00 per share cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 51.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Reasons for the Merger and Recommendation of Starent’s Board of Directors (page 23)

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. At a meeting of our board of directors on October 12, 2009, after consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of Starent and its stockholders and unanimously approved the merger agreement.

In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the consideration to be received in the merger, the prospects of Starent as an independent entity, the terms of the merger agreement and other agreements executed in connection with the merger, the risks of announcing and completing the merger and the interests that certain officers and directors may have with respect to the merger. Our board of directors did not quantify or otherwise attempt to assign relative weights to these various factors, but considered all such factors in the aggregate in reaching its determination and recommendation.

Opinion of Our Financial Advisor (page 26)

Goldman, Sachs & Co., or Goldman Sachs, delivered its opinion to our board of directors that, as of October 12, 2009 and based upon and subject to the factors and assumptions set forth therein, the $35.00 per share in cash to be paid to the holders of shares (other than any shares the consideration for which will be or become subject to vesting or similar requirements) of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 12, 2009, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transaction. Goldman Sachs’s opinion is not a recommendation as to how any holder of our common stock should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between Goldman Sachs and us, we agreed to pay Goldman Sachs a transaction fee of approximately $20 million, a principal portion of which is payable upon consummation of the transaction.

The Special Meeting of Starent’s Stockholders (page 13)

Date, Time and Place. A special meeting of our stockholders will be held on Friday, December 11, 2009, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, to consider and vote on:

•	adoption of the merger agreement, and

•

adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on November 6, 2009, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are 72,123,138 shares of our common stock entitled to be voted at the special meeting.

Required Vote. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. Approval of any proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting, provided that a quorum is present, in person or represented by proxy, at the special meeting.

Interests of Starent’s Executive Officers and Directors in the Merger (page 37)

When considering the recommendation of Starent’s board of directors, you should be aware that the members of Starent’s board of directors and Starent’s executive officers have interests in the merger other than their interests as Starent stockholders generally, including those described below. These interests may be different from, or in conflict with, your interests as Starent stockholders. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

Pursuant to employment agreements between Cisco and six of our executive officers (Messrs. Ashraf Dahod, Pierre Kahhale, Vijay Kathuria, Thierry Maupilé, Anthony Schoener and Gennady Sirota):

•

each of these executive officers will become an employee of Cisco or, if Cisco so determines, become or remain an employee of a subsidiary of Cisco, following the effective time of the merger and initially receive the following annual base salaries: Mr. Dahod—$335,000; Mr. Kahhale—$265,000; Mr. Kathuria—$270,000; Mr. Maupilé—$240,000; Mr. Schoener—$270,000; and Mr. Sirota—$230,000;

•

each of these executive officers will be entitled to a lump sum cash payment equal to 12 months of his base salary and full acceleration of vesting for any rollover options, rollover restricted stock units or unvested cash merger consideration, if his employment is terminated by Cisco without “cause,” or by the executive officer with “good reason,” (as those terms are defined in the executive officer’s employment agreement with Cisco) at any time prior to the second anniversary of the closing of the merger in the case of Messrs. Dahod, Kathuria or Schoener and at any time prior to the first anniversary of the closing of the merger in the case of Messrs. Kahhale, Maupilé or Sirota;

•

each of these executive officers executed a benefits waiver with us which becomes effective as of immediately prior to the effective time of the merger. Pursuant to these benefit waivers, each executive officer waived all rights to acceleration pursuant to his individual equity award agreement under our 2000 Stock Incentive Plan and his respective executive retention agreement with us. Each executive officer also waived his right to any severance payments he would have been entitled to upon his termination of employment in connection with the merger or following the merger under his executive retention agreement with us. In exchange for waiving these acceleration and severance benefits, these executive officers agreed to the employment and benefits arrangements described above and below;

•

Messrs. Dahod, Kathuria and Schoener have agreed to the imposition of new vesting restrictions on a portion of their Starent stock options. These unvested Starent options will be converted into unvested Cisco options and are referred to as the revesting Cisco stock options, and, for Mr. Dahod (if he elects to have fewer Starent stock options become subject to revesting), new vesting restrictions will be imposed on a portion of his shares of our common stock, so that the unvested common stock will be exchanged for unvested cash merger consideration and are referred to as the unvested merger consideration. These revesting Cisco stock options and unvested merger consideration will vest monthly over the two years following the closing of the merger. The revesting Cisco stock options held by each of Messrs. Dahod, Kathuria and Schoener, and any unvested merger consideration held for the account of Mr. Dahod, will vest in full, if the executive officer’s employment is terminated by Cisco without “cause” or by the executive officer with “good reason” (as those terms are defined in the executive officer’s employment agreement with Cisco) or due to the executive officer’s death or “permanent disability” prior to the second anniversary of the closing of the merger. The compensation described in this and the preceding two bullets is in lieu of any severance benefits that otherwise would be provided to the executive officer under our existing executive retention agreements with that executive officer;

•

following closing of the merger, Cisco will grant these executive officers restricted stock units for shares of Cisco common stock. Mr. Dahod will receive a restricted stock unit for 20,000 shares; Messrs. Kathuria and Schoener will each receive a restricted stock unit for 10,000 shares; and Messrs. Kahhale, Maupilé and Sirota will each receive a restricted stock unit for a number of shares determined by dividing $700,000, $700,000 and $600,000, respectively, by the closing sale price of Cisco common stock as quoted on The NASDAQ Global Select Market on the date of grant. Subject to the executive officer’s continued employment, the restricted stock units will vest and become exercisable in four equal annual installments from the date of grant and be payable not later than 2 1/2 months following the end of the calendar year in which vesting occurs. The new restricted stock units will not accelerate in connection with any termination of the executive officer’s employment with Cisco, except as provided under Cisco’s Equity Vesting Acceleration Policy for Death and Terminal Illness as in effect on the date the merger closes, under which outstanding equity awards for shares of Cisco common stock would be accelerated, subject to certain conditions and limitations, upon the death or terminal illness of such executive officer; and

•

Messrs. Kathuria and Schoener will each be entitled to an $800,000 cash retention bonus, and Messrs. Dahod, Kahhale, Maupilé and Sirota will be entitled to a one-time bridging allowance to help the executive officer adjust to the applicable Cisco incentive plan, in the amount of $100,500, $80,000, $72,000, and $69,000, respectively.

Under the terms of the merger agreement, all outstanding Starent stock options and restricted stock units granted under our 2007 Stock Incentive Plan held by our employees and our subsidiaries’ employees who continue employment with Starent, Cisco, or their subsidiaries (including the executive officers discussed above) and any other stock options granted under our 2000 Stock Incentive Plan, including stock options granted to the members of our board of directors under such plan, will be assumed by Cisco and become stock options or restricted stock units, as the case may be, for Cisco common stock having equivalent economic value. In addition, all stock options, restricted stock, and restricted stock units held by the non-employee members of our board of directors will accelerate at the effective time of the merger in accordance with the existing terms of their option, restricted stock, and restricted stock unit agreements.

The executive retention agreement that we previously entered into with Mr. Paul Milbury, our Vice President of Operations and Chief Financial Officer, remains in effect. Pursuant to this agreement, if Cisco terminates his employment without “cause” or Mr. Milbury terminates his employment for “good reason” (as such terms are defined in the executive retention agreement), in connection with or within 12 months following the closing of the merger, he will be entitled to certain benefits, including a payment equal to the sum of his annual base salary and target bonus for the year during which the termination occurs, provided, however, that, if his termination occurs prior to the closing of the merger, he will be paid this amount over a twelve-month period following the date of termination rather than in a lump sum. Additionally, under Mr. Milbury’s executive retention agreement, all outstanding stock options, restricted stock units and shares of restricted stock held by Mr. Milbury will become immediately vested and/or exercisable upon any such termination after the closing of the merger (or upon the closing of the merger if his stock options or other awards are not assumed or substituted in connection with the merger).

For six years after the effective time of the merger, Cisco will assume, and will cause the surviving corporation to fulfill and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of our directors or officers as of immediately prior to the effective time, in each case subject to applicable legal requirements. In addition, for six years after the effective time, the surviving corporation will maintain, to the extent commercially available and subject to certain limitations, our directors’ and officers’ liability insurance in effect on the date of the merger agreement, for the benefit of those persons who were our directors and officers as of immediately prior to the effective time of the merger for their acts and omissions occurring prior to the effective time of the merger.

Voting Agreements (page 69)

Under voting agreements dated October 12, 2009, certain Starent directors and certain funds and/or trusts affiliated with certain Starent directors who are owners of approximately 18.9% of Starent’s outstanding shares of common stock have agreed to vote their Starent shares in favor of adoption of the merger agreement and against any proposal made in opposition to or in competition with the merger. A copy of the form of voting agreement is attached as Annex B to this proxy statement.

Conditions to the Closing of the Merger (page 65)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Cisco and we are obligated to effect the merger only if the following conditions have been satisfied or waived:

•	the merger agreement has been adopted by our stockholders at the special meeting;

•

no order or injunction issued by any court or other legal or regulatory restraint preventing the closing of the merger is in effect and no governmental action, law or order is in effect which prohibits the closing of the merger or makes the closing of the merger illegal; and

•	the waiting periods required under the HSR Act have expired or have been terminated.

Cisco will not be obligated to effect the merger unless the following conditions have been satisfied or waived by Cisco:

•

our representations and warranties in the merger agreement as to our corporate organization and the authorization, execution, delivery and enforceability of the merger agreement are true and correct as of signing and closing; as to our capitalization are true and correct as of signing and closing, except for deviations which may not exceed 1% of our fully diluted capitalization; and as to the other matters are true and correct as of signing and closing, except where the circumstances causing the failure of such representations and warranties to be true and correct have not had, and would not reasonably be expected to have, a material adverse effect on us;

•	we have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

•	there is no pending claim, suit, action or proceeding brought by any governmental entity in which an unfavorable injunction, judgment, order, decree, ruling or charge would:

•	prevent, restrain, prohibit or make illegal the consummation of any of the transactions contemplated by the merger agreement;

•	cause any of the transactions contemplated by the merger agreement to be rescinded;

•

prohibit, limit or adversely affect in any material respect, or place any material conditions on, the ownership, control or operation by us or Cisco of our business or any material portion of our assets, or the business or any material portion of the assets of our subsidiaries or of Cisco or its subsidiaries, or require the disposition of any portion of our assets or assets of our subsidiaries or of Cisco and its subsidiaries; or

•	have a material adverse effect on us or Cisco;

and no such injunction, judgment, order, decree, ruling or charge may be in effect and no legal requirement may have been enacted having any such effect.

•

any governmental approval, waiver or consent necessary for the closing of the merger, including under applicable foreign antitrust laws, has been obtained or terminated or has expired in any jurisdiction where the failure to obtain such approval, waiver or consent would materially impair the business or operations of us, Cisco or our respective material subsidiaries or materially impact the relationship of us, Cisco or our respective material subsidiaries with a governmental entity in a manner that would reasonably be expected to materially impair its business or operations in such jurisdiction; and

•	we have not suffered a material adverse effect since the date of the merger agreement.

We will not be obligated to effect the merger unless the following conditions have been satisfied or waived:

•

Cisco’s representations and warranties in the merger agreement as to its corporate organization and the authorization, execution, delivery and enforceability of the merger agreement are true and correct as of signing and closing; and as to the other matters are true and correct as of signing and closing, except where the circumstances causing the failure of such representations and warranties to be true and correct have not had, and would not reasonably be expected to have, a material adverse effect on Cisco; and

•

each of Cisco and merger sub has performed and complied in all material respects with all covenants, obligations and conditions required to be performed and complied with by Cisco and merger sub at or prior to the closing date of the merger.

Limitation on Considering Other Acquisition Proposals (page 62)

We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys or other advisors or representatives to, directly or indirectly:

•

solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce any acquisition proposal or the making of any inquiry or proposal that would reasonably be expected to lead to an acquisition proposal;

•

enter into, participate in, maintain or continue any communications or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly facilitating, any acquisition proposal;

•	agree to, accept, approve, endorse or recommend any acquisition proposal;

•	enter into any letter of intent or any other contract relating to any acquisition proposal;

•	submit any acquisition proposal to the vote of our stockholders; or

•	grant any waiver or release under any standstill or similar agreement with respect to us or our subsidiaries or any class of our equity securities.

At any time prior to obtaining stockholder approval, our board of directors may nevertheless in response to an unsolicited bona fide written acquisition proposal following the date of the merger agreement that is not otherwise obtained in violation of the restrictions set forth in the immediately preceding bullet points and that our board of directors determines in good faith is or would reasonably be expected to lead to a superior offer to the merger:

•	enter into discussions with the person making the acquisition proposal; and

•	furnish to the person making the acquisition proposal non-public information with respect to us and our subsidiaries pursuant to a confidentiality agreement.

Subject to the satisfaction of certain conditions, our board of directors may withdraw or modify its recommendation to our stockholders for adoption of the merger agreement. In the event that our board of directors withdraws or modifies its recommendation in a manner adverse to Cisco and the merger agreement is terminated, we may be required to pay a termination fee of $63.5 million to Cisco.

Termination of the Merger Agreement (page 66)

Cisco and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent;

•

by either Cisco or us, if the merger has not been completed by June 12, 2010, with such date to be extended to October 12, 2010 if certain required regulatory approvals are not received or certain other orders are in effect or certain governmental actions are pending, but all other conditions have been satisfied;

•

by either Cisco or us, if any governmental entity has issued an order, decree or ruling or taken any other action having the effect of permanently prohibiting the closing of the merger that is final and nonappealable;

•

by either Cisco or us, if our stockholders do not adopt the merger agreement at the special meeting and, in our case, the failure to obtain stockholder approval is not the result of a material breach of the merger agreement;

•	by either Cisco or us, if the other party is in material breach of the merger agreement following notice and an opportunity to cure such breach, if curable;

•	by Cisco, prior to our stockholders’ adoption of the merger agreement, upon the occurrence of any of the following, each a “triggering event”:

•	our board of directors withholds, withdraws, qualifies, amends or modifies its recommendation to our stockholders to vote in favor of adoption of the merger agreement;

•	we fail to include such recommendation in this proxy statement;

•	we fail to convene or hold the special meeting as required under the merger agreement;

•

any of our directors or officers materially breaches the provisions of the merger agreement regarding our obligations for the special meeting, the recommendation of our board of directors, or non-solicitation of other acquisition proposals;

•	our board of directors approves or publicly recommends any other acquisition proposal;

•	we enter into any letter of intent or other agreement accepting any other acquisition proposal;

•

our board of directors fails to reaffirm its recommendation to our stockholders to vote in favor of adoption of the merger agreement within ten business days after Cisco’s request in response to an acquisition proposal or material modification to an acquisition proposal; or

•

following the commencement of a tender or exchange offer by a party other than Cisco, our board of directors fails to recommend the rejection of such tender or exchange offer or fails to reaffirm its recommendation to our stockholders to vote in favor of adoption of the merger agreement or fails to recommend the rejection of such tender or exchange offer in any press release we publish or in any Schedule 14D-9 we file with the SEC, in each case relating to such tender offer or exchange offer; or

•	by us, prior to our stockholders’ adoption of the merger agreement, upon a change of recommendation for a superior offer and following payment to Cisco of a termination fee of $63.5 million.

Termination Fees and Expenses (page 67)

The merger agreement requires that we pay Cisco a termination fee of $63.5 million if:

•	Cisco terminates the merger agreement following a triggering event prior to our stockholders’ adoption of the merger agreement;

•

Following a triggering event, Cisco or we terminate the merger agreement if the merger has not been completed by June 12, 2010, or October 12, 2010 if such earlier date has been extended as described above;

•

Following a triggering event, Cisco or we terminate the merger agreement after our stockholders do not adopt the merger agreement at the special meeting and, in our case, the failure to obtain stockholder approval is not the result of a material breach of the merger agreement;

•	We terminate the merger agreement upon a change of recommendation for a superior offer; or

•

Cisco or we terminate the merger agreement due to our stockholders not adopting the merger agreement, if an alternative acquisition proposal was publicly disclosed prior to such termination and we consummate or enter into an agreement for an acquisition transaction within twelve months following the termination of the merger agreement, which acquisition subsequently is consummated.

If we pay Cisco the termination fee, it shall be the sole and exclusive remedy available to Cisco and merger sub in connection with the termination of the merger agreement.

If Cisco or we terminate the merger agreement after our special meeting has been held and our stockholders have failed to adopt the merger agreement, and we are not then obligated to pay Cisco a termination fee, then we will reimburse Cisco for all of its fees and expenses not in excess of $5 million. Any amount so paid will be credited against any subsequent termination fee paid by us to Cisco.

In all other cases, the merger agreement provides that, regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses.

Regulatory Matters (page 53)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Both parties have made the necessary filings and the initial thirty-day waiting period will expire on November 23, 2009, unless the government extends that period by requesting additional information from the parties. The merger is also subject to review by the governmental authorities of various other jurisdictions under the antitrust or competition laws of those jurisdictions. We have filed or will file the appropriate notifications in each such jurisdiction and are pursuing the approval of the transaction.

Appraisal Rights (page 45)

Holders of our common stock who object to the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, you must (1) not vote in favor of adoption of the merger agreement, nor consent thereto in writing, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. For a summary of these Delaware law procedures, see “The Merger—Appraisal Rights.” An executed proxy that is not marked “AGAINST’ or “ABSTAIN” will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is also included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Legal Proceedings Regarding the Merger (page 45)

On October 14, 2009, we, our directors and Cisco were named as defendants in a putative class action complaint, captioned Whitmeyer v. Starent Networks Corp., et al., C.A. No. 09-4378-BLS, filed in the Superior Court, Business Litigation Session, of Suffolk County of the Commonwealth of Massachusetts. That action, purportedly brought on behalf of a class of stockholders, alleges that our directors breached their fiduciary duties in connection with the proposed merger by, among other things, failing to maximize stockholder value, fully inform themselves of Starent’s market value, obtain the best financial and other terms, and act in the best interests of public stockholders, and seeking to benefit themselves improperly. The suit further alleges that we and Cisco aided and abetted the directors’ purported breaches. Plaintiff seeks declaratory, injunctive and other equitable relief, including to enjoin us and Cisco from consummating the merger, in addition to fees and costs. On October 28, 2009, the defendants filed an answer to the complaint.

On October 20, 2009, we, our directors and Cisco were named as defendants in a second putative class action complaint, captioned Laborers Local 235 Benefit Funds v. Starent Networks Corp,. et al., C.A. No. 5002, filed in the Court of Chancery of the State of Delaware. On November 3, 2009, the Plaintiff filed a Verified Amended Complaint. In the amended complaint, the Plaintiff purports to represent a class of stockholders and seeks equitable relief, including to enjoin us and Cisco from consummating the merger, in addition to fees and costs. Plaintiff alleges in the amended complaint that our directors breached their fiduciary duties by, among other things, agreeing to a proposed merger in which the consideration is unfair and inadequate, failing to take steps to maximize stockholder value, and putting their own interests above those of stockholders, and that the preliminary proxy statement we filed with the SEC on October 30, 2009 included materially misleading information concerning the merger. The amended complaint further alleges that Cisco aided and abetted the directors’ purported breaches. Also on November 3, 2009, the Plaintiff filed a Motion for Preliminary Injunction seeking to enjoin the merger, and a Motion for Expedited Proceedings. The defendants have yet to file a response to these motions.

We believe that the claims asserted in both these suits are without merit.

MARKET PRICES AND DIVIDEND DATA

Our common stock is included on The NASDAQ Global Select Market under the symbol “STAR.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on The NASDAQ Global Select Market.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2009 (Through November 6, 2009)
High	$17.75	$25.63	$27.08	$34.75
Low	$10.39	$12.85	$19.48	$24.55

Fiscal Year 2008
High	$18.44	$18.82	$14.18	$12.92
Low	$10.00	$10.39	$11.43	$7.30

The following table sets forth the closing price per share of our common stock, as reported on The NASDAQ Global Select Market on October 12, 2009, the last full trading day before the public announcement of the merger, and on November 6, 2009, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
October 12, 2009	$29.03
November 6, 2009	$33.85

Following the merger there will be no further market for our common stock and our stock will be delisted from The NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Starent for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, on Friday, December 11, 2009.

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock to adopt the merger agreement, and, if there are not sufficient votes in favor of adoption of the merger agreement, to adjourn the special meeting to a later date to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on November 6, 2009, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 72,123,138 shares of our common stock were issued and outstanding and held by approximately 150 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if a majority of the shares of our common stock entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote at the special meeting. Adoption of the merger agreement is a condition to the closing of the merger.

Approval of any proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting, provided that a quorum is present, in person or represented by proxy, at the special meeting.

Voting by Starent Directors

Under voting agreements dated October 12, 2009, certain Starent directors and certain funds and/or trusts affiliated with certain Starent directors who are owners of approximately 18.9% of Starent’s outstanding shares of common stock have agreed to vote their Starent shares in favor of adoption of the merger agreement and against any proposal made in opposition to or in competition with the merger.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at www.investorvote.com or by telephone by calling 1-800-652-8683. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or via the Internet or by telephone through your broker or nominee if such a service is provided. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or nominee. If you plan to attend the special meeting, you will need a proxy from your broker or nominee in order to be given a ballot to vote the shares. If you do not return your broker’s or nominee’s voting form, provide voting instructions via the Internet or telephone through your broker or nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker or nominee, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

If you have sent a proxy directly to Starent, you may revoke it by:

•

delivering to our corporate secretary at our corporate offices at 30 International Place, Tewksbury, Massachusetts 01876, or by fax to the attention of Jonathan M. Moulton, Secretary, at 978-863-3971, on or before the business day prior to the special meeting, a written revocation of the proxy or a later dated, signed proxy card;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Board of Directors’ Recommendations

Our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are in the best interests of Starent and its stockholders. Our board of directors unanimously recommends that Starent stockholders vote “FOR” the proposal to adopt the merger agreement and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting, if necessary, to permit the solicitation of additional proxies.

Abstentions and Broker Non-Votes

Stockholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter. For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present. Abstentions and broker non-votes will have the same effect as votes against adoption of the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Starent. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $15,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Starent stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at 30 International Place, Tewksbury, Massachusetts 01876.

THE COMPANIES

Starent Networks, Corp.

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent’s solutions also enhance subscriber management, billing and session policy enforcement. Starent’s products are capable of supporting a wide range of mobile wireless networks, such as CDMA2000, UMTS/HSPA, LTE, WiFi, and WiMAX. Starent’s products have been deployed by over 100 mobile operators in 45 countries.

Starent was incorporated in August 2000 and its principal executive offices are located at 30 International Place, Tewksbury, Massachusetts 01876. Starent’s website is located at http://www.starentnetworks.com. Additional information regarding Starent is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 74.

Cisco Systems, Inc.

Cisco Systems, Inc. designs, manufactures, and sells Internet Protocol-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Cisco provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. Cisco’s products are installed at enterprise businesses, public institutions, telecommunications companies, commercial businesses and personal residences. Cisco conducts its business globally and is managed geographically in five segments: United States and Canada, European Markets, Emerging Markets, Asia Pacific, and Japan. The Emerging Markets theater consists of Eastern Europe, Latin America, the Middle East and Africa, and Russia and the Commonwealth of Independent States.

Cisco was incorporated in California in December 1984, and the mailing address for its principal executive offices is 170 West Tasman Drive, San Jose, California 95134-1706. Its telephone number is (408) 526-4000. Cisco’s website is located at http://www.cisco.com. Additional information regarding Cisco is contained in Cisco’s filings with the SEC. See “Where You Can Find More Information” beginning on page 74.

Barcelona Acquisition Corp.

Barcelona Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Cisco, was organized solely for the purpose of entering into the merger agreement with Starent and completing the merger. Barcelona Acquisition Corp. was incorporated on October 6, 2009 and has not conducted any business operations. The mailing address for its principal executive offices is 170 West Tasman Drive, San Jose, California 95134-1706. Its telephone number is (408) 526-4000.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

We have from time to time engaged in discussions with major network infrastructure providers with respect to strategic alliances and reseller arrangements in order to enhance our competitive position and pursue market opportunities.

In June 2009, Ashraf M. Dahod, our Chief Executive Officer, and Thierry Maupilé, our Vice President of Marketing and Business Development, met with representatives of Cisco, including Charles Carmel, Vice President, Corporate Development and Tony Bates, then Senior Vice President and General Manager of the Service Provider Group, to discuss a potential global reseller arrangement.

In June 2009, we also began to engage in discussions with another major network infrastructure provider, Company Y, concerning a possible strategic alliance with respect to the development and sale of certain products.

In July 2009, representatives of Starent and Cisco met on several occasions to continue to discuss potential market opportunities and a possible reseller arrangement to address those opportunities.

In late July 2009, a representative of Goldman Sachs, an underwriter of Starent’s initial public offering in 2007 that had been engaged by Starent to act as its financial advisor, called a representative of Cisco and communicated that if Cisco were interested in pursuing a reseller or other strategic relationship with Starent, it would be important to move quickly in light of other strategic alternatives being considered by Starent. The engagement of Goldman Sachs was subsequently approved by the board of directors and confirmed in writing on September 23, 2009.

On August 6, 2009, Starent and Cisco signed a mutual confidentiality agreement.

On August 6 and 7, 2009, representatives of Starent, including Messrs. Dahod, Maupilé and Milbury met with representatives of Cisco, including Hilton Romanski, Vice President, Business Development and Kelly Ahuja, Senior Vice President, General Manager, Service Provider Core Routing Technology Group, at Starent’s offices in Tewksbury, Massachusetts to review our products, technology and strategic plan and the opportunities that might be addressed by a reseller arrangement between the two companies.

On August 9 and 10, 2009, representatives of Starent, including Messrs. Dahod, Maupilé and Milbury, met with representatives of Cisco, including Messrs. Romanski and Ahuja and Pankaj Patel, Senior Vice President and General Manager of the Service Provider Group, at the offices of Cisco in California to continue discussions as to a possible collaboration. During these meetings, representatives of Cisco expressed interest in exploring a possible business combination with Starent.

On August 10, 2009, our board of directors held a meeting at which they discussed the possible reseller arrangement with Cisco, as well as the interest expressed by Cisco in considering a possible business combination with Starent. At this meeting, our board of directors determined that for the time being Starent should continue to pursue its business plan as an independent company. Our board of directors also authorized management to engage in exploratory discussions with Cisco in order to assess its level of interest in a business combination. Our board of directors also discussed the potential harm to our business that might result if current or potential customers or competitors were to become aware that we were considering a possible business combination, and our board of directors concluded that there was a need to maintain the confidentiality of any acquisition discussions in order to avoid the potential for such harm, particularly in view of the uncertainty that Starent and Cisco would ever reach an agreement with respect to a business combination.

On August 12, 2009, our board of directors met and continued its discussions with respect to the reseller arrangement with Cisco, as well as the possibility of a business combination with Cisco. Our directors determined that we should continue to pursue our business plan as an independent company and also continue to assess the level of interest of Cisco in a business combination.

On August 17 and 19, 2009, representatives of Starent, including Messrs. Dahod, Maupilé and Milbury, met by video teleconference with representatives of Cisco, including Messrs. Ahuja and Carmel and Alex Yu, Head of Wireless Corporate Development, to continue to review Starent’s business and prospects, as well as the opportunities that might be pursued through a collaboration or combination.

On August 19, 2009, our board of directors held a meeting and discussed the status of the discussions with Cisco and possible courses of action that might be pursued if Starent were to receive an acquisition proposal at a value that the directors considered sufficient for further exploration. The directors considered the possibility of engaging in discussions with other potentially interested parties in the event of Starent’s receipt of an acquisition proposal at a value that our board of directors considered sufficient to warrant further exploration. Our directors discussed the likely interest of other potentially interested parties in a business combination, as well as the possible ramifications to Starent if competitors or customers were to become aware of any such discussions. Our directors determined that given the preliminary nature of the discussions with Cisco and the potential competitive harms and risk to the alternative strategic alliance under discussion with Company Y, it was not in the best interests of Starent and its stockholders to initiate such discussions at that time, but that the directors would continue to evaluate the advisability of such actions as the discussions with Cisco evolved.

Following August 19, 2009, there were continued telephone discussions between representatives of Starent and Cisco as to Starent’s business and prospects and the potential synergies between the two companies.

On August 25, 2009, at a meeting of our board of directors, Mr. Dahod reported that Cisco had continued to express interest in a possible business combination and that a meeting had been planned between members of Starent’s management and additional senior executives of Cisco to discuss our business plan and potential opportunities for a combined company. There was also discussion at this meeting as to specific other parties that might be interested in a business combination or strategic transaction with Starent and the business issues that would arise if we were to approach other possibly interested parties as to a business combination or other strategic transaction, including specifically the significant potential business risks to Starent that might arise if competitors or customers were to learn that Starent was exploring a sale of its business. The directors concluded that, given the potential for harm to Starent’s business and the jeopardy to its strategic alliance discussions, other potentially interested parties should not be approached at that time and that the issue would be reconsidered if and when Starent were to receive a business combination proposal from Cisco at a value that our board of directors viewed as sufficient to warrant further exploration.

On August 27, 2009, Mr. Dahod met with representatives of Cisco, including John Chambers, Chairman of the Board and Chief Executive Officer, Ned Hooper, Senior Vice President, Corporate Business Development, and Mr. Ahuja at the offices of Cisco in California to discuss potential opportunities that might be pursued through a collaboration or combination.

On August 29, 2009, at a meeting of our board of directors, Mr. Dahod provided the directors with an update with respect to discussions with Cisco. Mr. Milbury also described his discussions with representatives of Goldman Sachs as to the terms of the engagement of Goldman Sachs in its assistance to our board of directors in connection with a proposed business combination.

On September 4, 2009, Mr. Romanski indicated to Mr. Dahod in a telephone conversation that Cisco would be interested in acquiring Starent at price of $27 per share, subject to Cisco being satisfied with the results of its further due diligence.

From September 4 to September 8, 2009, Mr. Dahod and Mr. Romanski had additional telephone discussions concerning the acquisition price proposed by Cisco.

On September 8, 2009, Starent entered into an indemnification letter with Goldman Sachs.

On September 8, 2009, our board of directors met and considered the acquisition proposal from Cisco. At the meeting, Mr. Dahod updated our board of directors with respect to the proposal from Cisco, as well as the preliminary diligence review being undertaken by Cisco with respect to our business. After consultations with management and representatives of Goldman Sachs, it was the consensus of the directors that the offer price did not adequately reflect the value of Starent. It was the consensus of the directors that, given the inadequacy of the proposal by Cisco and the significant uncertainty that an agreement would be reached with Cisco as to a business combination, Starent should continue to pursue its business plan as an independent company.

On September 8, 2009, Mr. Dahod called Mr. Romanski and informed him that the price proposed by Cisco was not acceptable to our board of directors.

On September 9, 2009, Mr. Romanski contacted Mr. Dahod and expressed interest in continuing to pursue a business combination.

During subsequent telephone conversations on September 10 and September 11, 2009 between Mr. Dahod and Mr. Romanski, as well as between a representative of Goldman Sachs and Mr. Hooper of Cisco, Starent communicated to Cisco that the acquisition price would need to be increased in order for our board of directors to authorize Cisco to commence detailed business, financial, legal and technology due diligence. Following these calls, Cisco invited Starent’s management team to meet with representatives of Cisco in California to explain why Starent’s business and prospects merited a higher price.

On September 15, 2009, Messrs. Milbury and Maupilé, together with a representative of Goldman Sachs, met in California with representatives of Cisco, including Messrs. Romanski, Ahuja and Carmel to discuss the business and prospects of Starent, as well as the potential strategic benefits of a business combination.

From September 17 to September 21, 2009, there were several telephone conversations between Mr. Dahod and a representative of Goldman Sachs, on behalf of Starent, and Messrs. Romanski and Hooper of Cisco. During these conversations, Mr. Romanski indicated that Cisco would be willing to increase its offer price to $33 per share, subject to satisfactory completion of its due diligence.

On September 21, 2009, our board of directors met twice and considered Cisco’s increased acquisition proposal. After discussion, our board of directors asked representatives of Goldman Sachs to communicate to Cisco that its latest offer was insufficient. The directors also discussed other parties that might be potentially interested in a business combination. Our board of directors requested that management and Goldman Sachs prepare an assessment of other potentially interested parties. The directors also discussed possible different sales processes that might be pursued if our board of directors were ultimately to determine to pursue a sale of Starent. Our board of directors also discussed the possibility of contacting Company Y with respect to its interest in a possible business combination transaction. Our board of directors concluded that, at that time, such a contact could reasonably result in termination of discussions with Company Y as to a potential strategic alliance and, given that the potential alliance with Company Y represented a potentially significant business opportunity and continued to be a reasonably likely outcome, such outcome should not be jeopardized, particularly since it was uncertain whether Starent and Cisco would ever reach agreement upon terms for a business combination. Our board of directors also resolved to engage Goldman Sachs to act as Starent’s financial advisor and approved the terms of such engagement.

On September 21, 2009, a representative of Goldman Sachs had a telephone discussion with Mr. Romanski of Cisco and communicated that our board of directors considered the latest acquisition proposal to be insufficient.

On September 23, 2009, Starent entered into an engagement letter with Goldman Sachs.

On September 24, 2009, Mr. Dahod and Mr. Hooper discussed further the proposed acquisition price. Mr. Hooper informed Mr. Dahod that he was not then in a position to offer an increased acquisition price.

On September 24, 2009, our board of directors met and discussed the status of discussions with Cisco. The directors discussed different sales processes that might be undertaken if Cisco were to make a proposal that the directors considered to be sufficient for further exploration. There was also discussion as to the types of “deal protection” provisions likely to be requested by Cisco in any definitive merger agreement, such as restrictions on solicitations of alternative acquisition proposals and a termination fee. Management and representatives of Goldman Sachs then reviewed parties that might be potentially interested in a business combination with Starent. Together with management, our board of directors and its advisors reviewed potentially interested parties, the potential strategic fit, the financial capability of the interested party to consummate a business combination with Starent and other relevant business considerations. Our board of directors also reviewed the possibility that a financial buyer might be interested in a potential acquisition of Starent and determined that such interest would be unlikely at a price equal to or greater than the price under discussion with Cisco. The directors reviewed again the potential harm that could be inflicted on Starent if the possibility of a business combination were made public or otherwise become known to customers or competitors. After this review, the directors and management concluded that, in light of the potential competitive and business risks to Starent from approaching any other potentially interested party, and the relatively low likelihood that other parties would be interested or able to pursue a business combination with Starent at a value exceeding that offered by Cisco, it was not in the best interests of Starent or its stockholders to contact other potentially interested parties about a possible business combination. Our board of directors also concluded that the terms of any merger agreement, including particularly the terms relating to the ability of our board of directors to have discussions with other bidders and the termination fee, would need to be structured so as not to unreasonably restrict Starent from considering an alternative proposal following execution of the merger agreement with Cisco. At the meeting, representatives of WilmerHale also discussed the antitrust review implications of a business combination between Starent and Cisco.

On September 24 and 25, 2009, there were further discussions between Mr. Dahod and a representative of Goldman Sachs, on behalf of Starent, and Messrs. Romanski and Hooper of Cisco as to the acquisition price.

On September 25, 2009, Mr. Hooper called Mr. Dahod and offered to increase the acquisition price to $35 per share, subject to the satisfactory completion of due diligence.

On September 29, 2009, Mr. Dahod had a telephone conversation with Mr. Chambers and continued discussions as to the proposed acquisition price. Mr. Chambers stated to Mr. Dahod that Cisco would not increase its price above $35. Following this conversation, Messrs. Hooper and Romanski called Mr. Dahod indicating that Cisco would like to commence detailed due diligence.

On September 29, 2009, our board of directors met to discuss the $35 offer price from Cisco. At the meeting, management, together with representatives of Goldman Sachs, reported on the discussions that had taken place with representatives of Cisco since the last meeting of our board of directors. After discussion of the increased offer price, it was the consensus of the directors that Cisco was unlikely to increase its price above $35. There was then discussion among the directors as to the benefits and risks of approaching Company Y as to a possible business combination. The continued view of the directors was that an alliance with Company Y remained reasonably possible in view of the significant amount of diligence to be conducted by Cisco and the uncertainty that Starent and Cisco would be able to reach agreement as to mutually acceptable terms of a definitive merger agreement, and that therefore Starent should not jeopardize that alliance opportunity by soliciting possible interest in a business combination. There was also discussion about the types of provisions that Starent should seek to include in a definitive merger agreement in order to assure that any interested third party would not be precluded or substantially impeded from making an alternative acquisition proposal.

On September 29, 2009, Mr. Milbury spoke with Mr. Romanski of Cisco and communicated that Starent would be willing to allow Cisco to commence more detailed due diligence. Mr. Milbury also communicated to

Mr. Romanski that any definitive merger agreement would need to contain terms which would not unreasonably restrict another party from making or Starent from considering an alternative proposal post-signing.

On September 30, 2009, representatives of Cisco and Fenwick & West, legal counsel to Cisco, sent to Starent detailed due diligence questionnaires and information requests, and representatives of Starent began the process of responding to them.

On September 30, 2009, Fenwick & West also sent to WilmerHale an initial draft of a definitive merger agreement and voting agreements.

On October 1, 2009, Starent and Cisco signed an amended confidentiality agreement which, among other things, included a provision that restricted each party from soliciting certain employees of the other party for employment for a period of 12 months.

On October 1, 2009, our board of directors met. At the meeting, Mr. Milbury reviewed for the directors Starent’s stand-alone financial forecast through fiscal 2014, as summarized below under “Financial Forecasts.” A representative of WilmerHale reviewed the status of discussions with Fenwick & West as to the terms of a definitive merger agreement. Representatives of WilmerHale also discussed the possible antitrust review implications of the proposed combination with Cisco and potential provisions for the allocation of any antitrust risk. There was also discussion of the request by Cisco that Starent sign an exclusivity letter which would prohibit Starent from engaging in business combination discussions with any other party for a period of time, excluding discussions relating to certain types of strategic alliances.

On October 2, 2009, our board of directors met and continued their discussion of Cisco’s request for an exclusivity agreement. Our board of directors discussed the value to Starent’s business of a commercial original equipment manufacturer, or OEM, reseller agreement with Cisco, which would provide Starent with an expanded distribution channel for its LTE and UMTS products to customers that Starent might not otherwise be able to reach directly. Our board of directors also discussed the potential harm to Starent’s business that would result if Starent were for any reason to sign a definitive agreement with Cisco but not be able to close the planned combination, in which event the opportunity for the strategic alliance with Company Y would have been lost. The directors concluded that the risk of potential competitive harm to Starent’s business in that circumstance would be mitigated if Starent were able to enter into a commercial OEM reseller agreement with Cisco providing for the sale of its UMTS and LTE products regardless of whether the merger with Cisco were to close. Accordingly, our board of directors authorized management to execute an exclusivity agreement with Cisco, but only after communicating to Cisco our board of directors’ requirement that a commercial OEM reseller agreement be signed concurrently with the signing of the merger agreement.

On October 2, 2009, Starent and Cisco signed an exclusivity letter expiring on October 13, 2009.

From October 2 to October 8, 2009, representatives of Cisco continued their due diligence review of Starent, and representatives of WilmerHale and Fenwick & West continued their negotiation of the terms of a definitive merger agreement and voting agreements.

On October 8, 2009, our board of directors held a meeting and further discussed the potential business combination with Cisco. At the meeting, management reviewed the principal diligence issues being addressed by Cisco. A representative of WilmerHale reviewed the principal business and legal issues that required further negotiation in the definitive merger agreement, including the provisions relating to the ability of our board of directors to respond to alternative acquisition proposals, the negative covenants that would apply to us between signing and closing, the closing conditions, the regulatory approval process and the 3.9% termination fee proposed by Cisco. A representative of WilmerHale also presented an antitrust assessment of the business combination. Our board of directors discussed the value to Starent’s business of a commercial OEM reseller agreement with Cisco, which would provide Starent with an expanded distribution channel for its LTE and UMTS products to customers that Starent might not otherwise be able to reach directly. The directors discussed the risk to our business if the merger agreement with Cisco was signed but the transaction was for any reason not to close. The directors reconfirmed their view that a commercial OEM reseller agreement with Cisco for UMTS and LTE products would significantly mitigate that risk by enabling Starent to replace sales that might otherwise be lost. The directors also reviewed with Goldman Sachs its financial analysis concerning the transaction. Management reviewed with the directors the principal terms to be included in the employment agreements with approximately eight key employees designated by Cisco, including in particular provisions relating to the “revesting” of a portion of the equity held by certain of those employees, including Mr. Dahod, which had been negotiated after September 29, 2009.

On October 10, 2009, at a meeting among Messrs. Dahod, Milbury, Moulton and Maupilé of Starent, Messrs. Romanski, Patel and Yu of Cisco, and representatives of WilmerHale and Fenwick & West, the parties continued their negotiation of the terms of the definitive merger agreement. At this meeting, Cisco indicated that it would be willing to enter into a definitive commercial OEM reseller agreement with respect to our UMTS and LTE products concurrently with the execution of the merger agreement and to reduce the termination fee that would be payable by us if we were to terminate the merger agreement in order to accept an alternative acquisition proposal to 2.25% of the equity value of the transaction.

On October 11, 2009, our board of directors met and discussed the status of the negotiations. A representative of WilmerHale reviewed the terms of the proposed merger agreement and related voting agreements, including in particular the outcome of the negotiations relating to the ability of our board of directors to respond to, and ultimately accept, an alternative acquisition proposal; the termination fee payable by us if we were to terminate the merger agreement in order to accept a superior offer; the closing conditions; the negative covenants that would apply between signing and closing; the provisions relating to antitrust clearance; and the stockholders expected to sign voting agreements. The directors also reviewed the principal terms of the proposed commercial OEM reseller agreement with Cisco, including the provision entitling us to terminate the agreement in the event of a change of control of Starent, subject to Cisco’s right to purchase products for one year after termination. The directors also reviewed the terms of the proposed employment agreements with eight key employees. The directors revisited whether to approach Company Y regarding a potential business combination after expiration of the exclusivity letter, and our board of directors concluded that the risk of Cisco terminating its discussions with Starent outweighed the likely benefits, particularly in light of the specific terms of the merger agreement that would allow our board of directors to receive and respond to an alternative proposal and ultimately accept a superior offer.

On October 12, 2009, our board of directors met to consider and vote upon the proposed merger agreement with Cisco. At the meeting, representatives of WilmerHale reviewed in detail with our board of directors the outcome of further negotiations and the terms of the final merger agreement and definitive commercial OEM agreement. Representatives of Goldman Sachs presented to our board of directors its financial analysis of the proposed transaction. Goldman Sachs then rendered to our board of directors its oral opinion, subsequently confirmed in writing, that, as of October 12, 2009, and subject to the factors and assumptions set forth in the opinion, the $35.00 in cash per share to be paid to holders of shares (other than any shares the consideration for which will be or become subject to vesting or similar requirements) of Starent common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the opinion of Goldman Sachs, dated October 12, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations of the review undertaken by Goldman Sachs in connection with such opinion, is attached hereto as Annex C. Following such presentations, and after further review and discussion, our board of directors unanimously voted to approve the merger agreement and related matters and resolved to recommend that our stockholders adopt the merger agreement, which is attached hereto as Annex A.

Following the adjournment of the meeting of our board of directors on October 12, 2009, the parties signed the merger agreement. The signing of the merger agreement was publicly announced on October 13, 2009, prior to the opening of trading of our common stock on The NASDAQ Global Select Market.

Reasons for the Merger and Recommendation of Starent’s Board of Directors

At a special meeting of our board of directors on October 12, 2009, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of Starent and its stockholders. Our board of directors unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

In the course of reaching its decision to approve the merger agreement and to recommend that Starent’s stockholders vote to adopt the merger agreement, our board of directors consulted with our senior management and financial advisor. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related agreements. The following discussion includes the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive:

Merger Consideration. Our board of directors considered the following with respect to the merger consideration to be received by the Starent stockholders:

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that stockholders will be entitled to receive merger consideration of $35.00 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might be realized if we remained independent;

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the fact that the $35.00 per share value of the cash merger consideration exceeded the highest historical trading price of $31.67 per share and represents a 45% and 36% premium, respectively, over the average closing price of our common stock on The NASDAQ Global Select Market over the 90 and 60 trading day periods ending on October 9, 2009 (the last trading day prior to our board of directors’ approval of the merger agreement) and a 20% premium over the closing price of our common stock on The NASDAQ Global Select Market on October 9, 2009 (the last trading day prior to our board of directors’ approval of the merger agreement), which was also a 52-week high for our common stock, and the levels of those premiums as compared to the premiums in other comparable merger transactions; and

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the then current financial market conditions and the recent and historical market prices of Starent common stock, including the market price performance of Starent common stock relative to those of other industry participants since our initial public offering in June 2007 and over the last 12 months. See “Market Prices and Dividend Data” for information about our common stock prices since January 1, 2008.

Prospects in Remaining Independent. Our board of directors considered the possibility of continuing to operate Starent as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent company, our board of directors considered the following factors:

•	increased competition, especially from competitors with greater name recognition, more resources, financial and otherwise, and broader product offerings than Starent;

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the increasing preference of customers to consolidate vendors and use one or a small number of vendors for all of their network infrastructure needs, instead of using multiple vendors that offer best-of-breed products independently;

•	the difficulty for Starent, as an independent company, to expand its global reach into new regions and markets where it does not have a presence;

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the ability of Starent to move beyond customers utilizing third generation, or 3G, CDMA technologies, which thus far had accounted for the vast majority of our revenues, to penetrate customers in the much larger 3G UMTS market and mobile operators that have begun to move to more advanced fourth generation, or 4G, networks such as LTE and WiMAX;

•	the immediate need to expand its 3G mobile operator customer base before these customers began transitioning to advanced 4G networks; and

•	potential customer concerns as to Starent’s relatively small size compared to its competitors due to the critical nature of its network infrastructure products, especially in 4G LTE networks.

Opinion of Goldman, Sachs & Co. Our board of directors considered the financial analysis presented by representatives of Goldman Sachs, as well as the opinion of Goldman Sachs to our board of directors that, as of October 12, 2009 and based upon and subject to the factors and assumptions set forth in such opinion, the $35.00 per share in cash to be paid to the holders of shares (other than any shares the consideration for which will be or become subject to vesting or similar requirements) of Starent common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in the section entitled “The Merger—Opinion of our Financial Advisor” on page 26.

Financial Forecasts. Our board of directors considered the financial forecasts prepared by Starent management and summarized below under “The Merger—Financial Forecasts.” Certain of the financial forecasts were also provided to Goldman Sachs for purposes of the opinion described in the preceding paragraph.

Terms of the Merger Agreement. Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

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the conditions to Cisco’s obligation to complete the merger, including the absence of a financing condition or vote of Cisco’s stockholders, and the ability of Cisco to terminate the merger agreement under specified circumstances;

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the structure of the transaction as a merger, requiring approval by our stockholders, which would result in detailed public disclosure and a period of time prior to closing of the merger during which an unsolicited superior offer, if any, could be made;

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the ability of our board of directors, under certain circumstances, to furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith (after consultation with its financial advisor and its outside legal counsel) that the third party has made an acquisition proposal that either constitutes or would reasonably be expected to lead to a superior offer;

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the ability of our board of directors, under certain circumstances, to change its recommendation that our stockholders adopt the merger agreement if our board of directors determines in good faith (after consultation with its outside counsel) that due to an unforeseen intervening event, the failure to change its recommendation is reasonably likely to result in a breach of its fiduciary obligations to our stockholders;

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our ability to terminate the merger agreement in order to accept a superior offer, subject to certain conditions and payment to Cisco of a termination fee of $63.5 million, representing approximately 2.25% of the total equity value of the proposed transaction at the time of the execution of the merger agreement;

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the belief of our board of directors that, based upon information provided by its counsel and financial advisor, the termination fee is at the lower end of the range of termination fees provided for in comparable transactions and would not preclude or substantially impede a possible superior offer;

•	the fact that, upon termination of the merger agreement, the voting agreements would terminate and therefore not impede the ability of Starent’s stockholders to vote in favor of a superior offer; and

•	that Starent’s stockholders will be entitled to appraisal rights under Delaware law.

Reseller Agreement. Our board of directors considered the terms of the commercial OEM reseller agreement with Cisco providing for the resale by Cisco of Starent UMTS and LTE products. Our board of directors viewed the existence of such agreement as enhancing Starent’s ability to compete in the marketplace, and in the event the merger were for any reason not consummated, reducing the risk of harm to Starent’s business, because such agreement would provide to Starent an expanded distribution channel for its UMTS and LTE products to customers that Starent might not otherwise be able to reach directly. Our board of directors also considered that, subject to the terms of the commercial OEM reseller agreement, such agreement could be terminated by Starent upon a change in control acquisition of Starent (subject to Cisco’s right to continue reselling products for a period of one year).

In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

Risks of Announcement and Closing. Our board of directors considered:

•

the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

•	the conditions to Cisco’s obligation to complete the merger and the right of Cisco to terminate the merger agreement under specified circumstances;

•	the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances to complete the merger; and

•

the risks and costs to Starent if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price and the effect on our business relationships.

Limitations on Starent’s Business. Our board of directors considered the potential limitations on Starent’s pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby Starent agreed that it will carry on its business in the ordinary course of business consistent with past practice, and subject to specified exceptions, will not take certain actions related to the conduct of its business without the prior written consent of Cisco.

Absence of Pre-Signing Solicitation. Our board of directors considered that it had not solicited interest in a business combination from other parties that might be potentially interested in a business combination with Starent prior to the execution and delivery of the merger agreement.

Other Strategic Alliances. Our board of directors considered that by entering into the merger agreement with Cisco it would be foregoing the opportunity to pursue a potential strategic alliance with another major network infrastructure provider for the development and sale of certain existing and future Starent products.

Cash Transaction. Our board of directors considered that the merger consideration is cash and as a result our stockholders will forego any potential future increase in our value that might result from our possible growth, and that income realized as a result of the merger generally will be taxable to our stockholders.

Stockholder Vote. Our board of directors considered the requirement that, unless the merger agreement is earlier terminated by Starent as a result of a receipt of a superior offer, the merger agreement obligates Starent to submit the merger agreement for adoption by Starent’s stockholders even if our board of directors withdraws its recommendation to adopt the merger agreement.

Voting Agreements. Our board of directors considered that the directors and affiliated entities owning shares that represent approximately 18.9% of Starent outstanding common stock as of October 9, 2009 would be entering into voting agreements to vote in favor of adoption of the merger agreement and that even if our board of directors withdraws its recommendation to adopt the merger agreement under circumstances in which Starent is not entitled to terminate the merger agreement, those directors, executive officers and affiliated entities would still be required to vote in favor of adoption of the merger agreement.

Termination Fee and Other Alternative Acquirers. Our board of directors considered the possibility that the $63.5 million termination fee payable to Cisco under the circumstances set forth in the merger agreement might discourage a competing proposal to acquire Starent or reduce the price of any such proposal.

Interests of Directors and Officers. Our board of directors considered the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as Starent stockholders generally, as described in “The Merger—Interests of Starent’s Executive Officers and Directors in the Merger” on page 37.

In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that Starent stockholders vote “FOR” the adoption of the merger agreement.

Opinion of Our Financial Advisor

Goldman Sachs rendered its opinion to our board of directors that, as of October 12, 2009 and based upon and subject to the factors and assumptions set forth therein, the $35.00 per share in cash to be paid to the holders of shares (other than any shares the consideration for which will be or become subject to vesting or similar requirements (the Excluded Shares)) of Starent common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 12, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of our board of directors in connection with our board of directors’ consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Starent’s common stock should vote with respect to the transaction, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Starent for the two fiscal years ended December 31, 2008;

•	Starent’s Registration Statement on Form S-1, including the prospectus contained therein dated June 5, 2007;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Starent;

•	certain other communications from Starent to our stockholders;

•	certain publicly available research analyst reports for Starent; and

•	certain internal financial analyses and forecasts for Starent prepared by our management, as approved for Goldman Sachs’s use by us (the Forecasts).

Goldman Sachs also held discussions with members of the senior management of Starent regarding their assessment of the past and current business operations, financial condition, and future prospects of Starent. In addition, Goldman Sachs reviewed the reported price and trading activity for the Starent common stock, compared certain financial and stock market information for Starent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the technology industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it and Goldman Sachs does not assume any liability for any such information. In that regard, Goldman Sachs assumed with our consent that the Forecasts had been reasonably prepared on a basis reflecting the best then-currently available estimates and judgments of the management of Starent. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Starent or any of our subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of Starent or any of our subsidiaries furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the transaction will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis. In addition, Goldman Sachs did not express any opinion as to the impact of the transaction on the solvency or viability of Starent or Cisco or the ability of Starent or Cisco to pay its obligations when they come due. Goldman Sachs’s opinion does not address any legal, regulatory, tax or accounting matters, nor does it address the underlying business decision of Starent to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Starent. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Starent or any other alternative transaction. Goldman Sachs’s opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $35.00 per share in cash to be paid to the holders of shares (other than the Excluded Shares) of Starent common stock pursuant to the merger agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction, including, without limitation, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Starent; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Starent, or class of such persons in connection with the transaction, whether relative to the $35.00 per share in cash to be paid to the holders of shares (other than the Excluded Shares) of Starent common stock pursuant to the merger agreement or otherwise. Goldman Sachs’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’s opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to our board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 9, 2009 and is not necessarily indicative of current market conditions. Other than as otherwise described below, the financial metrics and other information described below exclude the effect of equity compensation expenses.

Historical Stock Trading Analysis

Goldman Sachs reviewed the historical trading prices and volumes for the Starent common stock for the period beginning June 6, 2007 (the date following the initial public offering of Starent common stock) and ended October 9, 2009, the one-year period ended October 9, 2009, the six-month period ended October 9, 2009 and the three-month period ended October 9, 2009. In addition, Goldman Sachs analyzed the consideration to be paid to holders of Starent common stock pursuant to the merger agreement in relation to the market price as of October 9, 2009, the high and low market prices for the 52 week period ended October 9, 2009, the all time high and low market price as of October 9, 2009, the average market prices for the one-week, one-month, three-month, six-month and one-year periods ended October 9, 2009, and the average market prices since the initial public offering of Starent common stock during the period between June 6, 2007 and October 9, 2009.

This analysis indicated that the price per share to be paid to Starent stockholders pursuant to the merger agreement represented:

•	a premium of 20.2% based on the October 9, 2009 market price of $29.11 per share;

•	a premium of 20.2% based on the latest 52 weeks’ high market price of $29.11 per share;

•	a premium of 360.5% based on the latest 52 weeks’ low market price of $7.60 per share;

•	a premium of 15.7% based on the all time high market price of $30.24 per share;

•	a premium of 360.5% based on the all time low market price of $7.60 per share;

•	a premium of 25.7% based on the latest one week average market price of $27.84 per share;

•	a premium of 35.9% based on the latest one month average market price of $25.75 per share;

•	a premium of 45.1% based on the latest three month average market price of $24.12 per share;

•	a premium of 56.7% based on the latest six month average market price of $22.33 per share;

•	a premium of 100.2% based on the latest one year average market price of $17.48 per share; and

•	a premium of 107.6% based on the average market price since Starent’s initial public offering of $16.86 per share.

Goldman Sachs also reviewed share price to earnings per share, or P/E, multiples for Starent over the eighteen-month period between April 7, 2008 and October 9, 2009 based on IBES one-year forward P/E estimates over such period. This analysis indicated that Starent’s common stock traded at the following one-year forward calendar year P/E multiples for the following periods:

Period	IBES One-Year Forward Calendar Year P/E Multiple
October 9, 2009	31.5x
One Month Average	27.9x
Two Month Average	26.2x
Three Month Average	26.5x
Six Month Average	25.6x
One Year Average	20.7x
Eighteen Month Average	20.5x

Goldman Sachs used the foregoing multiples to calculate the implied price per share of Starent’s common stock based on management’s estimates of 2010 earnings per share, or EPS, of $1.15 and IBES estimates of 2010 EPS of $0.93. The results of this analysis are summarized in the table below:

One-Year Forward Calendar Year P/E Multiple	Price Based on Management Estimates	Price Based on IBES Estimates
October 9, 2009	$36.19	$29.11
One Month Average	$32.05	$25.78
Two Month Average	$30.08	$24.19
Three Month Average	$30.53	$24.55
Six Month Average	$29.41	$23.65
One Year Average	$23.83	$19.17
Eighteen Month Average	$23.53	$18.92

Implied Transaction Multiples

Goldman Sachs calculated and compared various financial multiples and ratios of Starent based on information provided by our management and IBES estimates for 2009 and 2010. Goldman Sachs calculated an implied equity value by multiplying the market price of $29.11 as of October 9, 2009 and the $35.00 in cash to be paid to holders of our common stock pursuant to the merger agreement, respectively, by the total number of outstanding shares of our common stock as of October 9, 2009 calculated by taking the number of basic shares outstanding as of October 9, 2009 and using the treasury stock method for option dilution. Goldman Sachs then calculated an implied enterprise value for us by adding the book value of debt less cash, as provided by our management, to the implied equity value. The results of this analysis are summarized in the table below:

IBES Estimate and Management Estimate Multiples	Multiple Based on $29.11 per Share Price	Multiple Based on $35.00 per Share Price
Enterprise Value to:
2009 Revenue (IBES Estimate)	5.9x	7.4x
2009 Revenue (Management Estimate)	5.9x	7.3x
2010 Revenue (IBES Estimate)	4.8x	6.0x
2010 Revenue (Management Estimate)	4.5x	5.6x
2009 EBIT (IBES Estimate)	20.5x	25.8x
2009 EBIT (Management Estimate)	17.9x	22.5x
2010 EBIT (IBES Estimate)	17.0x	21.4x
2010 EBIT (Management Estimate)	13.6x	17.1x

Price to:
2009 EPS (IBES Estimate)	36.4x	43.8x
2009 EPS (Management Estimate)	32.6x	39.2x
2010 EPS (IBES Estimate)	31.5x	37.8x
2010 EPS (Management Estimate)	25.3x	30.5x

Selected Companies Analysis

Goldman Sachs reviewed and compared certain financial information for Starent to corresponding financial information, certain financial ratios and multiples for the following publicly traded corporations in the technology industry:

Telco Focused Equipment Vendors:

•	Acme Packet, Inc.

•	Airvana, Inc.

•	Ciena Corporation

•	Ericsson LM Telephone Company

•	Infinera Corporation

•	Juniper Networks, Inc.

•	Sonus Networks, Inc.

•	Tekelec

•	Tellabs, Inc.

•	Broad System and Handset Vendors:

•	Alcatel-Lucent

•	Cisco Systems, Inc.

•	Motorola, Inc.

•	Nokia Corporation

•	Research in Motion Limited

•	Other High Growth Communications Technology:

•	Aruba Networks, Inc.

•	F5 Networks, Inc.

•	Riverbed Technology, Inc.

Although none of the selected companies is directly comparable to Starent, the companies included were chosen because they are publicly traded companies with operations and financial profiles that for purposes of analysis may be considered similar to certain operations of Starent.

Goldman Sachs also calculated and compared various financial multiples and ratios based on financial data as of October 9, 2009, information it obtained from SEC filings and IBES estimates. The multiples and ratios for Starent were calculated using the closing price for the Starent common stock on October 9, 2009 of $29.11, the $35 in cash to be paid to holders of our common stock pursuant to the merger agreement and estimates provided by our management and IBES estimates for 2009 and 2010. A description of such multiples for Starent can be found above in the section titled “Opinion of Our Financial Advisor—Implied Transaction Multiples.” The multiples and ratios for each of the selected companies were calculated based on the closing price of such selected company’s common stock as of October 9, 2009, the latest publicly available financial statements and calendarized IBES estimates for 2009 and 2010. With respect to the selected companies, Goldman Sachs calculated the following and compared them to the results for Starent:

•	enterprise value, which is market value of common equity plus book value of debt less cash, as a multiple of calendar year 2009 and 2010 estimated revenues; and

•	enterprise value as a multiple of calendar year 2009 and 2010 estimated earnings before interest and taxes, or EBIT excluding the effect of any stock-based compensation.

The results of these analyses for the selected companies are summarized as follows:

Enterprise Value as a Multiple of:	Telco Focused Equipment Vendor Companies
	Range	Mean	Median
2009 Revenues	0.8x – 4.1x	1.9x	1.7x
2010 Revenues	0.8x – 3.7x	1.7x	1.6x
2009 EBIT	6.2x – 22.3x	13.2x	11.6x
2010 EBIT	5.6x –17.6x	10.7x	9.7x

Enterprise Value as a Multiple of:	Broad System and Handset Vendor Companies
	Range	Mean	Median
2009 Revenues	0.5x – 3.3x	1.6x	0.9x
2010 Revenues	0.5x – 3.2x	1.5x	0.9x
2009 EBIT	11.7x – 16.3x	13.4x	12.3x
2010 EBIT	10.1x – 17.1x	12.4x	11.3x

Enterprise Value as a Multiple of:	Other High Growth Communications Technology Companies
	Range	Mean	Median
2009 Revenues	3.6x – 4.6x	4.1x	4.0x
2010 Revenues	3.1x – 4.2x	3.6x	3.5x
2009 EBIT	19.4x – 63.5x	35.6x	23.9x
2010 EBIT	15.3x – 30.7x	21.4x	18.2x

Goldman Sachs also calculated 2009 and 2010 estimated calendarized P/E multiples for the selected companies excluding the effect of any stock-based compensation and compared them to the results for Starent. The following table presents the results of this analysis for the selected companies:

Price/Earnings Multiples:	Telco Focused Equipment Vendor Companies
	Range	Mean	Median
2009	13.5x – 34.7x	24.3x	23.0x
2010	12.3x – 27.5x	20.3x	21.0x

Price/Earnings Multiples:	Broad System and Handset Vendor Companies
	Range	Mean	Median
2009	17.0x – 18.0x	17.4x	17.1x
2010	13.2x – 29.2x	19.4x	17.2x

Price/Earnings Multiples:	Other High Growth Communications Technology Companies
	Range	Mean	Median
2009	25.2x – 61.5x	42.1x	39.8x
2010	22.5x – 33.8x	28.8x	30.2x

Goldman Sachs also considered estimated calendar years 2009 and 2010 growth rate of revenues and EPS from prior year, estimated calendar years 2009 and 2010 EBIT margin and five-year EPS growth rate provided by IBES estimates and, in the case of Starent, also as provided by management estimates. Management EPS growth metrics were normalized by applying our projected long-term tax rate to the Company’s historical earnings for fiscal year 2008.

The following tables present the results of this analysis:

	Telco Focused Equipment Vendor Companies
	Range	Mean	Median
2008 to 2009 Revenue Growth	(30.6)% – 14.8%	(7.6)%	(10.8)%
2009 to 2010 Revenue Growth	0.2% – 17.4%	8.5%	9.1%
2009 EBIT Margin	7.2% – 27.2%	16.9%	19.2%
2010 EBIT Margin	1.7% – 28.9%	16.3%	21.0%
2008 to 2009 EPS Growth	(32.2)% – 22.5%	(0.9)%	5.8%
2009 to 2010 EPS Growth	6.3% – 38.0%	19.4%	18.5%
5 Year EPS Growth Rate	8.0% – 18.0%	12.2%	12.0%

	Broad System and Handset Vendor Companies
	Range	Mean	Median
2008 to 2009 Revenue Growth	(24.5)% – 49.5%	(1.0)%	(5.5)%
2009 to 2010 Revenue Growth	1.8% – 22.7%	8.0%	4.5%
2009 EBIT Margin	5.6% – 27.0%	18.4%	22.7%
2010 EBIT Margin	2.8% – 28.1%	13.2%	8.8%
2008 to 2009 EPS Growth	(57.4)% – 21.4%	(15.1)%	(9.3)%
2009 to 2010 EPS Growth	4.7% – 30.2%	16.8%	15.6%
5 Year EPS Growth Rate	(9.2)% – 10.0%	3.5%	6.5%

	Other High Growth Communications Technology Companies
	Range	Mean	Median
2008 to 2009 Revenue Growth	1.1% – 14.5%	9.9%	14.1%
2009 to 2010 Revenue Growth	10.9% – 17.7%	14.8%	15.9%
2009 EBIT Margin	5.7% – 23.8%	15.4%	16.7%
2010 EBIT Margin	10.0% – 27.3%	18.8%	19.0%
2008 to 2009 EPS Growth	5.3% – 128.0%	62.3%	53.6%
2009 to 2010 EPS Growth	12.0% – 81.9%	41.9%	31.7%
5 Year EPS Growth Rate	15.0% – 22.5%	19.2%	20.0%

	Starent
	Based on IBES Estimates	Based on Management Estimates
2008 to 2009 Revenue Growth	27.0%	27.9%
2009 to 2010 Revenue Growth	22.3%	30.8%
2009 EBIT Margin	28.7%	32.6%
2010 EBIT Margin	28.3%	32.8%
2008 to 2009 EPS Growth	41.1%	39.4%
2009 to 2010 EPS Growth	15.6%	29.1%
5 Year EPS Growth Rate	20.0%	19.2%

Discounted Cash Flow Analysis

Goldman Sachs performed an illustrative discounted cash flow analysis on Starent using our management projections. In the illustrative discounted cash flow analyses described in this paragraph and the following two paragraphs, equity compensation expense was treated as a cash expense for purposes of determining EBIT and free cash flow. Goldman Sachs calculated indications of net present value of unlevered free cash flows for Starent for the years 2010 through 2014 using discount rates ranging from 13.0% to 15.0%, reflecting estimates of Starent’s weighted average cost of capital. Goldman Sachs calculated implied prices per share of the Starent common stock using illustrative terminal values in the year 2014 based on one-year forward EBIT multiples ranging from 10.0x to 14.0x. These illustrative terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 13.0% to 15.0%. The following table presents the results of this analysis:

Illustrative Per Share Value Indications
Starent	$25 – $35

Goldman Sachs also performed an illustrative sensitivity analysis assuming an illustrative range of compound annual revenue growth rates of 20.0% to 30.0% for years 2010 through 2014 and an illustrative range of EBIT percentage margins of 4.0% above and 4.0% below management estimates of EBIT percentage margin for such years. Assuming a terminal year one-year forward EBIT multiple of 12.0x and using a discount rate of 14.0%, Goldman Sachs calculated indications of net present value of implied unlevered free cash flows for Starent for the years 2010 through 2014 and added this amount to the implied net present value of the terminal value at the end of calendar year 2014. The following table presents the results of this analysis:

Illustrative Per Share Value Indications
Starent	$20 – $36

Goldman Sachs also performed an illustrative sensitivity analysis assuming an illustrative range of terminal EBIT in the range of 10.0% above and 10.0% below management estimates and assuming a terminal year one-year forward EBIT multiples in the range of 10.0x and 14.0x. Using a discount rate of 14.0%, Goldman Sachs calculated indications of net present value of implied unlevered free cash flows for Starent for the years 2010 through 2014 using management estimates and added this amount to the implied net present value of the terminal value at the end of calendar year 2014. The following table presents the results of this analysis:

Illustrative Per Share Value Indications
Starent	$24 – $36

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following 12 selected transactions in the technology industry since February 9, 2004:

•	Cisco Systems, Inc.’s acquisition of Tandberg ASA announced on October 1, 2009.

•	EMC Corporation’s acquisition of Data Domain, Inc. announced on June 1, 2009.

•	Brocade Communications Systems, Inc.’s acquisition of Foundry Networks, Inc. announced on July 21, 2008.

•	Convergys Corporation’s acquisition of Intervoice, Inc. announced on July 15, 2008.

•	Arris Group, Inc.’s acquisition of C-COR Incorporated announced on September 23, 2007.

•	Ashmore Investment Management Limited’s acquisition of ECI Telecom Ltd. announced on July 2, 2007.

•	Commscope, Inc.’s acquisition of Andrew Corp. announced on June 27, 2007.

•	Ericsson LM Telephone Co.’s acquisition of LHS AG announced on June 5, 2007.

•	Cisco Systems, Inc.’s acquisition of Webex Communications, Inc. announced on March 15, 2007.

•	Ericsson LM Telephone Company’s acquisition of Redback Networks, Inc. announced on December 19, 2006.

•	Cisco Systems, Inc.’s acquisition of Scientific Atlanta, Inc. announced on November 18, 2005.

•	Juniper Networks, Inc.’s acquisition of Netscreen Technologies, Inc. announced on February 9, 2004.

While none of the companies that participated in the selected transactions are directly comparable to Starent, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Starent’s results, market size and product profile. For each of the selected transactions, Goldman Sachs calculated and compared the enterprise value as a multiple of estimated following year sales. The following table presents the results of this analysis:

Enterprise Value as a Multiple of:	Selected Transactions			Proposed Transaction
	Range	Mean	Median	Based on IBES Estimates	Based on Management Estimates
Forward 1 Year Sales	1.1x – 8.1x	3.4x	2.9x	6.0x	5.6x

Goldman Sachs also calculated and compared the price per share as a multiple of following year EPS, excluding the effect of any stock-based compensation. The following table presents the results of this analysis:

Price Per Share as a Multiple of:	Selected Transactions			Proposed Transaction
	Range	Mean	Median	Based on IBES Estimates	Based on Management Estimates
Forward 1 Year EPS	18.2x – 51.7x	28.9x	25.0x	37.8x	30.5x

Goldman Sachs also calculated and compared the offer price as a premium to the share price of the targets in the 12 selected transactions. The following table presents the results of this analysis:

Premium to Target Closing Price:	Range of Premiums for Selected Transactions	Mean Premium of Selected Transactions	Median Premium of Selected Transactions	Premium Implied by Proposed Transaction
One Day Prior	3.7% – 56.7%	23.4%	20.8%	20.2%
One Week Prior	10.4% – 60.1%	33.3%	35.3%	32.2%
One Month Prior	1.7% – 94.1%	35.8%	27.4%	38.3%

Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of our future price per share of common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future EPS multiple. For this analysis, Goldman Sachs used the estimates for Starent prepared by our management for each of the years 2011 to 2014. Goldman Sachs first calculated the implied values per share of common stock as of January for each of the years 2011 through 2014, by applying price to one-year forward EPS multiples of 20.0x and 25.0x to management estimates of EPS for each of the years 2011 through 2014, and then discounted such values back one year, two years, three years and four years, respectively, using a range of discount rates from 12.0% to 13%, reflecting estimates of our cost of equity. This analysis resulted in a range of implied present values of $22.88 to $34.17 per share of Starent common stock.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’s opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Starent or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’s providing its opinion to our board of directors as to the fairness from a financial point of view of the $35.00 per share in cash to be paid to the holders of shares (other than the Excluded Shares) of Starent common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Starent, Cisco, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms’-length negotiations between Starent and Cisco and was approved by our board of directors. Goldman Sachs provided advice to Starent during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to us or our board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’s opinion to our board of directors was one of many factors taken into consideration by our board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, Starent, Cisco and any of their respective affiliates or any currency or commodity that may be involved in the transaction for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to Starent in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the agreement. In addition, Goldman Sachs has provided certain investment banking and other financial services to Starent and its affiliates from time to time, including having acted as joint lead manager on our initial public offering of 12,115,067 shares of Starent common stock in June 2007; and joint bookrunner on its public offering of 8,000,000 shares of Starent common stock in November 2007. Goldman Sachs also has provided certain investment banking and other financial services to Cisco and its affiliates from time to time, including having acted as joint bookrunner with respect to a public offering of Cisco’s 4.95% Senior Notes due 2019 (aggregate principal amount $2 billion) and 5.90% Senior Notes due 2039 (aggregate principal amount $2 billion) in February 2009; and as counterparty to an interest rate derivative transaction entered into by Cisco in February 2009. Goldman Sachs also may provide investment banking and other financial services to Starent and Cisco and their respective affiliates in the future. In connection with the above-described services Goldman Sachs has received, and may receive, compensation.

Our board of directors selected Goldman Sachs as our financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated September 23, 2009, we engaged Goldman Sachs to act as our financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, we agreed to pay Goldman Sachs a transaction fee of 0.70% of the aggregate consideration paid in the transaction, or approximately $20 million, the principal portion of which is contingent upon consummation of the transaction. In addition, we agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Forecasts

Our management shared internal financial forecasts (which we refer to as the Financial Forecasts) with Goldman Sachs for purposes of the opinion described above and with our board of directors for purposes of evaluating the merger. The Financial Forecasts showed revenues of $325 million, $425 million, $552 million, $718 million, $934 million and $1,167 million, adjusted earnings before interest and taxes, or Adjusted EBIT, of $106 million, $139 million, $159 million, $201 million, $252 million and $303 million and adjusted earnings per share, or Adjusted EPS, of $0.89, $1.15, $1.29, $1.57, $1.88 and $2.15, in each case for fiscal years 2009, 2010,

2011, 2012, 2013 and 2014, respectively. In each case the adjustments excluded all stock-based compensation expense. The Financial Forecasts also showed unlevered free cash flow, or earnings net of depreciation and amortization but after deducting any changes in working capital and capital expenditures, of $41 million, $28 million, $41 million, $47 million and $63 million, in each case for fiscal years 2010, 2011, 2012, 2013 and 2014, respectively.

Starent provided to Cisco the same financial forecasts set forth above for the period from 2009 to 2012. In addition, in response to an earlier diligence request from Cisco, Starent had presented to Cisco financial forecasts for fiscal years 2013 and 2014 higher than those set forth above. These initial forecasts, which were prepared by simply applying constant revenue growth rates of 35% after 2012, were later changed to include growth assumptions that Starent management believed to be more reasonable, as reflected in the Financial Forecasts.

Also, in the course of our discussions with Cisco, our management presented to Cisco an upside financial forecast for 2010. This upside 2010 forecast showed revenues of $450 million, Adjusted EBIT of $150 million and Adjusted EPS of $1.25, based upon an assumption that we would obtain and recognize significant revenue from sales to a major new customer in 2010. Our management did not make such an assumption in the preparation of the Financial Forecasts because it did not believe it was the most likely occurrence.

Adjusted EBIT and Adjusted EPS are non-GAAP measures that exclude stock-based compensation expense. Adjusted EBIT and Adjusted EPS are used by management as supplemental financial measurements to evaluate Starent’s operational trends and should not be considered as an alternative to EBIT or EPS as indicators of Starent’s operating performance. Unlevered free cash flow is a non-GAAP measure that adds back depreciation and amortization expense and subtracts increases in working capital and capital expenditures. Unlevered free cash flow is used by management as a supplemental financial measurement to evaluate Starent’s operational trends and should not be considered as an alternative to cash flows or net income as an indicator of Starent’s operating performance. None of Adjusted EBIT, Adjusted EPS or unlevered free cash flow is defined under GAAP and, accordingly, they may not be comparable measurements to those used by other companies.

The financial forecasts stated above are included in this proxy statement to provide our stockholders access to certain nonpublic information considered by our board of directors during its evaluation of the merger and provided to Goldman Sachs in connection with its opinion to our board of directors that, as of October 12, 2009 and based upon and subject to the factors and assumptions set forth therein, the $35.00 per share in cash to be paid to the holders of shares (other than any shares the consideration for which will be or become subject to vesting or similar requirements) of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The inclusion of this information should not be regarded as an indication to any stockholder that our board of directors or any other recipient of this information considered, or now considers, it to be predictive of actual future results, and they should not be relied on as such. The forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to Starent’s business, all of which are difficult to predict and many of which are beyond Starent’s control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted. Since the forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for fiscal years 2010 and beyond are likely to be achieved. As a result, the forecasts are not necessarily indicative of future results. In addition, Starent prepared the forecasts prior to our board of directors’ approval of the merger agreement and, accordingly, the forecasts do not reflect the effects of the merger, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

The financial forecasts stated above were prepared for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, or GAAP, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts included in this proxy statement were prepared by, and are the responsibility of, our management. We do not assume any responsibility to update these forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts. Furthermore, the financial forecasts do not take into account any circumstances or events occurring after the date the forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the quarter ended September 30, 2009. Starent stockholders should review our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 to obtain this information. See “Where You Can Find More Information” beginning on page 74.

None of Starent or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of Starent compared to the information contained in the forecasts or that forecasted results will be achieved.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL FORECASTS, STARENT UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

Interests of Starent’s Executive Officers and Directors in the Merger

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger other than their interests as Starent stockholders generally, pursuant to certain agreements between such directors and executive officers and us and, in the case of certain of the executive officers, pursuant to employment agreements with Cisco. These interests may be different from, or in conflict with, your interests as a Starent stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.

Overview

Prior to our entering into the merger agreement, each of our executive officers was party to an executive retention agreement pursuant to which he was entitled to certain payments and benefits upon his termination without “cause” or resignation for “good reason” (as those terms were defined in the executive officer’s executive retention agreement with us), within one year following or otherwise in connection with the closing of a merger. In addition, the executive retention agreements entitled our executive officers to full acceleration of vesting of stock options, restricted stock and restricted stock units granted to them if their employment ended in a manner that qualified them for severance. In connection with execution of the merger agreement, each of Messrs. Ashraf M. Dahod, Pierre G. Kahhale, Vijay Kathuria, Thierry Maupilé, Anthony P. Schoener and Gennady H. Sirota entered into an employment agreement with Cisco, which supersedes his executive retention agreement with us and pursuant to which he will be entitled to receive payments and benefits upon certain terminations of his employment.

In connection with his employment agreement with Cisco, each of Messrs. Dahod, Kahhale, Kathuria, Maupilé, Schoener and Sirota entered into benefit waivers with us agreeing to waive his rights to acceleration of vesting with respect to Starent equity awards under the 2000 Stock Incentive Plan and all other agreements with us, including his executive retention agreement. Each of the foregoing Starent executive officers has also agreed to waive his rights to severance payments under his executive retention agreement and any future rights to severance for such executive officer will be determined solely under the new employment agreement with Cisco. In addition, Messrs. Dahod, Kathuria and Schoener have agreed to the imposition of new vesting restrictions on a portion of their Starent stock options. These unvested Starent stock options will be converted into unvested Cisco options and are referred to as the revesting Cisco stock options, and, for Mr. Dahod (if he elects to have fewer stock options become subject to revesting), new vesting restrictions will be imposed on a portion of his shares of our common stock, so that the unvested common stock will be exchanged for unvested cash merger consideration and are referred to as the unvested merger consideration. Mr. Dahod has agreed to the imposition of new vesting restrictions with respect to 766,537 shares of Starent common stock or options, estimated as of October 12, 2009. Mr. Dahod can select whether the new vesting restrictions will be applied partially to options and partially to shares (creating unvested merger consideration) or wholly to options. Messrs. Kathuria and Schoener have agreed to the imposition of new vesting restrictions with respect to 49,080 vested options and 124,579 vested options, respectively, each estimated as of October 12, 2009. The revesting Cisco stock options and unvested merger consideration will vest monthly over the two years following the closing of the merger. The executive officers who entered into employment agreements with Cisco may be entitled to additional payments and benefits upon certain terminations of their employment, as described below in “Other Compensation and Benefit Arrangements.”

Our non-employee directors will be entitled to full acceleration of vesting for all stock options, restricted stock and restricted stock units that they hold, as described below in “Other Compensation and Benefit Arrangements.”

Starent Executive Retention Agreements

The executive retention agreement between Starent and Mr. Milbury is currently still in effect. Pursuant to this agreement, if Cisco terminates Mr. Milbury’s employment without “cause” or Mr. Milbury terminates his employment for “good reason” (as such terms are defined in the executive retention agreement), in connection with or within 12 months following the closing of the merger, he will be entitled to certain benefits, including a lump sum payment equal to the sum of his annual base salary and target bonus for the year during which the termination occurs, provided, however, that, if his termination occurs prior to the closing of the merger, he will be paid this amount over a twelve-month period following the date of termination rather than in a lump sum. Additionally, under Mr. Milbury’s executive retention agreement all outstanding stock options, restricted stock units and shares of restricted stock held by him will become immediately vested and/or exercisable upon any such termination after the closing of the merger (or upon the closing of the merger if his stock options or other awards are not assumed or substituted in connection with the merger).

Cisco Employment Agreements

Each of Messrs. Dahod, Kahhale, Kathuria, Maupilé, Schoener and Sirota has executed an employment agreement with Cisco that will take effect upon closing of the merger and that will become void if the merger agreement is terminated. Upon closing of the merger and the effectiveness of these employment agreements, all prior employment agreements between Starent and these executive officers will terminate other than as described below and they will no longer be entitled to any payments or benefits under the Starent agreements. Under their respective employment agreements with Cisco, these executive officers will be employed with Cisco as follows: Mr. Dahod will serve as a Senior Vice President, General Manager; Mr. Kathuria will serve as a Vice President, General Manager; Mr. Schoener will serve as a Vice President; Mr. Kahhale will serve as an Area Vice President; and Messrs. Maupilé and Sirota will each serve as a Director. Mr. Dahod will report to Pankaj Patel, Cisco’s Senior Vice President and General Manager of the Service Provider Group. Each of Messrs. Kathuria, Schoener, Maupilé and Sirota will continue to report to Mr. Dahod. Mr. Kahhale will report to Nick Adamo, Cisco’s Senior Vice President, US Service Provider Sales.

Period of Employment. The employment agreements of Messrs. Dahod, Kathuria and Schoener generally require them to remain employed by Cisco for a period of at least two years. The employment agreements of Messrs. Kahhale, Maupilé and Sirota generally require them to remain employed by Cisco for a period of at least one year. However, each executive officer’s employment by Cisco is “at will” and may be terminated at any time for any reason, subject to the obligations described below and applicable law.

Termination Payments. Upon a termination of his employment for any reason under the Cisco employment agreement, each executive officer with such an agreement will be entitled to receive his annual base salary earned through the date of termination and the value of any unused paid time off earned through that date. The

Cisco employment agreements also provide for the payments and benefits described below if the executive officer’s employment is terminated by Cisco without “cause,” or by the executive officer with “good reason,” or, where specified below, due to the executive’s “permanent disability,” with each of those terms having the meaning as defined in the Cisco employment agreement.

Each executive officer who has entered into an employment agreement with Cisco will be entitled to any accrued payments, a lump sum cash payment equal to 12 months of his base salary and full acceleration of vesting for any rollover stock options, rollover restricted stock units or unvested cash merger consideration, if his employment is terminated by Cisco without “cause,” or by the executive with “good reason” (as those terms are defined in the executive officer’s employment agreement with Cisco), at any time prior to the second anniversary of the closing of the merger for Messrs. Dahod, Kathuria or Schoener and prior to the first anniversary of the closing of the merger for Messrs. Kahhale, Maupilé or Sirota, provided that the executive officer executes a release of claims substantially in the form attached to the employment agreement, and satisfies all conditions to make the release effective. In addition, subject to execution of the release of claims, and satisfaction of all conditions to make the release effective, the revesting Cisco options held by each of Messrs. Dahod, Kathuria and Schoener, and any unvested merger consideration held by Mr. Dahod, will vest in full, if his employment ends due to a termination by Cisco without “cause” or by the executive with “good reason” or due to his death or “permanent disability” (as these terms are defined in the Cisco employment agreement) prior to the second anniversary of the closing of the merger. Such payment and benefits are in lieu of any severance benefits that otherwise would be provided to the executive officer under our existing executive retention agreement with that executive officer.

Certain Employment Agreement Definitions. “Good reason” is defined in each of the executive officer employment agreements with Cisco as (i) the executive officer’s relocation without written consent to a facility more than fifty miles from the executive officer’s then-current location, (ii) a reduction in the executive officer’s then-current annual base salary by more than 10% (other than an equivalent percentage reduction in annual base salaries that applies to such officer’s entire business unit), or (iii) a material breach of the employment agreement by Cisco, which, in each case, remains uncured by Cisco after thirty days following written notice from the executive officer. “Cause” is defined in each employment agreement as termination for (i) continued material failure by the executive officer to perform his duties (other than due to death or permanent disability) after the executive officer has received a written demand for performance, (ii) acts of willful misconduct that have or will have a material adverse effect on Cisco’s reputation or business, which acts remain uncured for forty business days following written notice from Cisco, (iii) conviction of or plea of no contest to a felony, (iv) acts of fraud against or misappropriation of property belonging to Cisco, or (v) material breach by the executive officer of the employment agreement, noncompetition agreement, conflict of interest agreement or proprietary information and inventions agreement. “Permanent disability” is defined in each employment agreement as the executive officer’s inability to engage in any substantial gainful activity by reason of any medically diagnosed physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more, with the determination of such permanent disability being made by a physician acceptable to Cisco.

Salary. Under their employment agreements with Cisco, the executive officers initially will receive the following annual base salaries: Mr. Dahod—$335,000; Mr. Kahhale—$265,000; Mr. Kathuria—$270,000; Mr. Maupilé—$240,000; Mr. Schoener—$270,000; and Mr. Sirota—$230,000.

Cisco Restricted Stock Unit Grants. Following closing of the merger, Cisco will grant each of these executive officers restricted stock units for shares of Cisco common stock. Mr. Dahod will receive a restricted stock unit for 20,000 shares; Messrs. Kathuria and Schoener will each receive a restricted stock unit for 10,000 shares; Messrs. Kahhale, Maupilé and Sirota will each receive a grant for restricted stock units for that number of shares as will be determined by dividing $700,000, $700,000 and $600,000, respectively, by the closing sale price of Cisco common stock as quoted on The NASDAQ Global Select Market on the date of grant. Subject to the executive officer’s continued employment, the restricted stock units will vest and become exercisable in four equal annual installments and be payable not later than 2  1/2 months following the end of the calendar year in which vesting occurs. The new restricted stock units will not accelerate in connection with any termination of the executive officer’s employment with Cisco, except as provided under Cisco’s Equity Vesting Acceleration Policy for Death and Terminal Illness as in effect on the date the merger closes, under which outstanding equity awards for shares of Cisco common stock would be accelerated, subject to certain conditions and limitations, upon the death or terminal illness of such executive officer.

Cash Retention Bonuses. Under the terms of their employment agreements with Cisco, Messrs. Kathuria and Schoener will each be entitled to a cash retention bonus in the amount of $800,000. Cisco will pay each of these executive officers 40% of the cash retention bonus in the first regular payroll period following the first anniversary of the closing of the merger and the remaining 60% of the cash retention bonus in the first regular payroll period following the second anniversary of the closing of the merger, in each case, subject to the executive officer’s continued active employment with Cisco on the first and second anniversaries of the closing of the merger.

Bridging Allowance. Under the terms of their employment agreements with Cisco, Messrs. Dahod, Maupilé and Sirota will receive a one time bridging allowance, which will be paid in two equal installments, to help the executive officer adjust to the applicable Cisco incentive plan. Cisco will pay the first installment within 30 days following the closing of the merger and the second installment within six months following the closing of the merger, in each case, subject to the executive officer’s continued active employment with Cisco through the applicable payment date. Under the terms of his employment agreement with Cisco, Mr. Kahhale, will receive a one time bridging allowance, which will be paid in four equal installments, to help him adjust to the applicable Cisco incentive plan. Cisco will pay the first installment within 30 days following the closing of the merger, the second installment within six months following the closing of the merger, the third installment within twelve months following the closing of the merger, and the fourth installment within eighteen months following the closing of the merger, in each case, subject to Mr. Kahhale’s continued active employment with Cisco through the applicable payment date. The amount of each executive officer’s bridging allowance is as follows: Mr. Dahod—$100,500; Mr. Kahhale—$80,000; Mr. Maupilé—$72,000; and Mr. Sirota—$69,000.

Compensation Summary

The following table is a summary of the information provided above and sets forth what each of our executive officers will approximately receive in connection with the closing of the merger:

•	the expected annual base salary or severance payment, as applicable, each executive officer is expected to receive from Cisco;

•	the aggregate cash retention bonus each executive officer will be eligible to receive following the closing of the merger;

•	the aggregate bridging allowance each executive officer will be eligible to receive following the closing of the merger;

•	the value of Cisco restricted stock units each executive officer will receive within 30 days following the closing of the merger; and

•	the value of stock options, restricted stock units and restricted stock that will vest at the effective time of the merger.

Name of Executive Officer	Annual Base Salary	Aggregate Cash Retention Bonus	Aggregate Bridging Allowance	Value of Cisco Restricted Stock Units	Value of Acceleration
Ashraf Dahod	$335,000	$—	$100,500	$(1)	$—
Pierre Kahhale	265,000	—	80,000	700,000	—
Vijay Kathuria	270,000	800,000	—	(1)	—
Thierry Maupilé	240,000	—	72,000	700,000	—
Paul Milbury	280,000	—	—	—	3,155,740
Anthony Schoener	270,000	800,000	—	(1)	—
Gerrady Sirota	230,000	—	69,000	600,000	—

(1)	Messrs. Dahod, Kathuria and Schoener will receive restricted stock units for 20,000, 10,000 and 10,000 shares, respectively, following the closing of the merger. The value of these units will be calculated based on the closing price of Cisco’s common stock as reported on The NASDAQ Global Select Market on the date of grant.

Non-Competition Agreements. Each executive officer who executed an employment agreement with Cisco has also executed a related noncompetition agreement, which provides that for a period of one year in the case of Messrs. Kahhale, Maupilé and Sirota, or two years in the case of Messrs. Dahod, Kathuria and Schoener, following closing of the merger, each of these executive officers will be subject to a restrictive covenant that generally prohibits him, in any capacity, directly or indirectly, from participating or engaging in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to systems, hardware, software, technology and services for wireless radio access/mobile networks and wireless broadband anywhere in the United States, Canada and the entire world. These noncompetition agreements replace their existing agreements with us that provide for restrictions during the one-year period after their employment ends. Any executive officer not entering into a noncompetition agreement with Cisco will continue to be bound by the terms of their existing noncompetition agreement with Starent, which provides for restrictions during the one-year period after their employment ends.

Other Compensation and Benefit Arrangements

Stock Options and Restricted Stock Units.

Under the terms of the merger agreement, all outstanding Starent stock options and restricted stock units held by employees of Starent, including our executive officers, who will continue to be employees of Cisco or a subsidiary of Cisco following the merger, whom we refer to as the continuing employees, and any other stock options granted under our 2000 Stock Incentive Plan, including stock options granted to the members of our board of directors under such plan, will be assumed by Cisco and become stock options or restricted stock units, as the case may be, for Cisco common stock having equivalent economic value. All stock options and restricted stock units held by the non-employee members of our board of directors will accelerate in full at the effective time of the merger. In addition, all outstanding options granted under our 2000 Stock Incentive Plan will accelerate up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our executive officers who have executed benefit waivers (which will not accelerate) and awards held by non-employee members of our board of directors (which will fully accelerate).

Under the terms of the merger agreement, Cisco will not assume any stock options, or restricted stock units granted under our 2007 Stock Incentive Plan to persons who are not continuing employees, including members of our board of directors. Instead, the vested portion of such awards will be converted into the right to receive the cash out amount, as described above under “—Treatment of Options Outstanding Under Our Stock Plans” and “—Treatment of Restricted Shares and Restricted Stock Units Outstanding Under Our Stock Plans.” For a more complete description of the treatment of our stock options, restricted stock units and shares of restricted stock in the merger, see “—Treatment of Options Outstanding Under Our Stock Plans” and “—Treatment of Restricted Shares and Restricted Stock Units Outstanding Under Our Stock Plans.”

The table below sets forth, as of October 9, 2009, for each of our directors and executive officers, the number of stock options whose vesting would accelerate at the effective time of the merger, the dollar value of such accelerated stock options, the number of vested and unvested stock options held, and the dollar value of all stock options held, assuming in each case that the terms of the executive officer’s employment agreements with Cisco or executive retention agreements with Starent were in effect as of October 9, 2009 and that each director and executive officer exercises all vested in-the-money stock options and receives $35.00 per share of common stock pursuant to the merger.

Name	Total Number of Options whose Vesting would Accelerate at the Closing	Dollar Value of Accelerated Options (1)	Total Number of All Options at the Closing (2)	Dollar Value of All Stock Options (1)
Directors:
Edward Anderson	25,471	$467,751	33,651	$623,472
Timothy Barrows	25,471	$467,751	33,651	$623,472
Ashraf Dahod	—	—	1,328,832	$39,932,284
Sean Dalton	46,305	$1,090,062	100,317	$2,614,785
Matthew Desch	43,697	$990,270	53,739	$1,242,449
James Dolce	25,471	$467,751	33,651	$623,472
Kenneth Goldman	40,917	$876,906	84,249	$2,118,228

Other Executive Officers:
Pierre Kahhale	—	—	224,161	$6,049,122
Vijay Kathuria	—	—	369,119	$10,349,728
Thierry Maupilé	—	—	301,420	$8,109,624
Paul Milbury	108,333	$3,155,740	331,227	$8,433,001
Anthony Schoener	—	—	420,786	$12,280,573
Gennady Sirota	—	—	150,421	$3,720,526

(1)	The dollar value of options is calculated by subtracting the per share exercise price of the options from $35.00 per share and multiplying the amount of this difference by the total number of option shares. The amounts reflect hypothetical exercises at $35.00 per share. All such outstanding options existing at the time of the closing of the merger (other than options granted under the 2007 Stock Incentive Plan held by persons not continuing employment with Starent or Cisco) will be assumed by Cisco and will become options to purchase Cisco common stock having equivalent economic “spread” value (subject to certain rounding conventions). The amounts ultimately realized under the assumed options will vary with changes in the price of Cisco’s common stock.
(2)	The total number of all options at the closing includes options whose vesting would accelerate at the closing of the merger and options that remain unvested as of the closing of the merger.

The table below sets forth, as of October 9, 2009, for each of our directors and executive officers, the number of restricted stock units whose vesting would accelerate at the closing of the merger, the dollar value of such restricted stock units, the number of restricted stock units held, and the dollar value of all restricted stock units held, assuming in each case that the terms of the executive officer’s employment agreements with Cisco or executive retention agreements with Starent were in effect as of October 9, 2009.

Name	Total Number of RSUs whose Vesting would Accelerate at the Closing	Dollar Value of Accelerated RSUs (1)	Total Number of All RSUs at the Closing (2)	Dollar Value of All RSUs (1)
Directors:
Edward Anderson	1,747	$61,145	1,747	$61,145
Timothy Barrows	1,747	$61,145	1,747	$61,145
Ashraf Dahod	—	—	30,000	$1,050,000
Sean Dalton	1,747	$61,145	1,747	$61,145
Matthew Desch	1,747	$61,145	1,747	$61,145
James Dolce	1,747	$61,145	1,747	$61,145
Kenneth Goldman	1,747	$61,145	1,747	$61,145

Other Executive Officers:
Pierre Kahhale	—	—	14,044	$491,540
Vijay Kathuria	—	—	15,634	$547,190
Thierry Maupilé	—	—	9,672	$338,520
Paul Milbury	—	—	20,537	$718,795
Anthony Schoener	—	—	15,634	$547,190
Gennady Sirota	—	—	9,672	$338,520

(1)	The dollar value of restricted stock units is calculated by multiplying the number of shares underlying the restricted stock unit by $35.00. All such outstanding restricted stock units existing at the time of the closing of the merger (other than restricted stock units granted under the 2007 Stock Incentive Plan held by person not continuing employment with Starent or Cisco) will be assumed by Cisco and will become options to purchase Cisco common stock having equivalent economic value (subject to certain rounding conventions). The amounts ultimately realized under the assumed restricted stock units will vary with changes in the price of Cisco’s common stock.
(2)	The total number of restricted stock units at the closing consists of the total number of restricted stock units prior to acceleration, including restricted stock units whose vesting would accelerate at the closing of the merger and restricted stock units will not be settled prior to the closing of the merger.

Restricted Stock. Under the terms of the merger agreement, cash payments made by Cisco in respect of shares of Starent common stock that are restricted, not fully vested or subject to repurchase rights at the time of the merger will be made subject to the same restrictions, vesting arrangements or repurchase rights as the shares of common stock with respect to which the payments are made. Therefore, cash otherwise payable upon conversion of each share of Starent common stock that immediately prior to the consummation of the merger was restricted or not fully vested will not be payable by Cisco at the effective time of the merger, and will instead be paid out on the date that such share of Starent common stock would have become vested under the vesting schedule in place for such share immediately prior to the effective time of the merger (subject to the conditions and other terms of such vesting schedule, and provided that if such conditions and terms are not satisfied and vesting ceases to continue at any point after the effective time of the merger, no cash payments will be made, except the repurchase price, if applicable, with respect to the unvested shares of Starent common stock).

As discussed above, all shares of restricted stock held by members of Starent’s board of directors that are outstanding prior to the closing date of the merger will accelerate and become fully vested upon consummation of the merger. The vesting of restricted shares granted under our 2000 Stock Incentive Plan will be accelerated with respect to up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our non-employee directors (whose awards will accelerate in full in connection with the merger) and executive officers who have executed benefit waivers (whose awards will not automatically accelerate in connection with the merger). The specific amount of acceleration is set forth in the individual restricted stock agreements.

The table below sets forth, as of October 9, 2009, the number of shares of restricted stock whose vesting would accelerate at the closing of the merger, the dollar value of such accelerated shares of restricted stock, the total number of shares of restricted stock held by each of our directors and executive officers at the closing of the merger and the dollar value of such shares of restricted stock.

Name	Total Number of Restricted Shares whose Vesting would Accelerate at the Closing	Dollar Value of Accelerated Restricted Shares	Total Number of All Restricted Shares at the Closing(1)		Dollar Value of All Restricted Shares at the Closing(1)
Directors:
Edward Anderson	20,834	$622,312	20,834		$622,312
Timothy Barrows	20,834	$622,312	20,834		$622,312
Ashraf Dahod	—	—	—		—
Sean Dalton	—	—	—		—
Matthew Desch	—	—	—		—
James Dolce	20,834	$622,312	20,834		$622,312
Kenneth Goldman	—	—	—		—

Other Executive Officers:
Pierre Kahhale	—	—	—		—
Vijay Kathuria	—	—	—		—
Thierry Maupilé	—	—	16,667	(2)	$583,345
Paul Milbury	—	—	—		—
Anthony Schoener	—	—	—		—
Gennady Sirota	—	—	—		—

(1)	The total number of shares of restricted stock at the closing includes shares of restricted stock whose vesting accelerates at the closing of the merger and shares of restricted stock that will remain unvested at the closing of the merger.
(2)	Assumes that the closing of the merger will occur between January 9, 2010 and April 8, 2010.

Indemnification and Insurance

For six years after the effective time of the merger, Cisco will assume, and will cause the surviving corporation of the merger to fulfill and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of our directors and officers immediately prior to the effective time, in each case, subject to applicable legal requirements.

In addition, for six years after the effective time of the merger, the surviving corporation will maintain, to the extent commercially available, our directors’ and officers’ liability insurance in effect on the date of the merger agreement, for the benefit of those persons who were immediately prior to the effective time of the merger covered by our directors’ and officers’ liability insurance policies for acts or omissions occurring prior to the effective time of the merger. The surviving corporation’s obligation to provide this insurance coverage is subject to a cap on annual premiums equal to 300% of our most recently paid annual premium for such insurance coverage. The surviving corporation is permitted to substitute a “tail” insurance policy for our existing insurance policy so long as it provides comparable coverage. If the surviving corporation cannot maintain the existing or equivalent insurance coverage without exceeding the cap, the surviving corporation may reduce the amount of insurance coverage, or substitute a “tail” policy, to the amount of coverage that can be obtained by paying annual premiums that in the aggregate do not exceed 300% of our most recently paid annual premium.

Cisco Systems’ Relationship with Starent’s Financial Advisor

Goldman Sachs, the financial advisor to Starent in the merger, has along with its affiliates provided certain services, including investment banking and financial services, to Cisco and its affiliates from time to time. Cisco has informed us that, among other things, Goldman Sachs acted as joint bookrunner with respect to a public offering of Cisco’s 4.95% Senior Notes due 2019 (aggregate principal amount $2 billion) and 5.90% Senior Notes due 2039 (aggregate principal amount $2 billion) in February 2009, acted as counterparty to an interest rate derivative transaction entered into by Cisco in February 2009, effected certain market repurchases of Cisco common stock as part of Cisco’s stock repurchase program, and performed certain asset management, financial planning and other services for Cisco. Cisco has further informed us that, since 2005, the aggregate fees and commissions paid by Cisco to Goldman Sachs and its affiliates in respect of these services is approximately $18 million. Goldman Sachs and its affiliates also may provide services to Cisco and its affiliates in the future, and may receive compensation for such services.

Legal Proceedings Regarding the Merger

On October 14, 2009, we, our directors and Cisco were named as defendants in a putative class action complaint, captioned Whitmeyer v. Starent Networks Corp., et al., C.A. No. 09-4378-BLS, filed in the Superior Court, Business Litigation Session, of Suffolk County of the Commonwealth of Massachusetts. That action, purportedly brought on behalf of a class of stockholders, alleges that our directors breached their fiduciary duties in connection with the proposed merger by, among other things, failing to maximize stockholder value, fully inform themselves of Starent’s market value, obtain the best financial and other terms, and act in the best interests of public stockholders, and seeking to benefit themselves improperly. The suit further alleges that we and Cisco aided and abetted the directors’ purported breaches. Plaintiff seeks declaratory, injunctive and other equitable relief, including to enjoin us and Cisco from consummating the merger, in addition to fees and costs. On October 28, 2009, the defendants filed an answer to the complaint.

On October 20, 2009, we, our directors and Cisco were named as defendants in a second putative class action complaint, captioned Laborers Local 235 Benefit Funds v. Starent Networks Corp., et al., C.A. No. 5002, filed in the Court of Chancery of the State of Delaware. On November 3, 2009, the Plaintiff filed a Verified Amended Complaint. In the amended complaint, the Plaintiff purports to represent a class of stockholders and seeks equitable relief, including to enjoin us and Cisco from consummating the merger, in addition to fees and costs. Plaintiff alleges in the amended complaint that our directors breached their fiduciary duties by, among other things, agreeing to a proposed merger in which the consideration is unfair and inadequate, failing to take steps to maximize stockholder value, and putting their own interests above those of stockholders, and that the preliminary proxy statement we filed with the SEC on October 30, 2009 included materially misleading information concerning the merger. The amended complaint further alleges that Cisco aided and abetted the directors’ purported breaches. Also on November 3, 2009, the Plaintiff filed a Motion for Preliminary Injunction seeking to enjoin the merger, and a Motion for Expedited Proceedings. The defendants have yet to file a response to these motions.

We believe that the claims asserted in both these suits are without merit.

Appraisal Rights

If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock and Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Starent, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of such stockholder’s shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone, through the Internet or by fax, without expressly directing that your shares of our common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy by telephone, through the Internet or by fax, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone, through the Internet or by fax, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs Starent of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876, Attention: Secretary, or should be delivered to the Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

Within ten days after the effective time of the merger, we will notify each stockholder of the effective time of the merger who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining “fair value” of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

The Delaware Court will direct the payment of the fair value of the shares of our common stock who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, merger sub, a wholly-owned subsidiary of Cisco and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of Cisco.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by Cisco or any direct or indirect wholly-owned subsidiary of Cisco or us, and shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $35.00 in cash, without interest and less any applicable withholding taxes. Treasury shares and shares held by Cisco or any direct or indirect wholly-owned subsidiary of Cisco or us will be cancelled immediately prior to the effective time of the merger.

As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of shares of our common stock will cease to have any rights as a stockholder, except the right to receive $35.00 per share in cash, without interest and less any applicable withholding taxes (other than stockholders who have perfected their appraisal rights). The price of $35.00 per share was determined through arm’s-length negotiations between Cisco and us.

Treatment of Options Outstanding Under Our Stock Plans

At the effective time of the merger, all of our unexpired, unexercised and outstanding stock options, whether vested or unvested, held by our employees and our subsidiaries’ employees who continue employment with the surviving corporation or any of its subsidiaries or who become employed by Cisco or its subsidiaries at that time and all other outstanding options granted under our 2000 Stock Incentive Plan (collectively, “rollover options”) will be assumed by Cisco with the same terms and conditions (including vesting), except that:

•

rollover options will be exercisable for that number of whole shares of Cisco common stock equal to the product (rounded down to the next whole number of shares of Cisco common stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of our common stock that were issuable upon exercise of such rollover options immediately prior to the effective time of the merger and the option exchange ratio set forth below;

•

the per share exercise price for the shares of Cisco common stock issuable upon exercise of a rollover option will be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of our common stock at which such rollover option was exercisable immediately prior to the effective time of the merger by the option exchange ratio;

•	no rollover option may be “early exercised”; and

•

Cisco’s board of directors, or one of its committees, will succeed to the authority of our board of directors or our compensation committee with respect to administration of these rollover options under each of our stock incentive plans.

The merger will not terminate any rollover options. The vesting of rollover options granted under our 2000 Stock Incentive Plan will be accelerated with respect to up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our non-employee directors (whose awards will accelerate in full in connection with the merger) and executive officers who have executed benefit waivers in connection with their employment agreements with Cisco (whose awards will not automatically accelerate in connection with the merger). The specific amount of acceleration is set forth in the individual stock option agreements.

The “option exchange ratio” will equal $35.00 divided by the average closing sale prices for a share of Cisco’s common stock as quoted on The NASDAQ Global Select Market for the ten consecutive trading days ending with the third trading day that precedes the closing date of the merger.

At the effective time of the merger, all of our unexpired, unexercised and outstanding vested stock options granted under our 2007 Stock Incentive Plan, held by any person other than our employees and our subsidiaries’ employees who continue employment with the surviving corporation or any of its subsidiaries or become employed by Cisco or its subsidiaries at that time will be cancelled in the merger and converted into the right to receive a cash payment from Cisco in an amount equal to the number of shares under such cancelled options multiplied $35.00 less the applicable exercise price. Any outstanding unvested stock options granted under our 2007 Stock Incentive Plan held by such persons at the effective time of the merger will be cancelled and terminated.

Treatment of Restricted Shares and Restricted Stock Units Outstanding Under Our Stock Plans

At the effective time of the merger, shares of our outstanding common stock that are restricted, not fully vested or subject to repurchase rights will be converted into unvested cash merger consideration that will remain subject to the same restrictions, vesting arrangements and repurchase rights following the effective time of the merger. This unvested cash merger consideration payable upon conversion of such restricted shares of common stock in the merger will be paid to the holder of such shares if and only to the extent the holder satisfies the vesting terms or other restrictions.

At the effective time of the merger, all of our outstanding restricted stock unit awards, whether vested or unvested, held by our employees and our subsidiaries’ employees who continue employment with the surviving corporation or any of its subsidiaries or become employed by Cisco or its subsidiaries at that time (collectively, “rollover RSUs”) will be assumed by Cisco with the same terms and conditions (including vesting) except that:

•

rollover RSUs will be for that number of whole shares of Cisco’s common stock equal to the product (rounded down to the next whole number of shares of Cisco common stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of our common stock that were issuable under such rollover RSU immediately prior to the effective time of the merger and the option exchange ratio; and

•

Cisco’s board of directors, or one of its committees, will succeed to the authority of our board of directors or our compensation committee with respect to administration of the rollover RSUs under our stock incentive plans.

At the effective time of the merger, all outstanding restricted stock units under our 2007 Stock Incentive Plan held by any person other than our employees and our subsidiaries’ employees who continue employment with the surviving corporation or any of its subsidiaries or become employed by Cisco or its subsidiaries at that time, which have not yet been settled will be cancelled and terminated. There are no outstanding restricted stock units that were granted under our 2000 Stock Incentive Plan.

The merger will not terminate any of the outstanding rollover RSUs or accelerate the vesting of such rollover RSUs upon Cisco’s assumption of the rollover RSUs in the merger. The vesting of restricted shares granted under our 2000 Stock Incentive Plan will be accelerated with respect to up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our non-employee directors (whose awards will accelerate in full in connection with the merger) and executive officers who have executed benefit waivers in connection with their employment agreements with Cisco (whose awards will not automatically accelerate in connection with the merger). The specific amount of acceleration is set forth in the individual restricted stock agreements.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Cisco and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Cisco and us. We currently anticipate the merger to be completed in the first half of calendar year 2010.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on The NASDAQ Global Select Market and will be deregistered under the Securities Exchange Act. Following the closing of the merger we will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Starent common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Starent common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Starent common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Starent common stock through the exercise of options or otherwise as compensation, holders who hold their Starent common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Starent common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Starent common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Starent common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Starent common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Starent common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Starent common stock that is not a U.S. holder.

U.S. Holders.

The conversion of shares of Starent common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Starent common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Starent common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders.

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of Starent’s outstanding common stock at any time during the five years preceding the merger, and Starent is or has been a “United States real property holding corporation” for U.S. federal income tax purposes during such period. Although there can be no assurances in this regard, Starent does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of Starent common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Starent common stock who exercise appraisal rights are urged to consult their own tax advisors.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO STARENT STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Matters

The closing of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder, and under applicable foreign antitrust or competition laws. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. Cisco and Starent have each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The initial thirty day waiting period will expire on November 23, 2009 unless the government extends that period by requesting additional information from the parties. The Antitrust Division, the Federal Trade Commission or others could take action under the applicable antitrust laws with respect to the merger, including seeking to enjoin the closing of the merger, to rescind the merger or to conditionally approve the merger. In addition, we are required to make filings in foreign jurisdictions with competition authorities with respect to the merger, and in certain circumstances, receive their approval prior to consummation of the merger. There can be no assurance that a challenge to the merger on antitrust or competition grounds will not be made or, if such a challenge is made, that it would not be successful.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about Starent or Cisco. Such information can be found elsewhere in this proxy statement and in the other public filings we and Cisco make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations, warranties and covenants contained in the merger agreement were made for the purposes of the merger agreement and the benefit of the parties to the merger agreement and may have been used for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Moreover, because these representations and warranties were made as of certain dates indicated in the merger agreement, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement for information regarding Starent and its business. See “Where You Can Find More Information” beginning on page 74.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, merger sub, a wholly-owned subsidiary of Cisco and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of Cisco and the separate corporate existence of merger sub will cease.

Effective Time; Closing

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Cisco and us and specified in the certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place no later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Cisco and us. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders, we cannot specify when or assure that we and Cisco will satisfy or waive all of the conditions to the closing of the merger.

Conversion and Surrender of Shares; Procedures for Payment

The conversion of each outstanding share of our common stock into the right to receive $35.00 per share in cash, without interest and less any applicable withholding taxes, will occur automatically at the effective time of the merger. At or promptly following the effective time of the merger, Cisco will deposit with Computershare Investor Services, the exchange agent, the cash payable under the merger agreement. Promptly following the effective time of the merger, the exchange agent will send a letter of transmittal to each former Starent stockholder of record. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock.

Upon surrender of a stock certificate together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the exchange agent, or receipt of an appropriate agent’s message in the case of book-entry transfer of uncertificated shares, each holder of a certificate or uncertificated shares will be entitled to receive from the exchange agent, acting on behalf of Cisco, payment by check of $35.00 in cash (subject to applicable withholding) for each share surrendered, and those shares will be cancelled. Until surrendered, stock certificates and uncertificated shares will be deemed from and after the effective time of the merger to represent only the right to receive cash payable under the merger agreement. If a certificate has been lost, stolen or destroyed, the exchange agent will issue payment following receipt of an affidavit of that fact and, if required by Cisco or the exchange agent, an indemnity against claims with respect to the certificate. Any cash deposited with the exchange agent that has not been distributed within six months after the effective time in accordance with procedures summarized above will promptly be paid to Cisco. After such six-month period, former Starent stockholders may look only to Cisco for payment of the merger consideration.

In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock so transferred may be paid to a person other than the person in whose name the surrendered certificate or uncertificated shares are registered if:

•	the certificate is properly endorsed and is otherwise in proper form for transfer, and

•	the person requesting such payment:

•

pays to Cisco or its designated agent any transfer or other taxes resulting from the payment of merger consideration to a person other than the registered holder of the certificate or uncertificated shares; or

•	establishes to the satisfaction of Cisco or its designated agent that such tax has been paid or is not payable.

No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of stock certificates representing shares or uncertificated shares of our common stock. The cash paid or payable following conversion of shares of our common stock in the merger will be issued in full satisfaction of all rights relating to those shares of our common stock.

Appraisal Rights

Shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by any holder who has demanded and not effectively withdrawn or lost appraisal rights to such shares will not be converted into the right to receive the cash payment as described above. Instead such holder will only be entitled to payment of the appraised value of such shares in accordance with the DGCL. At the effective time of the merger, all such shares will automatically be cancelled and will cease to exist or be outstanding, and each holder will cease to have any rights with respect to the shares, except for rights granted under Section 262 of the DGCL. In the event a holder withdraws or loses (through failure to perfect or otherwise) the right to appraisal under the DGCL, then the rights of such holder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above. We are required to serve prompt notice to Cisco of any demands for appraisal that we receive, and Cisco has the right to participate, at its own expense, in all negotiations and proceedings with respect to demands for appraisal under the DGCL. We may not, without Cisco’s prior written consent or as otherwise required under the DGCL, voluntarily make any payment with respect to, or settle or offer to settle, any demands for appraisal.

These rights in general are discussed more fully under the section of this proxy statement entitled “The Merger—Appraisal Rights.”

Treatment of Options Outstanding Under Our Stock Plans

At the effective time of the merger, all of our unexpired, unexercised and outstanding stock options, whether vested or unvested, held by our employees and our subsidiaries’ employees who continue employment with Starent, Cisco, or their subsidiaries and all other outstanding options granted under our 2000 Stock Incentive Plan (collectively, “rollover options”) will be assumed by Cisco with the same terms and conditions (including vesting) except that:

•

rollover options will be exercisable for that number of whole shares of Cisco common stock equal to the product (rounded down to the next whole number of shares of Cisco common stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of our common stock that were issuable upon exercise of such rollover options immediately prior to the effective time of the merger and the option exchange ratio set forth below;

•

the per share exercise price for the shares of Cisco common stock issuable upon exercise of a rollover option will be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of our common stock at which such rollover option was exercisable immediately prior to the effective time of the merger by the option exchange ratio;

•	no rollover option may be “early exercised”; and

•

Cisco’s board of directors or one of its committees will succeed to the authority of our board of directors or our compensation committee with respect to administration of these rollover options under each of our stock incentive plans.

The merger will not terminate any rollover options. The vesting of rollover options granted under our 2000 Stock Incentive Plan will be accelerated with respect to up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our non-employee directors (whose awards will accelerate in full in connection with the merger) and executive officers who have executed benefit waivers in connection with their employment agreements with Cisco (whose awards will not automatically accelerate in connection with the merger). The specific amount of acceleration is set forth in the individual stock option agreements.

The “option exchange ratio” will equal $35.00 divided by the average closing sale prices for a share of Cisco’s common stock as quoted on The NASDAQ Global Select Market for the ten consecutive trading days ending with the third trading day that precedes the closing date of the merger.

At the effective time of the merger, all of our unexpired, unexercised and outstanding vested stock options granted under our 2007 Stock Incentive Plan, held by any person other than our employees and our subsidiaries’ employees who continue employment with Starent, Cisco, or their subsidiaries will be cancelled in the merger and converted into the right to receive a cash payment from Cisco in an amount equal to the number of shares vested under such cancelled options multiplied by $35.00 less the applicable exercise price. Any outstanding unvested stock options granted under our 2007 Stock Incentive Plan held by such persons at the effective time of the merger will be cancelled and terminated.

Treatment of Restricted Shares and Restricted Stock Units Outstanding Under Our Stock Plans

At the effective time of the merger, shares of our outstanding common stock that are restricted, not fully vested or subject to repurchase rights will be converted into unvested cash merger consideration that will remain subject to the same restrictions, vesting arrangements and repurchase rights following the effective time of the merger. This unvested cash merger consideration payable upon conversion of such restricted shares of common stock in the merger will be paid to the holder of such shares if and only to the extent the holder satisfies the vesting terms or other restrictions.

At the effective time of the merger, all of our outstanding restricted stock unit awards, whether vested or unvested, held by our employees and our subsidiaries’ employees who continue employment with the surviving corporation or any of its subsidiaries or become employed by Cisco or its subsidiaries at that time (collectively, “rollover RSUs”) will be assumed by Cisco with the same terms and conditions (including vesting) except that:

•

rollover RSUs will be for that number of whole shares of Cisco’s common stock equal to the product (rounded down to the next whole number of shares of Cisco common stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of our common stock that were issuable under such rollover RSU immediately prior to the effective time of the merger and the option exchange ratio; and

•

Cisco’s board of directors (or one of its committees) will succeed to the authority of our board of directors or our compensation committee with respect to administration of the rollover RSUs under our stock incentive plans.

The merger will not terminate any of the outstanding rollover RSUs or accelerate the vesting of such rollover RSUs or the shares of Cisco common stock which will be subject to those rollover RSUs upon Cisco’s assumption of the rollover RSUs in the merger. The vesting of restricted shares granted under our 2000 Stock Incentive Plan will be accelerated with respect to up to 25% of the original number of shares subject to such awards upon the closing of the merger, other than awards held by our non-employee directors (whose awards will accelerate in full in connection with the merger) and executive officers who have executed benefit waivers in connection with their employment agreements with Cisco (whose awards will not automatically accelerate in connection with the merger). The specific amount of acceleration is set forth in the individual restricted stock agreements. There are no outstanding restricted stock units that were granted under our 2000 Stock Incentive Plan.

At the effective time of the merger, all outstanding restricted stock units under our 2007 Stock Incentive Plan held by any person other than our employees and our subsidiaries’ employees who continue employment with Starent, Cisco, or their subsidiaries and that have not yet settled will be cancelled and terminated.

Withholding Rights

The cash otherwise payable to holders pursuant to the merger agreement will be reduced by such amounts as Starent, Cisco or the exchange agent is required to deduct and withhold under the Code or any other applicable state, local, provincial or foreign tax law. Such withheld amounts will be treated for all purposes of this merger agreement as having been paid to the holders in respect of which such deduction and withholding was made.

Representations and Warranties

We made a number of representations and warranties to Cisco and merger sub relating to, among other things:

•	our corporate organization, subsidiaries and similar corporate matters;

•	our capital structure;

•

the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the merger agreement and related matters with respect to us;

•

documents and financial statements that we have filed with the SEC since our initial public offering, lack of undisclosed liabilities, our compliance with the Sarbanes-Oxley Act of 2002 and other matters with respect to our internal controls and procedures, our compliance with listing standards of The NASDAQ Global Select Market and our stock incentive grant practices;

•

in each case between June 30, 2009 and October 12, 2009, the absence of: a material adverse effect on us; our entering into any agreement with regard to the acquisition, sale or transfer of any material intellectual property right or other material asset; any changes in accounting methods or practices;

dividends or purchases of capital stock; certain changes in employee compensation, benefits and agreements and other employee-related events; incurrence or assumption of debt or other liabilities or obligations; material damage, destruction or loss to assets, property or business reasonably expected to be material to us; or commencement or settlement of material litigation;

•	the absence of pending or threatened litigation or governmental investigations not disclosed in reports filed with the SEC and the absence of internal investigations;

•	the absence of judgments or orders prohibiting or materially impairing certain business activities;

•	our compliance with applicable laws, judgments and permits;

•	title to our properties and assets;

•	our intellectual property;

•	environmental matters with respect to our operations;

•	tax matters with respect to us;

•	our employee benefit plans, our employee agreements and matters relating to the Employee Retirement Income Security Act and other applicable employee and benefits laws;

•	affiliate transactions;

•	insurance matters;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors;

•	our significant customers and suppliers;

•	contracts material to us;

•	our compliance with export control laws;

•	the receipt by our board of directors of a fairness opinion from Goldman Sachs; and

•	the accuracy of information contained in, and the compliance as to form in all material respects of, this proxy statement.

Most of our representations and warranties apply both to us and our subsidiaries. Our representations and warranties will expire at the effective time of the merger.

Cisco and merger sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

•	their corporate organization and similar corporate matters;

•

the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with governmental authorities relating to, the merger agreement and related matters with respect to Cisco and merger sub;

•	merger sub’s lack of prior operating activity;

•	their ownership of our common stock;

•	the accuracy of information supplied by Cisco and merger sub in connection with this proxy statement;

•	having sufficient available funds for payments under the merger agreement;

•	the absence of any liability on us for their brokers, investment bankers and financial advisors; and

•	the absence of any representations or warranties by us to them other than those contained in the merger agreement.

The representations and warranties of Cisco and merger sub will expire at the effective time of the merger.

Material Adverse Effect

Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true would reasonably be expected to have a “material adverse effect” on us. The merger agreement provides that a “material adverse effect” means, when used in connection with us, any change, event, violation, inaccuracy, occurrence, circumstance or effect, (each referred to as an “effect”) that, individually or taken together with all other effects, and regardless of whether or not such effect constitutes a breach of the representations or warranties made by us in the merger agreement, is, or is reasonably likely to:

•

have a materially adverse effect on the condition (financial or otherwise), assets (including intangible assets), business, operations or results of operations of us and our subsidiaries, taken as a whole; or

•

materially impede or delay our ability to consummate the transactions contemplated by the merger agreement in accordance with its terms and applicable legal requirements, except, in each case, to the extent that any such effect is proximately caused by:

•

general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally (provided that such conditions or changes do not affect us disproportionately as compared to other companies that operate in our industry in such affected geography);

•

conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world (provided that such conditions or changes do not affect us disproportionately as compared to other companies that operate in our industry in such affected geography);

•

conditions (or changes in such conditions) in the industry in which we and our subsidiaries conduct business (provided that such conditions or changes do not affect us disproportionately as compared to other companies that operate in our industry);

•

political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (provided that such conditions, changes or acts do not affect us disproportionately as compared to other companies in our industry in such affected geography);

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (provided that such events do not affect us disproportionately as compared to other companies in our industry in such affected geography);

•

changes in our relationships or prospective relationships with current or potential customers, suppliers or business partners as a result of the entry into, announcement or pendency of the transactions contemplated by the merger agreement;

•	any actions taken or failure to take action, in each case, that Cisco has expressly in writing approved, consented to or requested;

•

changes in our stock price or the trading volume of our stock, or any failure by us to meet any published financial analysts’ estimates or expectations of our revenue, earnings or other financial performance or results of operations for any period, or any failure by us to meet any internal budgets, plans or forecasts of our revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying effects that may have caused such changes or failures unless such effects would otherwise be excepted from this definition);

•	any legal proceedings commenced or threatened by any of our current or former stockholders (on their own behalf or on behalf of us) against us that assert allegations of a breach of fiduciary duty or violations of securities laws relating to the merger agreement or the transactions contemplated by the merger agreement; or

•

changes in any applicable legal requirement (or the interpretation thereof by a governmental entity of competent authority) or changes in GAAP or other accounting standards (or the interpretation thereof by the Public Company Accounting Oversight Board, independent auditors or similar competent authority) (provided that such changes or interpretations do not affect us disproportionately as compared to other companies in our industry that are subject to such authority).

Conduct of Business Pending the Merger

Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions, unless we obtain Cisco’s written consent or as necessary to comply with legal requirements, we will and will cause each of our subsidiaries to:

•

carry on our and their businesses in the ordinary course of business consistent in all material respects with past practice (which we refer to as our ordinary course of business) and in material compliance with applicable legal requirements;

•

pay all debt, taxes and other obligations when due, and use commercially reasonable efforts to keep available the services of our present officers and key employees and to preserve intact our present business organizations and relationships;

•

use commercially reasonable efforts to assure that our material contracts entered into after the date of the merger agreement will not require a consent or waiver or terminate as a result of the merger;

•	maintain leased premises in accordance with the terms of the lease in all material respects; and

•	consult with Cisco regarding the defense or settlement of any material litigation other than routine litigation in the ordinary course of business.

In addition, we have also agreed that until the earlier of termination of the merger agreement or the effective time of the merger, subject to certain exceptions for actions taken in the ordinary course of business or below certain dollar thresholds, without Cisco’s written consent, unless necessary to comply with legal requirements, we will and will cause our subsidiaries to comply with specific restrictions relating to, among others:

•	amending our certificate of incorporation or bylaws or similar organizational documents;

•

declaring or paying any dividends or distributions on our common stock; splitting or reclassifying our common stock; adopting any stockholder rights plan; or adopting any plan of liquidation or dissolution;

•	accelerating or amending the vesting of stock options or stock awards;

•	violating, terminating (other than a scheduled term expiration), amending or waiving any of the material terms of any material contract;

•

issuing or purchasing voting debt, shares, options, rights, or other securities other than (i) upon exercise or settlement of outstanding incentive awards, (ii) per calendar quarter, grants of restricted stock units for up to 150,000 shares to certain new employees and existing non-executive employees and annual grants to directors consistent with past practice and (iii) share repurchases in connection with termination of service;

•

hiring officers at the level of vice president or above, or entering into, or extending the term of, any employment or consulting agreement with any officer, employee, consultant or independent contractor other than offer letters to up to 50 new at-will employees per calendar quarter; or terminating employment, other than for cause, changing titles, offices or positions or materially reducing responsibilities of officers at the level of vice president or above;

•	making loans or capital contributions to, or investments in, any other person, other than our subsidiaries or forgiving, discharging or modifying in any material respect any outstanding loan;

•

transferring or licensing any intellectual property or acquiring or licensing any third party intellectual property; transferring or providing a copy of any of our source code to any person, other than to authors on a “need to know” basis for developing our code or contractually required deposit into a source code escrow; or entering into an agreement for development of material intellectual property by or for us or our subsidiaries (other than our standard employee and independent contractor agreements);

•

entering into or amending any agreement that (i) expressly limits our rights to engage in business activities with any person or in any market or geography, (ii) grants “most favored nation” pricing (other than contracts with customers having a duration of 5 years or less) (iii) grants exclusive sales, distribution, marketing or similar rights, (iv) grants any rights of refusal, first negotiation or similar rights, (v) expressly limits our rights to sell, distribute or manufacture our products or (vi) expressly limits our rights to purchase components, materials, supplies, equipment, intellectual property or material services where the limitation would be material to us;

•	selling, leasing, licensing or encumbering our assets that are material to our business, other than our sales of products and services;

•	incurring indebtedness other than ordinary trade payables, under existing credit facilities and under certain letters of credit or similar guarantees of performance;

•	entering into any operating leases in excess of specified dollar amounts;

•	paying or discharging certain liabilities and obligations in excess of specified dollar amounts;

•	making capital expenditures in excess of $8 million in any calendar quarter;

•	materially changing the amount of any insurance coverage;

•	adopting or amending in any material respect our benefit plans or agreements or paying any special bonuses or increasing salaries;

•	adding any members to our board of directors or our subsidiaries’ boards of directors;

•	granting, paying or entering into any plans or agreements for severance, retention or termination pay or accelerated benefits except as provided in existing plans or agreements;

•	commencing any material lawsuits or settling any lawsuits or disputes;

•	acquiring any business, company or material assets or entering into any joint venture, strategic alliance or partnership;

•

making or changing any material election with respect to taxes, adopting or changing any material accounting method with respect to taxes, filing or amending any material tax return, or taking certain other actions with respect to tax matters;

•	changing our accounting methods or revaluing any material assets, except where required by GAAP;

•	fail to timely file any documents required to be filed by us with the SEC;

•	purchasing or selling real property or leasing real property in excess of specified dollar amounts;

•	creating any encumbrance on our properties;

•	entering into any affiliate transaction;

•	entering into or materially modifying hedging or cash management transactions or agreements;

•	entering into or materially modifying specified types of joint development contracts, manufacturing agreements, or marketing agreements;

•	entering into any contract relating to an industry standards group in which we contribute or share pooled patent rights; and

•	committing or agreeing to take any of the actions described in the previous bullet points.

Limitation on Considering Other Acquisition Proposals

We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•

solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce any acquisition proposal or the making of any inquiry or proposal that is or would reasonably be expected to lead to an acquisition proposal;

•

enter into, participate in, maintain or continue any communications or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly facilitating, any acquisition proposal;

•	agree to, accept, approve, endorse or recommend any acquisition proposal;

•	enter into any letter of intent or any other contract (whether or not binding) relating to any acquisition proposal;

•	submit any acquisition proposal to the vote of our stockholders; or

•	grant any waiver or release under any standstill or similar agreement with respect to us or our subsidiaries or any class of our equity securities.

An “acquisition proposal” means any agreement, offer, proposal or indication of interest (other than from Cisco or merger sub) or any public announcement to enter into or make any of the same, relating to, or involving: (A) the acquisition by any person or group of more than a 15% interest in our total outstanding voting securities or any tender or exchange offer that would result in any person beneficially owning 15% or more of our total outstanding voting securities, or any merger or other business combination involving us where our current stockholders would own less 85% of the total outstanding voting securities of the surviving entity or its parent; (B) any sale, transfer, disposition or license of 15% or more of our consolidated assets; or (C) any liquidation or dissolution of Starent.

At any time prior to obtaining stockholder approval, our board of directors may nevertheless in response to an unsolicited bona fide written acquisition proposal following the date of the merger agreement that is not otherwise obtained in violation of the restrictions set forth in the preceding bullet points and that our board of directors determines in good faith (after consultation with our outside legal counsel and financial advisor) is or would reasonably be expected to lead to a superior offer:

•	enter into discussions with the person making the acquisition proposal; and

•

furnish to the person making the acquisition proposal non-public information with respect to us and our subsidiaries pursuant to a confidentiality agreement which (i) contains terms that are at least as restrictive as the terms of the confidentiality agreement that we and Cisco have executed in connection with the merger, including non-solicitation and standstill provisions and (ii) does not include any exclusive right to negotiate or any restriction on fulfilling our obligations under the merger agreement;

provided that we give Cisco advance written notice of our intent to take such actions and we furnish the same information to Cisco prior to or contemporaneous with providing it to the person making the acquisition proposal.

A “superior offer” means an unsolicited, bona fide written offer made after the date of the merger agreement by a third party to acquire, pursuant to a tender or exchange offer, merger or other business combination, beneficial ownership of more than 50% of our assets or more than 50% of our total outstanding voting securities and as a result of which our stockholders would hold less than 50% of the equity interests in the surviving or resulting entity or its parent, for consideration consisting exclusively of cash and/or SEC-registered securities, and on terms that our board of directors has in good faith concluded (following consultation with our outside legal counsel and financial advisor) would be, if consummated, more favorable to our stockholders than the terms of the merger agreement (after giving effect to any changes proposed by Cisco in response to the offer) and is reasonably likely to be consummated on the proposed terms.

We have agreed to advise Cisco (orally and in writing) within one business day after receipt of any acquisition proposal or any request for non-public information which would reasonably be expected to lead to an acquisition proposal, of the material terms and conditions of such acquisition proposal and the identity of the person making any such acquisition proposal or request, and of any material changes to any such acquisition proposal. We have also agreed to provide Cisco with prior notice of any board meeting when our directors are reasonably expected to discuss any acquisition proposal.

Nothing in the merger agreement prevents our board of directors from withholding, withdrawing, qualifying, amending or modifying its recommendation to our stockholders to vote in favor of adoption of the merger agreement in connection with a superior offer made to us, if:

•	our stockholders have not yet adopted the merger agreement at the special meeting;

•	we have complied in all material respects with our merger agreement obligations regarding the special meeting, our board of directors’ recommendation and non-solicitation of alternative proposals;

•	such superior offer is not withdrawn and continues to be a superior offer as set forth in a final and definitive written agreement submitted irrevocably to us;

•

we have provided four business days’ prior written notice to Cisco of the superior offer and our board of directors’ intent to change its recommendation, including the material terms and conditions of such superior offer, the identity of the person making such offer and a copy of the definitive agreement relating to such offer;

•

if requested by Cisco, we have made our representatives available during the four business day period following our required notice of a superior offer to discuss modifications to the merger agreement that would cause the superior offer in such notice to no longer be a superior offer;

•

Cisco has not made a written, binding and irrevocable offer to us within four business days following receipt of our required notice of a superior offer that our board of directors concludes in good faith (after consultation with our outside legal counsel and financial advisor) to be at least as favorable to our stockholders as such superior offer; and

•

our board of directors has concluded in good faith (after consultation with our outside legal counsel) that, in light of such superior offer and taking into account any updated offer made by Cisco, the failure to change its recommendation is reasonably likely to result in a breach of its fiduciary obligations to our stockholders under applicable legal requirements.

In addition to our board of directors’ rights in connection with a superior offer as described above, nothing in the merger agreement prevents our board of directors from withholding, withdrawing, qualifying, amending or modifying its recommendation to our stockholders to vote in favor of adoption of the merger agreement for a reason unrelated an acquisition proposal if:

•	our stockholders have not yet adopted the merger agreement at the special meeting;

•	we have complied in all material respects with our merger agreement obligations regarding the special meeting, board recommendation and non-solicitation of alternative proposals;

•

our board of directors has concluded in good faith (after consultation with our outside legal counsel) that, in light of material facts, events and/or circumstances that have developed since the date of the merger agreement which were previously unknown and not reasonably foreseeable by us as of the date of the merger agreement (other than a determination that the $35 per share consideration is insufficient in and of itself) and taking into account any updated Cisco offer, the failure to change its recommendation is reasonably likely to result in a breach of its fiduciary obligations to our stockholders under applicable legal requirements;

•

we have provided at least four business days’ prior written notice to Cisco that our board of directors intends to change its recommendation and, if requested by Cisco, we have made our representatives available during the four business day period following our required notice of an intended change of recommendation to discuss the facts and circumstances underlying the proposed change of recommendation, the reason for such proposed change and any modifications to the merger agreement that Cisco desires to propose to that would obviate the need for such change of recommendation; and

•

Cisco has not made a written, binding and irrevocable offer to us within four business days following receipt of our required notice of a proposed change of recommendation that our board of directors concludes in good faith (after consultation with our outside legal counsel and financial advisor) would obviate the need for such change of recommendation.

Further Actions and Agreements

Starent Stockholders’ Meeting. We have agreed to call and hold a stockholders’ meeting as promptly as reasonably practicable after the execution of the merger agreement for the purpose of voting upon the adoption of the merger agreement. We have agreed to use our commercially reasonable efforts to solicit from our stockholders proxies, and to take all other reasonable action necessary to secure the vote of our stockholders, in favor of adoption of the merger agreement.

Access to Information. We have agreed to afford Cisco and its representatives with reasonable access to our properties, books, personnel and records, to provide certain financial and tax information to Cisco, and to provide other documents and information in our possession that Cisco may reasonably request prior to the closing of the merger.

Directors’ and Officers’ Indemnification and Insurance. For six years after the effective time of the merger, Cisco will assume, and will cause the surviving corporation of the merger to fulfill and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of our directors or officers as of immediately prior to the effective time of the merger, in each case subject to applicable legal requirements.

For six years after the effective time of the merger, the surviving corporation will maintain, to the extent commercially available, our directors’ and officers’ liability insurance in effect on the date of the merger agreement, for the benefit of those persons who were our directors and officers immediately prior to the effective time of the merger for their acts and omissions occurring prior to the effective time of the merger. The surviving corporation’s obligation to provide this insurance coverage is subject to a cap on annual premiums equal to 300% of our most recently paid annual premium for such insurance coverage. The surviving corporation is permitted to substitute a “tail” insurance policy for our existing insurance policy so long as it provides comparable coverage. If the surviving corporation cannot maintain the existing or equivalent insurance coverage without exceeding the cap, the surviving corporation may reduce the amount of insurance coverage, or substitute a “tail” policy, to the amount of coverage that can be obtained by paying annual premiums that in the aggregate do not exceed 300% of our most recently paid annual premium.

Regulatory Approvals; Other Actions. The merger agreement obligates Cisco and us to use reasonable best efforts to obtain all consents and approvals required to be obtained to consummate the merger, including making any filings required under the HSR Act or similar antitrust and competition laws, and cooperating with each other in all such filings and efforts. The merger agreement also obligates Cisco and us to use reasonable best efforts to resolve any objections asserted by any governmental entity under antitrust and competition laws, but Cisco is not obligated to litigate or contest any action brought by a governmental entity under the antitrust and competition laws and is not obligated to divest or hold separate any assets or to agree to any limitations on the conduct of business following the merger.

As to matters other than regulatory approvals, we and Cisco have agreed to use commercially reasonable efforts take, or cause to be taken, all action and do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective the merger, including satisfying all closing conditions and executing and delivering any additional instruments necessary to consummate the merger.

Public Announcements. We have agreed to consult with Cisco before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger.

Conditions to the Closing of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Cisco and we are obligated to effect the merger only if the following conditions have been satisfied or waived:

•	the merger agreement has been adopted by our stockholders at the special meeting;

•

no order or injunction issued by any court or other legal or regulatory restraint preventing the closing of the merger is in effect and no governmental action, law or order is in effect which prohibits the closing of the merger or makes the closing of the merger illegal; and

•	the waiting periods required under the HSR Act have expired or have been terminated.

Cisco will not be obligated to effect the merger unless the following conditions have been satisfied or waived by Cisco:

•

our representations and warranties in the merger agreement as to our corporate organization and the authorization, execution, delivery and enforceability of the merger agreement are true and correct as of signing and closing; as to our capitalization are true and correct as of signing and closing, except for deviations which may not exceed 1% of our fully diluted capitalization; and as to the other matters are true and correct as of signing and closing, except where the circumstances causing the failure of such representations and warranties to be true and correct have not had, and would not reasonably be expected to have, a material adverse effect on us;

•

we have performed and complied in all material respects with all covenants, obligations and conditions required to be performed and complied with by us under the merger agreement at or prior to the closing of the merger;

•	there is no pending claim, suit, action or proceeding brought by any governmental entity in which an unfavorable injunction, judgment, order, decree, ruling or charge would:

•	prevent, restrain, prohibit or make illegal the consummation of any of the transactions contemplated by the merger agreement;

•	cause any of the transactions contemplated by the merger agreement to be rescinded;

•

prohibit, limit or adversely affect in any material respect, or place any material conditions on, the ownership, control or operation by us or Cisco of our business or any material portion of our assets, or the business or any material portion of the assets of our subsidiaries or of Cisco or its subsidiaries, require the disposition of any portion of our assets or assets of our subsidiaries or of Cisco and its subsidiaries, or impose limitations or restrictions on the conduct of business by us, Cisco or our respective subsidiaries; or

•	have a material adverse effect on us or Cisco; and

and no such injunction, judgment, order, decree, ruling or charge may be in effect and no legal requirement may have been enacted having any such effect.

•

any other governmental approval, waiver or consent necessary for the closing of the merger, including under applicable foreign antitrust laws, has been obtained or terminated or has expired in any jurisdiction where the failure to obtain such approval, waiver or consent would materially impair the business or operations of us, Cisco or our respective material subsidiaries or materially impact the relationship of us, Cisco or our respective material subsidiaries with a governmental entity in a manner that would reasonably be expected to materially impair its business or operations in such jurisdiction; and

•

we have not suffered a material adverse effect since the date of the merger agreement and no change, event or condition that, individually or in the aggregate with any other changes, events or conditions, would reasonably be expected to have a material adverse effect on us.

We will not be obligated to effect the merger unless the following conditions have been satisfied or waived:

•

Cisco’s representations and warranties in the merger agreement as to its corporate organization and the authorization, execution, delivery and enforceability of the merger agreement are true and correct as of signing and closing; and as to the other matters are true and correct as of signing and closing, except where the circumstances causing the failure of such representations and warranties to be true and correct have not had, and would not reasonably be expected to have, a material adverse effect on Cisco; and

•

each of Cisco and merger sub has performed and complied in all material respects with all covenants, obligations and conditions required to be performed and complied with by Cisco and merger sub at or prior to the closing date of the merger.

Termination of the Merger Agreement

Cisco and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent;

•

by either Cisco or us, if the merger has not been completed by June 12, 2010 or any other date agreed by Cisco and us, except that if the merger is not completed by such date because any applicable waiting period under the HSR Act or other antitrust or competition law, or other governmental approval that is required to complete the merger, is not obtained, terminated or expired, or because any order is in effect prohibiting the closing of the merger or because governmental actions seeking to restrain the closing of the merger are pending, but all other conditions have been satisfied, in which case either Cisco or we can terminate the merger agreement if the merger is not completed by October 12, 2010;

•

by either Cisco or us, if any governmental entity has issued an order, decree or ruling or taken any other action having the effect of permanently prohibiting the closing of the merger that is final and nonappealable;

•

by either Cisco or us, if our stockholders do not adopt the merger agreement at the special meeting and, in our case, the failure to obtain stockholder approval is not the result of a material breach of the merger agreement;

•	by either Cisco or us, if the other party is in material breach of the merger agreement following notice and an opportunity to cure such breach, if curable;

•	by Cisco, prior to our stockholders’ adoption of the merger agreement, upon the occurrence of any of the following, each a triggering event:

•	our board of directors withholds, withdraws, qualifies, amends or modifies its recommendation to our stockholders to vote in favor of adoption of the merger agreement;

•	we fail to include such recommendation in this proxy statement;

•	we fail to convene or hold the special meeting as required under the merger agreement;

•

any of our directors or officers has directly or indirectly materially breached the provisions of the merger agreement regarding our obligations for the special meeting, the recommendation of our board of directors, or non-solicitation of other acquisition proposals;

•	our board of directors approves or publicly recommends any other acquisition proposal;

•	we enter into any letter of intent or other agreement accepting any other acquisition proposal;

•

our board of directors fails to reaffirm its recommendation to our stockholders to vote in favor of adoption of the merger agreement within ten business days after Cisco’s request in response to an acquisition proposal or material modification to an acquisition proposal;

•

following the commencement of a tender or exchange offer by a party other than Cisco, our board of directors fails to recommend the rejection of such tender or exchange offer or fails to reaffirm its recommendation to our stockholders to vote in favor of adoption of the merger agreement or fails to recommend the rejection of such tender or exchange offer in any press release we publish or in any Schedule 14D-9 we file with the SEC, in each case relating to such tender offer or exchange offer; or

•	by us, prior to our stockholders’ adoption of the merger agreement, upon a change of recommendation for a superior offer and following payment to Cisco of a termination fee of $63.5 million.

Termination Fees and Expenses

The merger agreement requires that we pay Cisco a termination fee of $63.5 million if:

•	Cisco terminates the merger agreement following a triggering event prior to our stockholders’ adoption of the merger agreement;

•

Following a triggering event, Cisco or we terminate the merger agreement, if the merger has not been completed by June 12, 2010, or October 12, 2010, if such earlier date has been extended as described above;

•

Following a triggering event, Cisco or we terminate the merger agreement after our stockholders do not adopt the merger agreement at the special meeting and, in our case, the failure to obtain stockholder approval is not the result of a material breach of the merger agreement;

•	We terminate the merger agreement upon a change of recommendation for a superior offer; or

•

Cisco or we terminate the merger agreement due to our stockholders not adopting the merger agreement, if an alternative acquisition proposal was publicly disclosed prior to such termination and we consummate or enter into an agreement for an acquisition transaction within twelve months following the termination of the merger agreement, which acquisition subsequently is consummated.

If we pay Cisco the termination fee, it shall be the sole and exclusive remedy available to Cisco and merger sub in connection with the termination of the merger agreement.

If Cisco or we terminate the merger agreement after our special meeting has been held and our stockholders have failed to adopt the merger agreement and we are not then obligated to pay Cisco a termination fee, then we will reimburse Cisco for all of its fees and expenses not in excess of $5 million. Any amount so paid will be credited against any subsequent termination fee paid by us to Cisco.

In all other cases, the merger agreement provides that, regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses.

Extension, Waiver and Amendment of the Merger Agreement

We and Cisco may amend the merger agreement at any time prior to the closing of the merger. However, after stockholder adoption of the merger agreement has been obtained, no amendment can be made that by law or in accordance with the rules of The NASDAQ Stock Market would require approval by our stockholders without obtaining such further approval.

Either we or Cisco may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in the other party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement.

OTHER AGREEMENTS

The Voting Agreements

As a condition and inducement to Cisco entering into the merger agreement, certain of our directors who own shares of our common stock and certain funds and/or trusts affiliated with these directors entered into a Voting Agreement and Irrevocable Proxy, or voting agreement, with Cisco, dated October 12, 2009, pursuant to which each of the stockholders agreed, among other things, to vote the shares of Starent’s common stock over which the stockholder exercises voting control in favor of the adoption of the merger agreement and against any proposal made in opposition to or in competition with the merger. As of November 6, 2009, the record date for the special meeting, these stockholders own approximately 18.9% of the issued and outstanding shares of our common stock. In connection with the execution and delivery of the voting agreements, Cisco did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares. A copy of the form of voting agreement is attached as Annex B to this proxy statement.

The voting agreements require each of the stockholders, among others things, to vote the subject shares in favor of:

•	adoption of the merger agreement; and

•

any matter that could reasonably be expected to facilitate the merger (including any adjournment of the special meeting in order to solicit additional proxies in favor of adoption of the merger agreement);

and against any proposal, which we refer to as acquisition proposals, relating to:

•

any acquisition by another entity of more than a 15% interest in our total outstanding voting securities or any tender offer or exchange offer that if consummated would result in another entity beneficially owning 15% or more of our total outstanding voting securities, or any merger, consolidation, business combination or similar transaction involving us pursuant to which Starent’s stockholders immediately preceding such transaction would hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity);

•	any sale, acquisition, or disposition of more than 15% of our total assets in any single transaction or series of related transactions;

•	the liquidation or dissolution of Starent; or

•	any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the merger.

In addition, each stockholder subject to a voting agreement granted representatives of Cisco an irrevocable proxy to vote the stockholder’s shares of our common stock in favor of adoption of the merger agreement and against any acquisition proposal.

Each stockholder subject to a voting agreement also agreed not to, directly or indirectly,

•	transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, its shares;

•	enter into a swap or similar transaction that transfers the economic consequences of ownership of its shares; or

•	make any offer or enter into any agreement providing for any of the foregoing, other than transfers:

•	to any immediate family member;

•	to a trust for the benefit of such stockholder or any immediate family member for estate planning purposes;

•	to a charitable entity; or

•	in connection with or for the purpose of personal tax-planning;

provided that in each of the foregoing cases, the transferee agrees to be bound by the voting agreement.

Each stockholder agreed to waive and not to seek any appraisal rights in connection with the merger.

Each voting agreement and all obligations of the stockholder and Cisco under each voting agreement will automatically terminate upon the earlier to occur of:

•	the first business day following stockholder adoption of the merger agreement; and

•	the date and time of the termination of the merger agreement in compliance with its terms.

Reseller Agreement

Starent and Cisco have signed a commercial OEM reseller agreement pursuant to which Cisco has the worldwide, non-exclusive right to resell certain Starent UMTS and LTE products for a period of five years. This agreement may be terminated by Cisco under certain circumstances, including upon any change in control acquisition of Starent by a third party, and may be terminated by Starent if, prior to stockholder approval of the merger agreement between Starent and Cisco, Starent enters into an agreement with a third party providing for a change in control acquisition of Starent. In the event of termination, Cisco may continue to sell Starent’s products for a period of one year.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common stock as of September 30, 2009 by:

•	each holder of 5% or more of our outstanding common stock known to us;

•	each director;

•	each executive officer identified as a “named executive officer” in our most recent proxy statement; and

•	all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations for beneficial ownership are based on 71,864,604 shares issued and outstanding as of September 30, 2009. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 2009. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Except as otherwise noted below, the address of each beneficial owner listed in the table is c/o Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
5% Holders
FMR LLC (1)	9,231,664	12.8%
Named Executive Officers and Directors
Ashraf M. Dahod (2)	6,812,446	9.4%
Pierre G. Kahhale (3)	171,621	*
Vijay Kathuria (4)	241,456	*
Thierry Maupilé (5)	200,415	*
Paul J. Milbury (6)	121,041	*
Edward T. Anderson (7)	2,347,207	3.3%
Timothy A. Barrows (8)	2,987,161	4.2%
Sean M. Dalton (9)	1,714,042	2.4%
Matthew J. Desch (10)	11,042	*
James A. Dolce, Jr. (11)	75,846	*
Kenneth A. Goldman (12)	48,498	*
All executive officers and directors as a group (13 persons)	15,204,815	20.6%

*	Less than 1%.
(1)	Of the 9,231,664 shares of common stock deemed beneficially owned, FMR LLC reports sole voting power as to 12,100 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 9,231,664 shares of common stock. No one person’s interest in the 9,231,664 shares of common stock is more than 5% of the total outstanding common stock. We obtained information regarding the beneficial ownership of these shares solely from Amendment No. 1 to the Schedule 13G, filed with the SEC on February 17, 2009 by FMR LLC jointly with its affiliate, Edward C. Johnson III. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.
(2)

Includes 946,665 shares issuable to Mr. Dahod upon exercise of stock options, 267,092 shares held by Shamim Dahod, Mr. Dahod’s wife, 4,240,319 shares held by Nooril-Iman, LP, a Delaware limited partnership and 23,012 shares held by Nooril-Iman Management, LLC, a Delaware limited liability company. Mr. Dahod and Shamim Dahod are co-owners and co-managers of Nooril-Iman Management,

LLC, the General Partner of Nooril-Iman, LP, and may be deemed to share voting and investment power with respect to the shares held by Nooril-Iman, LP and Nooril-Iman Management, LLC. Mr. Dahod disclaims beneficial ownership of the shares held by Nooril-Iman, LP and Nooril-Iman Management, LLC except to the extent of his pecuniary interest, if any.

(3)	Includes 99,788 shares issuable to Mr. Kahhale upon exercise of stock options and 16,000 shares held in a family trust. Mr. Kahhale is the trustee of the trust and may be deemed to have voting and investment power with respect to the shares held by the trust. Mr. Kahhale disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest, if any.
(4)	Consists of 241,456 shares issuable to Mr. Kathuria upon exercise of stock options.
(5)	Includes 163,749 shares issuable to Mr. Maupilé upon exercise of stock options.
(6)	Includes 82,222 shares issuable to Mr. Milbury upon exercise of stock options.
(7)	Consists of 66,666 shares of common stock held by Mr. Anderson and 9,180 shares issuable to Mr. Anderson upon exercise of stock options, 1,543,146 shares held of record by North Bridge Venture Partners IV-A, L.P., or NBVP IV-A, and 728,215 shares held of record by North Bridge Venture Partners IV-B, L.P., or NBVP IV-B. NBVM GP, LLC, or NVBM, the sole general partner of North Bridge Venture Management IV, L.P. which is the sole general partner of each of NBVP IV-A and NBVP IV-B, has sole voting and dispositive power over these shares. Mr. Anderson, a member of our board of directors, is a manager of NVBM and has voting and dispositive power over these shares. Mr. Anderson disclaims beneficial ownership of the shares held by the entities affiliated with North Bridge Venture Partners except to the extent of his pecuniary interest therein, if any. The address for Mr. Anderson is c/o North Bridge Venture Partners, 950 Winter Street, Suite 4600, Waltham, MA 02451.
(8)	Consists of 253,853 shares of common stock held by Mr. Barrows, 9,180 shares issuable to Mr. Barrows upon exercise of stock options, 1,750,920 shares held by Matrix Partners VI, L.P., 596,264 shares held by Matrix VI Parallel Partnership-A, L.P., 241,558 shares held by Matrix VI Parallel Partnership-B, L.P. and 135,386 shares held by Weston & Co. VI LLC, as nominee. Mr. Barrows, a member of our board of directors, is a Managing Member of Matrix VI Management Co., L.L.C., the general partner of each of Matrix Partners VI, L.P., Matrix VI Parallel Partnership-A, L.P. and Matrix VI Parallel Partnership-B, L.P. (collectively, the “Matrix Partnerships”). Mr. Barrows is the managing member of Matrix VI Management Co., L.L.C. and has sole voting and dispositive power with respect to the shares held by the Matrix Partnerships. Mr. Barrows disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Weston & Co. VI LLC (“Weston” and, together with the Matrix Partnerships, the “Matrix Entities”) is nominee for certain beneficial owners, including Mr. Barrows. Mr. Barrows has sole voting and investment control with respect to 135,386 shares beneficially held by Weston for him personally. Mr. Barrows is authorized by the sole member of Weston to take any action with respect to the remaining shares held by Weston as directed by the underlying beneficial owners. Mr. Barrows disclaims beneficial ownership of such remaining shares. The address of Mr. Barrows is c/o Matrix Partners, Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451.
(9)

Consists of 9,972 shares of common stock held by Mr. Dalton, 55,012 shares issuable to Mr. Dalton upon exercise of stock options, 1,164,238 shares held of record by Highland Capital Partners V Limited Partnership (“Highland Capital V”), 300,128 shares held of record by Highland Capital Partners V-B Limited Partnership (“Highland Capital V-B”), 184,692 shares held of record by Highland Entrepreneurs’ Fund V Limited Partnership (“Highland Entrepreneurs’ Fund” and together with Highland Capital V and Highland Capital V-B, the “Highland Investing Entities”). Highland Management Partners V Limited Partnership (“HMP”) is the general partner of Highland Capital V and Highland Capital V-B. HEF V Limited Partnership (“HEF”) is the general partner of Highland Entrepreneurs’ Fund. Highland Management Partners V, Inc. (“Highland Management”) is the general partner of both HMP and HEF. Mr. Dalton, a member of our board of directors, is a managing director of Highland Management. Highland Management, as the general partner of the general partners of the Highland Investing Entities, may be deemed to have beneficial ownership of the shares held by the Highland Investing Entities. Mr. Dalton, as a managing director, has shared voting and investment control over all the shares held by the Highland Investing Entities and therefore may be deemed to share beneficial ownership of the shares held by Highland Investing Entities by virtue of his status as a controlling person of Highland Management.

Mr. Dalton disclaims beneficial ownership of the shares held by the Highland Investing Entities except to the extent of his pecuniary interest therein, if any. The address for Mr. Dalton is 92 Hayden Avenue, Lexington, MA 02421.

(10)	Consists of 11,042 shares issuable to Mr. Desch upon exercise of stock options.
(11)	Includes 9,180 shares issuable to Mr. Dolce, Jr. upon exercise of stock options.
(12)	Consists of 48,498 shares issuable to Mr. Goldman upon exercise of stock options.

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or telephone.

HOUSEHOLDING OF PROXY STATEMENT

As permitted by the Securities Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876, Attention: Secretary (978) 851-1100.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of stockholders of Starent. However, if the merger is not completed, Starent’s public stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in our proxy materials in connection with the 2010 Annual Meeting of Stockholders, the proposal must be received by our Secretary on or before December 7, 2009 and otherwise meet the requirements of applicable SEC rules. Stockholder proposals to be presented at the 2010 Annual Meeting of Stockholders which are not intended to be included in our proxy materials must be delivered to our Secretary between January 21, 2010 and February 20, 2010 in accordance with the procedures in our bylaws.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Starent Networks, Corp.

30 International Place

Tewksbury, Massachusetts 01876

Attention: Investor Relations

Telephone: (978) 863-3743

If you would like to request documents from us, please do so by December 4, 2009, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Innisfree M&A Incorporated

Banks and Brokers Please Call Collect: (212) 750-5833

Stockholder Please Call: (888) 750-5834

You should not send in your Starent stock certificates until you receive the transmittal materials from the exchange agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 9, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or telephone or attending the special meeting and voting in person. Please call our proxy solicitor, Innisfree M&A Incorporated, collect at (212) 750-5833 (banks and brokers) or (888) 750-5834 (all others, toll free) if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CISCO SYSTEMS, INC.,

BARCELONA ACQUISITION CORP.

AND

STARENT NETWORKS, CORP.

October 12, 2009

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EXHIBITS

Exhibit A	—	Form of Voting Agreement and Irrevocable Proxy
Exhibit B	—	Form of Certificate of Merger

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 12, 2009 (the “Agreement Date”), by and among Cisco Systems, Inc., a California corporation (“Parent”), Barcelona Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Sub”), and Starent Networks, Corp., a Delaware corporation (the “Company”).

RECITALS

A. The Boards of Directors of the Company, Parent and Sub have determined that it is advisable and in the best interests of the stockholders of their respective companies that Sub merge with and into the Company (the “Merger”), with the Company to survive the Merger and to become a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement, and, in furtherance thereof, have approved and declared advisable the Merger, this Agreement and the other transactions contemplated by this Agreement.

B. The Company, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

C. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain stockholders of the Company are entering into voting agreements and irrevocable proxies in substantially the form attached hereto as Exhibit A (the “Voting Agreements”).

D. Concurrently with the execution of this Agreement, certain employees of the Company are entering into employment agreements, and related Ancillary Agreements (as defined below) (collectively, the “Employment Offer Documents”), in each case to become effective upon the Closing.

E. Concurrently with the execution of this Agreement, certain employees of the Company are entering into Non-Competition Agreements, in each case to become effective upon the Closing.

F. Concurrently with the execution of this Agreement, certain employees of the Company are entering into Equity Agreements with the Company for the benefit of Parent, in each case to become effective upon the Closing.

G. Concurrently with the execution of this Agreement, certain employees of the Company are entering into Benefits Waivers, in each case to become effective upon the Closing.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.

“2000 Plan Awards” shall mean Company Options or Company RSUs under the Company’s 2000 Stock Incentive Plan.

“2007 Plan Awards” shall mean Company Options or Company RSUs under the Company’s 2007 Stock Incentive Plan.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Ancillary Agreements” shall mean non-competition agreements, proprietary information and inventions agreements, transfer technology assessment agreements, arbitration agreements, conflicts of interest agreements, and benefit waivers, each to be entered into with Parent.,

“Business” shall mean the business of the Company and its Subsidiaries as currently conducted and/or as currently proposed to be conducted by the Company or any Subsidiary, including the design, development, manufacturing, reproduction, branding, marketing, advertising, promotion, licensing, sale, offer for sale, importation, distribution, provision and/or use of any and all Company Products in any and every territory of the world.

“Business Day” shall mean a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California.

“Cash Out Amount” shall mean (i) with respect to a Company Option to purchase Company Common Stock, an amount of cash, without interest, equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option multiplied by (B) the Per-Share Cash Amount less the exercise price per share of such Company Option in effect immediately prior to the Effective Time, and (ii) with respect to a Company RSU to acquire Company Common Stock, an amount of cash, without interest, equal to the product of (A) the number of shares of Company Common Stock issuable upon settlement of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time multiplied by (B) the Per-Share Cash Amount. If the exercise price per share of a Company Option is equal to or greater than the Per-Share Cash Amount, the Cash Out Amount for such Company Option shall be zero.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Board” shall mean the Board of Directors of the Company.

“Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Options” shall mean options to purchase shares of Company Common Stock.

“Company Option Plans” shall mean the stock option plans, programs, agreements or arrangements of the Company, collectively and as amended, including the Company’s 2000 Stock Incentive Plan and 2007 Stock Incentive Plan.

“Company Preferred Stock” shall mean the preferred stock of the Company.

“Company RSUs” shall mean restricted stock purchase rights, restricted stock units or restricted stock bonuses granted under the Company Option Plans.

“Continuing Employees” shall mean the employees of the Company or its Subsidiaries who remain employees of the Surviving Corporation or its Subsidiaries or become employees of Parent or its subsidiaries as of the Effective Time.

“Contract” shall mean any legally-binding written, oral or other agreement, contract, subcontract, lease, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the Agreement Date or as may hereafter be in effect.

“Debt” shall mean the outstanding amount of (i) indebtedness for borrowed money, (ii) amounts owing as deferred purchase price for the purchase of any property, (iii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture, letter of credit or other debt instrument or debt security, (iv) accounts payable to trade creditors and other accrued expenses, in each case not arising in the Ordinary Course of

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Business, (v) amounts owing under any capitalized or synthetic leases, (vi) obligations secured by any Encumbrances, (vii) commitments or obligations to assure a Person against loss (including contingent reimbursement obligations under letters of credit), and (viii) guarantees with respect to any indebtedness or obligation of a type described in clauses (i) through (vii) above of any Person, of the Company and the Subsidiaries.

“Delaware Law” shall mean the General Corporation Law of the State of Delaware, as amended.

“Dissenting Shares” shall mean any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with Delaware Law in connection with the Merger.

“Dissenting Stockholder” shall mean any stockholder of the Company exercising appraisal rights pursuant to Delaware Law in connection with the Merger.

“Encumbrance” shall mean, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset or security (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

“Group” shall have the definition ascribed to such term under Section 13(d) of the Exchange Act.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“knowledge” shall mean, with respect to the Company, the knowledge of any individual set forth on Schedule 1.1 of the Company Disclosure Letter with respect to a fact, circumstance, event or other matter after reasonable inquiry, including reasonable inquiry of such individual’s files and records.

“Legal Requirements” shall mean with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, permit, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees applicable to such Person or its subsidiaries, their business or any of their respective assets or properties.

“made available” shall mean, with respect to any statement in this Agreement or the Company Disclosure Letter to the effect that any information, document or other material has been “made available” to Parent or its representatives, that such information, document or material was: (i) made available for review by Parent or its representatives in the virtual data room managed by the Company in connection with this Agreement at least 24 hours prior to the time of execution of this Agreement; or (ii) actually delivered (whether by physical or electronic delivery) to or otherwise in the possession of Parent or its representatives at least 24 hours prior to the time of execution of this Agreement.

“Material Adverse Effect” shall mean with respect to any entity, any change, event, violation, inaccuracy, occurrence, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or

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warranties made by such entity in this Agreement, is, or is reasonably likely to, (i) have a material adverse effect on the condition (financial or otherwise), assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole or (ii) materially impede or delay such entity’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements, except to the extent that any such Effect is proximately caused by: (A) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally (provided that such conditions or changes do not affect such entity disproportionately as compared to other companies that operate in such entity’s industries in such affected geography); (B) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world (provided that such conditions or changes do not affect such entity disproportionately as compared to other companies that operate in such entity’s industries in such affected geography); (C) conditions (or changes in such conditions) in the industries in which the entity and its subsidiaries conduct business (provided that such conditions or changes do not affect such entity disproportionately as compared to other companies that operate in such affected industries); (D) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (provided that such conditions, changes or acts do not affect such entity disproportionately as compared to other companies that operate in such entity’s industries in such affected geography); (E) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (provided that such events do not affect such entity disproportionately as compared to other companies that operate in such entity’s industries in such affected geography); (F) changes in the Company’s relationships or prospective relationships with current or potential customers, suppliers or business partners as a result of the entering into, announcement or pendency of the transactions contemplated hereby; (G) with respect to the Company, any actions taken or failure to take action, in each case, which Parent has expressly in writing approved, consented to or requested; (H) changes in such entity’s stock price or the trading volume of such entity’s stock, or any failure by such entity to meet any published financial analysts’ estimates or expectations of such entity’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such entity to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying Effects that may have caused such changes or failures unless such Effects would otherwise be excepted from this definition); (I) any legal proceedings commenced or threatened by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company that assert allegations of a breach of fiduciary duty or violations of securities laws relating to this Agreement or the transactions contemplated by this Agreement; or (J) changes in any applicable Legal Requirement (or the interpretation thereof by a Governmental Entity of competent authority with respect to such entity) or changes in GAAP or other accounting standards (or the interpretation thereof by the PCAOB, independent auditors or similar competent authority with respect to such entity) (provided that such changes or interpretations do not affect such entity disproportionately as compared to other companies that operate in such entity’s industries that are subject to such authority).

“Option Exchange Ratio” shall mean the quotient obtained by dividing the Per-Share Cash Amount by the Parent Stock Price.

“Ordinary Course of Business” shall mean the ordinary course of business consistent in all material respects with past practice.

“Parent Common Stock” shall mean the common stock, par value $0.001 per share, of Parent.

“Parent Stock Price” shall mean the average of the closing sale prices for a share of Parent Common Stock as quoted on The NASDAQ Global Select Market for the ten consecutive trading days ending with the third trading day that precedes the Closing Date (as defined in Section 1.3).

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“Permitted Encumbrance” shall mean (i) liens for Taxes or other impositions imposed by any Governmental Entity not yet due and payable or being contested in good faith, provided that adequate reserves (as determined in accordance with GAAP) have been set aside for payment thereof, (ii) statutory liens which are incurred in the Ordinary Course of Business for sums which are not yet due and payable or being contested in good faith, provided adequate reserves (as determined in accordance with GAAP) have been set aside for the payment thereof, (iii) liens arising in the Ordinary Course of Business and securing obligations not yet due and payable, (iv) easements, rights-of-way, restrictions and other similar charges or non-monetary Encumbrances which do not materially and adversely impair the current use, occupancy or business operations of such properties, (v) Encumbrances arising under any lease, sublease or other occupancy agreement of any property, or (vi) liens securing Debt reflected on the Company Balance Sheet.

“Per-Share Cash Amount” shall mean $35.00 per share of Company Common Stock.

“Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

“Repurchase Rights” shall mean outstanding rights to repurchase unvested shares of Company Capital Stock that are held by the Company or similar restrictions in the Company’s favor with respect to shares of Company Capital Stock.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary” shall mean any corporation, association, business entity, partnership, joint venture, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Tax” (and, with correlative meaning, “Taxes”, “Taxable” and “Taxing”) shall mean (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

1.2 The Merger. At the Effective Time (as defined in Section 1.4), on the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”) (which shall include the form of certificate of incorporation of the Surviving

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Corporation), and the applicable provisions of Delaware Law, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.3 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at a time and date to be specified by the parties which will be no later than the second Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI (excluding conditions that by their terms are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the “Closing Date.”

1.4 Effective Time. At the Closing, after the satisfaction or waiver in writing of each of the conditions set forth in Article VI, Sub and the Company shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger being referred to herein as the “Effective Time”).

1.5 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become debts, liabilities and duties of the Surviving Corporation.

1.6 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read as set forth in Attachment A to the Certificate of Merger until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

(b) At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation, and such Bylaws.

1.7 Directors and Officers. At the Effective Time, the directors and officers of Sub, as constituted immediately prior to the Effective Time, shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

1.8 Effect on Capital Stock.

(a) On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any holder of Company Capital Stock:

(i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares cancelled pursuant to Section 1.8(b)) shall be converted into the right to receive, subject to and in accordance with Section 1.10(c), an amount of cash equal to the Per-Share Cash Amount, without interest. As of the Effective Time, all such shares of Company Common Stock shall automatically be cancelled and no longer be deemed outstanding, and the holders thereof shall not have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, upon surrender of Certificates (as defined in Section 1.10) in accordance with Section 1.10.

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(ii) At the Effective Time, each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of the sole stockholder of Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of common stock of the Surviving Corporation into which the shares of Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). The certificate evidencing ownership of shares of Sub common stock will evidence ownership of the same number of shares of common stock of the Surviving Corporation.

(b) Cancellation of Company Capital Stock Owned by the Company and Parent. At the Effective Time, all shares of Company Capital Stock that are owned by the Company as treasury stock immediately prior to the Effective Time, and each share of Company Capital Stock owned by Parent or any direct or indirect wholly-owned Subsidiary of the Company or subsidiary of Parent immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

(c) Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock or Parent Common Stock occurring after the Agreement Date and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(d) Appraisal Rights. Notwithstanding anything contained herein to the contrary, if any stockholder of the Company that is entitled to appraisal rights demands to be paid the “fair value” of such holder’s shares of Company Capital Stock and complies with all conditions and obligations necessary to perfect appraisal rights in accordance with Delaware Law, each Dissenting Share held by such stockholder will not be converted into the right to the cash amounts set forth in Section 1.8(a), but shall be entitled only to such rights as are granted by Delaware Law to a holder of Dissenting Shares except as provided in this Section 1.8(d). The Company shall give Parent (i) prompt notice of any such demands received by the Company, including any stockholder’ s notice of their intent to demand payment pursuant to Delaware Law that the Company receives prior to the Company Stockholders Meeting, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares. If, after the Effective Time, any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to seek appraisal rights, the Dissenting Shares held by such stockholder shall immediately be converted into the right to receive the cash payable pursuant to Section 1.8(a) in respect of such shares as if such shares never had been Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 1.10(c), following the satisfaction of the applicable conditions set forth in Section 1.10(c), the amount of cash to which such holder would be entitled in respect thereof under Section 1.8(a) as if such shares never had been Dissenting Shares (and all such cash shall be deemed for all purposes of this Agreement to have become deliverable to such holder pursuant to Section 1.8(a)).

1.9 Unvested Company Shares; Company Options; Company RSUs.

(a) Unvested Company Shares. The payout of cash pursuant to clause (i) of Section 1.8(a) in exchange for Company Common Stock that immediately prior to the Effective Time was restricted, not fully vested or subject to Repurchase Rights (“Unvested Company Shares”) shall be subject to the same restrictions, vesting arrangements or Repurchase Rights that were applicable to such Unvested Company Shares

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immediately prior to or at the Effective Time. Therefore, cash otherwise payable pursuant to Section 1.8(a)(i) in exchange for each share of Company Common Stock that immediately prior to the Effective Time was restricted or not fully vested (“Unvested Cash”) shall not be payable by Parent at the Effective Time, and shall instead be paid out by Parent on the date that such share of Company Common Stock would have become vested under the vesting schedule in place for such share immediately prior to or at the Effective Time (subject to the conditions and other terms of such vesting schedule, any applicable employment, change in control or retention plan or agreement (as modified or superseded by any Equity Agreement and/or Benefits Waiver), and provided that if such conditions and terms are not satisfied and vesting ceases to continue at any point after the Effective Time, no cash payments shall be made, except the repurchase price described below, with respect to the unvested shares of Company Common Stock). Parent shall make, or in its discretion shall cause a paying agent authorized by Parent to administer such payments on Parent’s behalf to make, all such required payments to holders of Unvested Cash no later than the 15th day of the calendar month immediately following the calendar month in which such Unvested Cash would have become vested under the original vesting schedule. All amounts payable pursuant to this Section 1.9(a) shall be subject to any required withholding of Taxes and shall be paid without interest. A portion of such newly vested cash so distributed will be treated as imputed interest to the extent required under the Code and the regulations promulgated thereunder. All outstanding Repurchase Rights with respect to Unvested Company Shares that the Company may hold immediately prior to the Effective Time shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time (including those under any applicable employment, change in control or retention plan or agreement (as modified or superseded by any Equity Agreement and/or Benefits Waiver)), except that Repurchase Rights may be exercised by Parent retaining the Unvested Cash into which such Unvested Company Shares have been converted and paying to the former holder thereof the repurchase price in effect immediately prior to the Effective Time for each such share subject to that Repurchase Right. Following the Effective Time, no Unvested Cash, or right thereto, may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by any Person, other than Parent, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Person, prior to the distribution to such Person of such Unvested Cash in accordance with this Agreement.

(b) Company Options and Company RSUs held by Continuing Employees or as 2000 Plan Awards. At the Effective Time, each Company Option held by a Continuing Employee and any other Company Options that are 2000 Plan Awards that are unexpired, unexercised and outstanding immediately prior to the Effective Time (each, a “Rollover Option”), and each Company RSU held by a Continuing Employee and any other Company RSUs that are 2000 Plan Awards that are outstanding immediately prior to the Effective Time (each, a “Rollover RSU”), shall on the terms and subject to the conditions set forth in this Agreement (including Section 1.9(d)) be assumed and converted by Parent in accordance with Section 5.11.

(c) 2007 Plan Awards Held by Persons Other than Continuing Employees. Parent will not assume any 2007 Plan Awards held by Persons who are not Continuing Employees. At the Effective Time, each vested 2007 Plan Award held by a Person that is not a Continuing Employee shall, by virtue of the Merger and without the need for any further action on the part of the holder thereof, subject to and in accordance with Section 1.10, be converted into and represent the right to receive the Cash Out Amount from Parent for such Company Option or Company RSU; provided, however, that the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Cash Out Amount the amount of withholding for Taxes required to be deducted and withheld as a result of the transactions contemplated hereby. The Cash Out Amount payable to each Person covered by this Section 1.9(c) hereunder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Company Options or Company RSUs represented by a particular grant held by such non-Continuing Employee. Promptly following the Effective Time, Parent shall cause the payment to each Person that is not a Continuing Employee but holds a 2007 Plan Award of an amount equal to the Cash Out Amount with respect to each such Company Option and Company RSU. At the Effective Time, each 2007 Plan Award that is held by a Person covered by this Section 1.9(c) will, by virtue of the Merger and without any further action on the part of any holder thereof, be cancelled and extinguished.

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(d) Reserved but Unissued Shares. At the Effective Time, the Specified Target Plan (as defined in Section 5.11(e)) and all shares of Company Common Stock then reserved and available for issuance under the Specified Target Plan shall be assumed by Parent in accordance with Section 5.11(e).

1.10 Surrender of Certificates.

(a) Exchange Agent. Parent’s transfer agent, Computershare Investor Services, shall act as exchange agent (the “Exchange Agent”) in the Merger.

(b) Parent to Deposit Cash. At or promptly following the Effective Time, Parent shall, or shall cause a direct or indirect subsidiary of Parent to, deposit with the Exchange Agent for exchange in accordance with this Article I the cash payable pursuant to Sections 1.8(a) and 1.9(c).

(c) Exchange Procedures. Promptly following the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates (“Certificates”) and each holder of record of uncertificated shares of Company Common Stock represented by book-entry shares (“Uncertificated Shares”) which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock, (i) a letter of transmittal (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify), and (ii) instructions for use of such letter of transmittal in effecting surrender of Certificates or Uncertificated Shares in exchange for the cash payable pursuant to Section 1.8(a). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, or upon receipt by the Exchange Agent of an appropriate agent’s message in the case of book-entry transfer of Uncertificated Shares, each holder of such Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor a check for the cash amount that such holder has the right to receive pursuant to Section 1.8(a) in respect of such Certificate or Uncertificated Shares, and the Certificate or Uncertificated Shares so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive cash pursuant to Section 1.8(a), except as provided in Section 1.8(d).

(d) No Interest. No interest will be paid or accrued on any cash payable pursuant to Section 1.8(a) or Section 1.9(a).

(e) Transfers of Ownership. If any cash amount payable pursuant to Section 1.8(a) is to be paid to a Person other than the Person to which the Certificate or Uncertificated Shares surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate or Uncertificated Shares surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.10, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

(g) Unclaimed Cash. Any portion of funds held by the Exchange Agent which have not been delivered to any holders of Certificates or Uncertificated Shares pursuant to this Article I within six months after the Effective Time shall promptly be paid to Parent, and thereafter each holder of a Certificate or Uncertificated Shares who has not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.10(c) shall look only to Parent (subject to abandoned property, escheat and similar laws) for its claim, only as a general unsecured creditor thereof, to the cash payable to such holder pursuant to

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Section 1.8(a). Notwithstanding anything to the contrary contained herein, if any Certificate or Uncertificated Shares have not been surrendered prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which the merger consideration contemplated by Section 1.8(a) in respect of such Certificate or Uncertificated Shares would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate or Uncertificated Shares shall, to the extent permitted by applicable Legal Requirements, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

1.11 No Further Ownership Rights in Company Capital Stock. All cash paid or payable following the surrender for exchange of shares of Company Capital Stock in accordance with the terms of this Agreement shall be so paid or payable in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Uncertificated Shares are presented to the Surviving Corporation for any reason, such Certificate or Uncertificated Shares shall be cancelled and exchanged as provided in this Article I.

1.12 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such Certificate, following the making of an affidavit of that fact by the record holder thereof, such cash as may be required pursuant to Section 1.8(a) in respect of such Certificate; provided, however, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the record holder of such Certificate to deliver a bond in such reasonable amount as Parent or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Exchange Agent and/or any of their respective representatives or agents with respect to such Certificate.

1.13 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, from shares deliverable upon exercise of Rollover Options and settlement of Rollover RSUs assumed by Parent pursuant to this Agreement, and from any other payments otherwise required pursuant to this Agreement, to any holder of any shares of Company Capital Stock, any Company Options, any Company RSUs or any Certificates or Uncertificated Shares such amounts as the Surviving Corporation, Parent or the Exchange Agent is required to deduct and withhold with respect to any such deliveries and payments under the Code, any provision of state, local, provincial or foreign Legal Requirements. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

1.14 Tax Consequences. Parent makes no representations or warranties to the Company or to any holder of Company Capital Stock, Company Options or Company RSUs regarding the Tax treatment of the Merger, or any Tax consequences to the Company or any such holder of this Agreement, the Merger, or any of the other transactions or agreements contemplated hereby.

1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, except to the extent inconsistent with this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the disclosure letter of the Company delivered to Parent and Sub concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) (each of which exceptions, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates (unless and to the extent the relevance of such disclosure to other representations and warranties is reasonably apparent from the actual text of the disclosed exception, in which event such disclosed exception shall be deemed so applicable to such other representations and warranties)), the Company represents and warrants to Parent and Sub as follows:

2.1 Organization, Standing and Power; Subsidiaries.

(a) Each of the Company and each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except in the case of good standing, any jurisdiction that does not recognize such concept) and has the requisite corporate or other power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted (without regard to the Merger) and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a Material Adverse Effect on the Company.

(b) The Company has made available to Parent a correct and complete copy of the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of the Company and each Subsidiary, in each case as amended to date. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Schedule 2.1 to the Company Disclosure Letter sets forth a correct and complete list as of the Agreement Date of the Subsidiaries of the Company and their respective jurisdictions of organization. Each of the Subsidiaries was formed by the Company. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable (in any jurisdiction that recognizes such concepts), are owned by the Company or another Subsidiary free and clear of all Encumbrances other than Permitted Encumbrances (other than shares owned by directors of a Subsidiary consistent with applicable Legal Requirements, which to the knowledge of the Company are owned by such directors free and clear of all Encumbrances other than Permitted Encumbrances), and are not subject to any preemptive right or right of first refusal, other than in favor of the Company or a Subsidiary, created by statute, the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of such Subsidiary or any Contract to which the Company or such Subsidiary is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, “put” or “call” rights, exchangeable or convertible securities or other Contracts of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating the Company or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such securities. Other than the Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person. There are no outstanding obligations of the Company or any of its Subsidiaries under any Contract to which it is a party or by which it is otherwise bound to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in any other Person (other than the Company or a Subsidiary) in an amount in excess of $250,000 in respect of any single Person.

(c) The Company has made available to Parent or its counsel correct and complete copies of the minute books containing records of all proceedings, consents, actions and meetings of the Company Board, committees of the Company Board and stockholders of the Company for the period from since the effective date of the registration statement for the Company’s initial public offering (the “Effective Date”) through the Agreement Date, which minute books of the Company so made available contain accurate summaries of

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all meetings of, or actions by written consent by, directors and stockholders of the Company, except in each case for (i) records that may discuss the Merger and other strategic alternatives and (ii) draft minutes pending approval by the Company Board or a committee of the Company Board. The Company has made available to Parent or its counsel correct and complete copies of the charters of all committees of the Company Board and all codes of conduct, whistleblower policies, disclosure committee policy or similar policies adopted by the Company Board, as in effect on the Agreement Date unless the same are contained in unredacted exhibits to the Company SEC Reports.

2.2 Capital Structure.

(a) The authorized capital stock of the Company consists solely of (i) 250,000,000 shares of Company Common Stock, and (ii) 5,000,000 shares of Company Preferred Stock. A total of 72,015,949 shares of Company Common Stock are issued and outstanding as of October 9, 2009. No shares of Company Preferred Stock are issued and outstanding. The Company has not designated, authorized, or issued any other shares of capital stock. The Company holds no shares of Company Common Stock in its treasury as of the Agreement Date. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of all Encumbrances, preemptive rights, rights of first refusal and “put” or “call” rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the Agreement Date, the Company has reserved 24,991,850 shares of Company Common Stock for issuance to employees, non-employee directors and consultants pursuant to the Company Option Plans, of which 13,267,548 shares have been issued pursuant to option exercises, RSU settlements or direct stock grants or purchases, 9,317,930 shares are subject to outstanding and unexercised Company Options, 1,006,463 shares are subject to outstanding and unvested Company RSUs, and 1,399,909 shares remain available for issuance thereunder. The Company has granted no Company Options or Company RSUs other than pursuant to the Company Option Plans. As of the Agreement Date, except for (i) the Company’s right to repurchase any unvested shares of Company Common Stock under the Company Option Plans, (ii) Company Options listed on Schedule 2.2(b)-2 of the Company Disclosure Letter, and (iii) Company RSUs listed on Schedule 2.2(b)-4 of the Company Disclosure Letter, there are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to grant, issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any capital stock of the Company, any options or warrants to purchase capital stock of the Company, or any Company Voting Debt. There is no liability for dividends accrued and unpaid by the Company or any Subsidiary.

(b) Schedule 2.2(b)-1 of the Company Disclosure Letter sets forth a correct and complete list as of the Agreement Date of all holders of any Unvested Company Shares, including the number and kind of shares of Company Capital Stock unvested as of the date of this Agreement, the purchase price paid per share, the vesting schedule (and the terms of any acceleration thereof) in effect for such Unvested Company Shares, the repurchase price payable per unvested share and the length of the repurchase period following the holder’s termination of service. Schedule 2.2(b)-2 of the Company Disclosure Letter sets forth a correct and complete list as of the Agreement Date of all holders of outstanding Company Options, whether or not granted under the Company Option Plans, including the number of shares of Company Common Stock subject to each such option, the date of grant, the exercise or vesting schedule, including the vesting commencement date (and the terms of any acceleration thereof), the extent exercisable or issued as of the Agreement Date, the exercise price per share, the Tax status of such option under Section 409A and Section 422 of the Code and the term of each such option. In addition, Schedule 2.2(b)-3 of the Company Disclosure Letter (which Schedule shall be a subset of Schedule 2.2(b)-2) sets forth a correct and complete list as of the Agreement Date of all holders of outstanding Company Options that are held by Persons that are not employees of the Company or any Subsidiary (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar persons). In addition, Schedule 2.2(b)-4 of the Company Disclosure Letter sets forth a correct and complete list as of the Agreement Date of all holders of Company RSUs including the number of shares of Company Common Stock remaining subject to

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issuance under such Company RSUs, and the vesting schedule (and the terms of any acceleration thereof) (and none of such Company RSUs have an applicable exercise price per share). All issued and outstanding shares of Company Capital Stock and all outstanding Company Options and Company RSUs were issued, and all repurchases of Company securities were made, in material compliance with all applicable Legal Requirements, including federal and state securities laws and all requirements set forth in applicable Contracts. All shares that may be issued upon the exercise of Company Options or under Company RSUs will, when issued, be validly issued in material compliance with all applicable Legal Requirements, including federal and state securities laws and all requirements set forth in applicable Contracts. The Company is not under any obligation to register under the Securities Act any of the presently outstanding securities of the Company or any Subsidiary now outstanding or that may be subsequently issued.

(c) No Debt of the Company or any Subsidiary (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company (collectively, “Company Voting Debt”), is issued or outstanding as of the Agreement Date. Schedule 2.2(c) to the Company Disclosure Letter accurately lists as of the Agreement Date all Debt of the Company and its Subsidiaries representing outstanding obligations in excess of $1,000,000 in the aggregate, including, for each item of Debt, the agreement governing the Debt and the interest rate, maturity date and any assets or properties securing such Debt. All Debt may be prepaid at the Closing without penalty under the terms of the agreements governing such Debt.

(d) Except as expressly provided for in this Agreement, there are no Contracts relating to voting, purchase or sale of any Company Capital Stock between or among the Company and any of its securityholders, other than written Contracts granting the Company the right to purchase unvested shares upon termination of employment or service. The terms of each of the Company Option Plans and the applicable stock option agreements and restricted stock unit award agreements permit the assumption by Parent of all outstanding Company Options and Company RSUs, whether vested or unvested, as provided in this Agreement, without the consent or approval of the holders of such securities, the Company stockholders, or otherwise. Schedule 2.2(d) to the Company Disclosure Letter sets forth a true, complete and accurate summary as of the Agreement Date of the terms of any accelerated vesting or exercisability of any Company Options or of any Company RSUs, or any accelerated vesting or lapse of the Repurchase Rights with respect to shares of Company Capital Stock that are subject to Repurchase Rights, or any change in the price, exercise period, or other modifications in the terms of any Company Option, call, or other right, either in connection with the Merger or any other transaction contemplated by this Agreement or upon termination of employment or service with the Company or any Subsidiary, or with Parent or any subsidiary, following the Merger or otherwise. Correct and complete copies of each of the Company Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Option Plan and all agreements and instruments relating to or issued under the Company Option Plans, Company Options or Company RSUs that differ in any material respect from such standard form agreements have been made available to Parent, and such agreements and instruments have not been amended, modified or supplemented since being made available to Parent, and there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those made available to Parent.

2.3 Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the Company’s Stockholder Approval being obtained, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by each of the other parties hereto, constitutes the valid and binding obligation of the Company

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enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. The Company Board, by resolutions duly adopted (and not thereafter modified or rescinded except as otherwise permitted by Section 5.3(d)-(e)) by the unanimous vote of the full Company Board, has (i) approved and adopted this Agreement and the Merger, (ii) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair to, advisable and in the best interests of the Company and its stockholders, and (iii) directed that the adoption of this Agreement be submitted to the Company stockholders for consideration and recommended that all of the Company stockholders adopt this Agreement. Subject to the accuracy of the representation set forth in Section 3.4 hereof, the affirmative vote of the holders of a majority of all shares of Company Common Stock issued and outstanding on the record date set for the meeting of the Company’s stockholders to adopt this Agreement (such approval, the “Company Stockholder Approval,” and such stockholders’ meeting, the “Company Stockholders Meeting”) is the only vote of the holders of capital stock of the Company necessary to adopt this Agreement and approve the Merger under applicable Legal Requirements, the rules and regulations of The NASDAQ Stock Market and the Company’s Certificate of Incorporation and Bylaws.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any Encumbrance on any of the material properties or assets of the Company or any Subsidiary, or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Certificate of Incorporation or Bylaws or other equivalent organizational documents of the Company or any Subsidiary, in each case as amended to date, (B) subject to obtaining the Company Stockholder Approval and compliance with the requirements set forth in Section 2.3(c), any Legal Requirement applicable to the Company or any Subsidiary or any of their respective properties or assets, or (C) any Material Contract (as defined in Section 2.18), other than, in the case of (B) and (C) above, such conflicts, violations, defaults, Encumbrances, terminations, cancellations, accelerations, losses, consents, approvals or waivers as would not be material to the Company and its Subsidiaries, taken as a whole.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.4, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Law (as defined in Section 5.6), (iii) the filing of the Proxy Statement (as defined in Section 2.21) with the SEC and such reports and filings as may be required under the Exchange Act and the rules and regulations thereunder, (iv) such other filings and notifications as may be required under federal, state or foreign securities laws or the rules and regulations of The NASDAQ Stock Market, and (v) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole or prevent, materially alter or materially delay any of the transactions contemplated by this Agreement.

(d) Subject to the accuracy of the representation set forth in Section 3.4 hereof, the approval of this Agreement and the transactions contemplated hereby by the Company Board referred to in Section 2.3(a) constitute all of the approvals that are necessary to render inapplicable to this Agreement and the Merger the restrictions on “business combinations” with “interested stockholders” (each as defined in Section 203 of Delaware Law) set forth in Section 203 of Delaware Law and represent the only actions necessary to ensure that Section 203 of Delaware Law does not and will not apply to the execution, delivery, or performance of this Agreement or the consummation of the Merger. No other state takeover or other similar statute or regulation is applicable to this Agreement or the Merger that would interfere with the consummation of the Merger.

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2.4 SEC Filings; Company Financial Statements.

(a) The Company has filed on a timely basis all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed or furnished by the Company with the SEC since the Effective Date. All such required forms, statements, schedules, reports and documents (including those that Company may file subsequent to the Agreement Date) are referred to herein as the “Company SEC Reports.” As of their respective filing dates, the Company SEC Reports (i) complied, or will comply when filed, with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the Agreement Date by a subsequently filed Company SEC Report. None of the Subsidiaries is currently required to file any forms, reports or other documents with the SEC under the Exchange Act.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Financial Statements”), including each Company SEC Report filed after the Agreement Date until the Closing, at the time filed (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates therein indicated and the consolidated results of the Company’s and its Subsidiaries’ operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end audit adjustments. The unaudited consolidated balance sheet of the Company as of June 30, 2009 (the “Company Balance Sheet Date”) contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Except as disclosed in the Financial Statements (for the avoidance of doubt excluding any risk factors or forward-looking statements contained therein), since the Company Balance Sheet Date, neither the Company nor any Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except for: (i) liabilities incurred from the Company Balance Sheet Date to the Agreement Date in the Ordinary Course of Business, (ii) those reflected on, or adequately reserved against in, the Company Balance Sheet, (iii) the fees and expenses of investment bankers, attorneys, consultants, and accountants incurred in connection with this Agreement, and (iv) liabilities incurred after the Agreement Date that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as reflected in the Financial Statements, neither the Company nor any Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”)). All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied and are adequate as of the Company Balance Sheet Date. At the Company Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 (“Statement No. 5”) issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for in the Company Balance Sheet as required by Statement No. 5. The Financial Statements comply in all material respects with the American Institute of Certified Public Accountants’ Statement of Position 97-2 for the products covered by such standard. The Company has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year that is currently outstanding or that resulted in a past adjustment to, or any restatement of, the Financial Statements. The Financial Statements are consistent in all material respects with the books and records of the Company and each Subsidiary.

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(c) The Company has heretofore made available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, as well as any comment letters or similar correspondence received by the Company from the SEC for the Company’s three prior fiscal years and its current fiscal year. The SEC has not provided comments to the Company in connection with any Company SEC Reports that to the Company’s knowledge remain unresolved. To the knowledge of the Company, no investigation by the SEC with respect to the Company or any Subsidiary is pending or threatened.

(d) The Company has established and maintains (i) a system of internal accounting controls that complies with Section 13(b)(2)(B) of the Exchange Act, (ii) “disclosure controls and procedures” (as defined in Rule 13a-15 promulgated under the Exchange Act) required by Rule 13a-15 or 15d-15 under the Exchange Act and such disclosure controls and procedures are designed to be effective for the purpose for which they were established, and (iii) “internal control over financial reporting” (as defined in Rule 13a-15 promulgated under the Exchange Act) and such internal control over financial reporting is designed to be effective (based on the criteria issued by the Committee on Sponsoring Organizations of the Treadway Committee on “Internal Control-Integrated Framework”) in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements in accordance with GAAP. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”) and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and the statements contained in such certifications were true and accurate in all material respects as of the date made. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which could adversely affect the Company’s ability to record, process, summarize and report financial data. The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K for senior financial, accounting and compliance officers and those performing similar functions. The Company has disclosed any violation or waiver of such code of ethics, as required by Section 406(b) of SOXA. To the Company’s knowledge, there is no fraud or any material violation of the Company’s code of ethics that involves management or other employees who have a significant role in the Company’s internal controls and procedures.

(e) The audit committee of the Company Board includes an “audit committee financial expert,” as defined by Item 401(h)(2) of Regulation S-K. To the Company’s knowledge, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of the Company and its Subsidiaries as of December 31, 2007 and December 31, 2008 and for each of the fiscal years then ended included in the Company SEC Reports (including the related notes), is “independent” with respect to the Company and its Subsidiaries within the meaning of Regulation S-X since the Effective Date. The Company has made such disclosure of non-audit services performed by PricewaterhouseCoopers LLP in its proxy statements with respect to its annual meetings of stockholders as is required under the rules and regulations of the SEC and all such non-audit services have been approved in advance by the audit committee of the Company Board.

(f) Since the Effective Date, neither the Company nor any Subsidiaries nor, to Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding improper, wrongful, or fraudulent accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls or any material inaccuracy in the Company’s financial statements. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported to the Company Board or any committee thereof or to any director or officer of the Company evidence of fraud or a material violation of securities laws or other Legal Requirements, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents.

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(g) The Company is in compliance with the applicable criteria for continued listing of the Company Common Stock on The NASDAQ Global Select Market, including all applicable corporate governance rules and regulations.

(h) All Company Options and Company RSUs granted by the Company have been duly and validly approved by (a) the Company Board, or by a duly constituted committee of the Company Board to whom the administration of such awards under the relevant Company Option Plan has been delegated, at a valid meeting of such Board of Directors or committee or pursuant to a valid unanimous written consent of the members of such Board of Directors or committee, or (b) the Chief Executive Officer of the Company in cases where such officer has been duly authorized by the Company Board to approve such awards. All grants of Company Options and Company RSUs are in compliance with the terms of the applicable Company Option Plan under which such Company Options and Company RSUs were granted. The Company has not granted any Company Option or Company RSU to any employee of the Company or its Subsidiaries prior to the date of commencement of employment of such employee with the Company or such Subsidiary. The Company has not granted any Company Options at an exercise price that represents a discount from the fair market value of such Company Option on the valid date of grant of such Company Option and the Company has validly disclosed any re-pricing of Company Options in its financial statements. Neither the Company, its Affiliates, the Company Board, any Company Board committee nor the Chief Executive Officer has engaged in (i) the back-dating or falsification of documentation with respect to the grant of any Company Option for the purpose of lowering the exercise price at which such Company Option was granted, or (ii) the intentional delay of the grant of Company Options in anticipation of forthcoming public announcements regarding the Company or its business that could reasonably be expected to result in an increase or decrease of the trading price of the Company’s capital stock on NASDAQ, in either case for the purpose of increasing the value of such Company Options or Company RSUs for the relevant optionee as a result of such change in such trading price. All Company Options and Company RSUs have been properly accounted for in the Company’s financial statements and reported in compliance with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and, to the Company’s knowledge, there is no basis for any claim that the grant date of any Company Option or Company RSUs is inaccurate. There is not pending or, to the Company’s knowledge, threatened, any investigation by the SEC or any other Governmental Authority with respect to the Company Options or Company RSUs or the grant practices of the Company.

2.5 Absence of Certain Changes. From the Company Balance Sheet Date to the Agreement Date, each of the Company and each Subsidiary has conducted its business only in the Ordinary Course of Business and (i) there has not occurred a Material Adverse Effect on the Company, (ii) neither the Company nor any Subsidiary has made or entered into any Contract or letter of intent with respect to any acquisition, sale or transfer of any material Intellectual Property right or other material asset of the Company or any Subsidiary (other than Standard Outbound IP Agreements (as defined in Section 2.10(a)(vi)), (iii) there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any Subsidiary or any revaluation by the Company of any of its or any Subsidiary’s assets, except as required by concurrent changes in GAAP, (iv) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, other than repurchases of stock in accordance with the Company Option Plans in connection with the termination of employees or other service providers, (v) there has not occurred any increase in the compensation or benefits payable or to become payable by the Company or any Subsidiary to any of its directors, officers or employees (other than increases in the Ordinary Course of Business in the base salaries of employees who are not officers of the Company in an amount that does not exceed 10% of such base salaries) or any new loans or extension of existing loans to any such Persons (excluding advancement of expenses to employees in the Ordinary Course of Business), and neither the Company nor any Subsidiary has entered into any Contract to grant or provide (nor has granted any) severance (exclusive of severance paid to individuals who are not officers of the Company or its Subsidiaries in accordance with the employee severance policy of the Company in the

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Ordinary Course of Business or pursuant to applicable Legal Requirements), acceleration of vesting or other similar benefits to any such Persons, (vi) there has not occurred the execution of any employment agreements or service Contracts (other than employment offer letters for newly-hired employees and service Contracts, in each case in the Ordinary Course of Business and that are immediately terminable by the Company without cost or liability except as required by applicable Legal Requirements) or the extension of the term of any existing employment agreement or service Contract with any Person in the employ or service of the Company or any Subsidiary, (vii) there has not occurred any material change with respect to the senior management personnel of the Company, any termination of employment of any such employees or a material number of employees, or any labor dispute or claim of unfair labor practices involving the Company or any Subsidiary, (viii) neither the Company nor any Subsidiary has incurred, created or assumed any Encumbrance (other than Permitted Encumbrances), any material liability or obligation for Debt or any liability or obligation as guaranty or surety with respect to the obligations of any Person (other than the Company or any Subsidiary), (ix) neither the Company nor any Subsidiary has incurred any material liability to its directors, officers or stockholders (other than liabilities to pay compensation or benefits in connection with services rendered in the Ordinary Course of Business), (x) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of the Company or any Subsidiary that is, or would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, (xi) neither the Company nor any Subsidiary has commenced or settled any material litigation, and (xii) there has not occurred any announcement of, any negotiation or any entry into any Contract by the Company or any Subsidiary to do any of the things described in the preceding clauses (i) through (xi).

2.6 Litigation. Except as disclosed in the Company SEC Reports filed prior to the Agreement Date under the appropriate caption pursuant to Item 103 of Regulation S-K, there is no private or governmental action, suit, proceeding, claim, mediation pending before any Governmental Entity or arbitration pending before any arbitrator(s) against, and to the Company’s knowledge, there is no investigation by any Governmental Entity of, the Company or any Subsidiary or any of their respective assets or properties or any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any Subsidiary) that (i) would reasonably be expected to result in obligations or liabilities of the Company or any Subsidiary in excess of $1,000,000 or (ii) would otherwise reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no such action, suit, proceeding, claim, arbitration or investigation is threatened. There is no judgment, decree, injunction, award, or order against the Company or any Subsidiary, any of their respective assets or properties, or, to the knowledge of the Company, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any Subsidiary). Neither the Company nor any Subsidiary has any material action, suit, proceeding, claim, mediation or arbitration pending against any other Person. There has not been since the Effective Date, nor are there currently, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof), any compliance officer of the Company or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

2.7 Restrictions on Business Activities. There is no judgment, injunction, order or decree binding upon the Company or any Subsidiary which has or would reasonably be expected to have, whether before or after consummation of the Merger, the effect of prohibiting or materially impairing any (i) current or currently proposed business practice of the Company or any Subsidiary, (ii) any acquisition of property by the Company or any Subsidiary, or (iii) the conduct of business by the Company or any Subsidiary as currently conducted or as currently proposed to be conducted by the Company or any Subsidiary.

2.8 Compliance with Laws; Governmental Permits.

(a) Each of the Company and each Subsidiary has complied in all respects with, is not in violation of, and has not received any written, or the knowledge of the Company, oral, notice regarding any violation with respect to, any Legal Requirement with respect to the conduct of its business, or the ownership or

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operation of its business, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary, nor any director, officer, employee or agent thereof, has given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value, with the purpose of influencing any act or decision of the recipient in his or her official capacity or inducing the recipient to use his or her influence to affect an act or decision of a government official or employee, to any (i) governmental official or employee, (ii) political party or candidate thereof, or (iii) Person while knowing that all or a portion of such money or thing of value would be given or offered to a governmental official or employee or political party or candidate thereof.

(b) Each of the Company and each Subsidiary has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its material assets or properties, or (ii) that is required for the operation of the Company’s or any Subsidiary’s business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the “Company Authorizations”), and all of the Company Authorizations are in full force and effect, except where the failure to obtain or maintain such Company Authorizations would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and the Subsidiaries are in compliance in all material respects with the terms of the Company Authorizations. Neither the Company nor any Subsidiary has received any written, or to the knowledge of the Company, oral, notice from any Governmental Entity regarding (i) any actual or alleged violation of Legal Requirements or any Company Authorization or any failure to comply in all material respects with any term or requirement of any Company Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization. None of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary is subject to any order, decree or injunction that materially and adversely affects its business or the ownership or use of its assets or properties.

2.9 Title to Property and Assets.

(a) Each of the Company and each Subsidiary has good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the Ordinary Course of Business), or, with respect to leased properties and assets, valid leasehold interests in such properties and assets, in each case, free and clear of all Encumbrances, except for Permitted Encumbrances.

(b) Schedule 2.9 to the Company Disclosure Letter is a complete and correct list as of the Agreement Date of (i) all real property and interests in real property owned by the Company or any Subsidiary (each such property or interest, an “Owned Real Property”), and (ii) all material real property and interests in real property leased by the Company or any Subsidiary (each such property or interest, a “Leased Real Property”). With respect to Owned Real Property, (A) the Company or the Subsidiary, as applicable, has good and marketable indefeasible fee simple title, free and clear of all Encumbrances other than Permitted Encumbrances, (B) neither the Company nor such Subsidiary has leased or otherwise granted to any other Person the right to use or occupy such Owned Real Property or any portion thereof, (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Owned Real Property or any portion thereof of interest therein, or (D) there is no condemnation or other proceeding in eminent domain pending or to the Company’s knowledge, threatened, affecting such Owned Real Property or any portion thereof or interest therein. With respect to Leased Real Property, neither the Company nor any Subsidiary has (x) subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, or (y) collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein. The Company has heretofore made available to Parent correct and complete copies of all leases, subleases and other Contracts under which the Company and/or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any Leased Real Property, including all modifications, amendments and supplements thereto.

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(c) The plant, property and equipment of each of the Company and each Subsidiary that are used in the operations of their respective businesses are (i) suitable for the uses to which they are currently employed, (ii) in good operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the Ordinary Course of Business, and (v) to the knowledge of the Company, free from any material defects, except in each case for such failures to satisfy the foregoing conditions that would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole.

(d) Notwithstanding anything to the contrary herein, this Section 2.9 shall not apply to Intellectual Property.

2.10 Intellectual Property.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Intellectual Property Rights” shall mean any and all of the following and all rights in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with trade secrets, confidential and proprietary information, and know how, industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing.

(ii) “Proprietary Information and Technology” shall mean any and all of the following: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or any Intellectual Property Rights in any form and embodied in any media.

(iii) “Intellectual Property” shall mean (A) Intellectual Property Rights; and (B) Proprietary Information and Technology.

(iv) “Company-Owned Intellectual Property” shall mean any and all Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary.

(v) “Company Intellectual Property” shall mean any and all Company-Owned Intellectual Property and any and all Third Party Intellectual Property that is licensed by the Company or any Subsidiary.

(vi) “Company Intellectual Property Agreements” shall mean any Contract to which the Company or any Subsidiary is a party or is otherwise bound and (A) pursuant to which the Company or

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any Subsidiary has granted any rights with respect to any Company Intellectual Property or has been granted any rights with respect to any Third Party Intellectual Property, or (B) that otherwise governs any Company Intellectual Property.

(vii) “Company Registered Intellectual Property Rights” shall mean all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks or service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (C) registered Internet domain names; (D) registered copyrights and applications for copyright registration; and (E) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, the Company or any of its Subsidiaries.

(v) “Third Party Intellectual Property” shall mean any and all Intellectual Property owned by a third party.

(vi) “Standard Inbound IP Agreements” shall mean (a) non-disclosure agreements granting a limited right to use confidential information entered into by the Company or a Subsidiary in the Ordinary Course of Business (each a “Standard NDA”), (b) non-exclusive trademark licenses; (c) “shrink wrap” and other non-exclusive license agreements for generally commercially available software or for application service provider, “software as a service” or similar services, that is not redistributed with, bundled with, or integrated into the Company Products and for which the Company has paid no more than $100,000 in any year (“GCA Software Agreements”); and (d) licenses for Open Source Materials.

(vii) “Standard Outbound IP Agreements” shall mean (A) Standard NDAs, (B) maintenance and support and professional services Contracts for Company Products entered into between the Company or any Subsidiary and their customers, and non-exclusive object code licenses or sales agreements for Company Products entered into by the Company or a Subsidiary, in each case in the Ordinary Course of Business (1) substantially on the Company’s or a Subsidiary’s standard form(s) of customer agreement (copies of which have been delivered to Parent’s counsel) or (2) on terms and conditions that do not materially deviate from such form(s) (“Standard Customer Agreements”); and (C) Reseller Agreements (as such term is defined in Section 2.18(a)(iii)).

(viii) “Company Products” shall mean all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Subsidiary and all products or services currently under development by the Company or any Subsidiary.

(ix) “Company Source Code” shall mean, collectively, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of any Company-Owned Intellectual Property or Company Products.

(b) The Company and its Subsidiaries own or have the valid right or license to all Intellectual Property used or incorporated into the Company Products or the conduct of the Business. The Company Intellectual Property is sufficient for the conduct of the Business.

(c) Neither the Company nor any Subsidiary has transferred ownership of, or agreed to transfer ownership of, any Intellectual Property to any third party, and the Company and its Subsidiaries own and have good and exclusive title to each item of Company-Owned Intellectual Property free and clear of any Encumbrances (other than Permitted Encumbrances).

(d) Schedule 2.10(d) of the Company Disclosure Letter lists as of the Agreement Date all Company Registered Intellectual Property Rights including the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. To the knowledge of the Company, each

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item of Company Registered Intellectual Property Rights is valid and subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property Rights have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property Rights currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property Rights and recording the Company’s and its Subsidiaries’ ownership interests therein. Without limiting the foregoing, the Company and its Subsidiaries have complied with the duty of candor and disclosure to the United States Patent and Trademark Office (“PTO”) and any relevant foreign patent office with respect to all patent applications filed by or on behalf of the Company or any Subsidiary (the “Patent Applications”) and have made no material misrepresentation in the Patent Applications. The Company is not aware of any information (i) material to a determination of patentability regarding the Patent Applications not called to the attention of the PTO, (ii) not called to the attention of the PTO that would preclude the grant of a patent for the Patent Applications, or (iii) that would preclude the Company from having clear title to the Patent Applications and to the patents which have issued or which may issue therefrom.

(e) The consummation of the transactions contemplated by this Agreement will not result in the breach, modification, cancellation, termination, suspension of, or acceleration of any performance, benefit, remedy or payments with respect to any Company Intellectual Property Agreement, or give any third party the right to do any of the foregoing or receive any such performance, benefit, remedy or payments. None of the Company Intellectual Property Agreements grants any exclusive rights to or under any Company Intellectual Property to any third party. There are no pending material disputes between the Company, or any of its Subsidiaries, and any third party regarding the scope of any Company Intellectual Property Agreements or performance under any Company Intellectual Property Agreements including with respect to any payments to be made or received by the Company or any Subsidiary thereunder, and neither the Company nor any Subsidiary has any liability for breach of any Company Intellectual Property Agreements. No third party that has licensed Intellectual Property to the Company or any Subsidiary has ownership or license rights to improvements or derivative works of such Third Party Intellectual Property that are made by the Company or any Subsidiary.

(f) There are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Intellectual Property by the Company or any of its Subsidiaries.

(g) To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned Intellectual Property by any third party. Neither the Company nor any Subsidiary has brought any action, suit or proceeding for infringement or misappropriation of any Intellectual Property Right or breach of any Company Intellectual Property Agreement.

(h) Neither the Company nor any Subsidiary has been sued in any suit, action or proceeding (or received any written notice or, to the knowledge of the Company, threat) which involves a claim of infringement or misappropriation of any Intellectual Property Right of any third party or which contests the validity, ownership or right of the Company or any Subsidiary to exercise any Intellectual Property Right. Neither the Company nor any Subsidiary has received any written communication in the past five years that involves an offer to license or grant any other rights or immunities under any Intellectual Property Right of a third party, or that alleges that any Company Products or the conduct of the Business infringes any Intellectual Property Rights of any third party.

(i) The Company and its Subsidiaries have no liability for infringement or misappropriation of any Third Party Intellectual Property or for unfair competition or unfair trade practices under the laws of any jurisdiction. In addition, the operation of the Business, including (i) the design, development,

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manufacturing, reproduction, branding, marketing, advertising, promotion, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product and (ii) the Company’s or any Subsidiary’s use of any product, device or process in the Company Products or the conduct of the Business, has not infringed, misappropriated, or violated, does not and will not infringe, misappropriate, or violate any Third Party Intellectual Property, and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction and there is no substantial basis for any such claim. Neither the Company nor any Subsidiary has received any written or oral opinion of counsel that any Company Product or the operation of the Business does or does not infringe, misappropriate, or violate any Intellectual Property Right of a third party or that any Intellectual Property Right of a third party is invalid or unenforceable.

(j) No Company-Owned Intellectual Property or Company Product is subject to any proceeding, outstanding decree, order, judgment, settlement agreement, stipulation, or “march in” right that restricts in any manner the use, transfer, or licensing thereof by the Company or any Subsidiary, or which may affect the validity, use or enforceability of any such Company-Owned Intellectual Property.

(k) The Company and each Subsidiary has secured from each of their founders, employees, consultants and independent contractors who independently or jointly contributed to or participated in the contribution, conception, reduction to practice, creation or development of any Intellectual Property for the Company or any Subsidiary (each, an “Author”) unencumbered, unrestricted and exclusive ownership of all Intellectual Property Rights in such contributions and has obtained a waiver from each such Author of any non-assignable rights. No such Author has retained any rights, licenses, claims or interest with respect to any Intellectual Property developed by such Author or the Company or any Subsidiary. Without limiting the foregoing, the Company and each Subsidiary has obtained written and executed proprietary information and invention disclosure and Intellectual Property assignments from all current and former Authors.

(l) To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any Subsidiary: (i) is in violation of any term or covenant of any Contract relating to employment, invention disclosure (including patent disclosure), invention assignment, non-disclosure or any other Contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Subsidiary or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(m) The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or trade secret information of the Company or provided by any third party to the Company (“Confidential Information”). All current and former employees and contractors of the Company and its Subsidiaries having access to Company Intellectual Property have executed and delivered to the Company a written agreement regarding the protection of Confidential Information.

(n) Schedule 2.10(n) of the Company Disclosure Letter lists as of the Agreement Date all software or other material that is distributed as “free software”, “open source software” or under similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), the Apache License, and any license identified as an open source license by the Open Source Initiative (www.opensource.org)) (“Open Source Materials”) and that is used by the Company or any Subsidiary in any way, and identifies for each item of Open Source Materials (i) the source from which the item was obtained, including any applicable URLs; (ii) the applicable open source license; (iii) whether the item is incorporated into or distributed with any Company Products, and if so, the applicable Company Products; (iv) and whether or not the item was modified by the Company or any Subsidiary. The Company is in compliance with the terms and conditions of all licenses for the Open Source Materials.

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(o) Neither the Company nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company Intellectual Property or Company Products; (ii) distributed Open Source Materials in conjunction with any Company Intellectual Property or Company Products; or (iii) used Open Source Materials, in such a way that, with respect to (i), (ii), or (iii), creates, or purports to create obligations for the Company or such Subsidiary with respect to any Company Intellectual Property or grant, or purport to grant, to any third party, any rights or immunities under any Company Intellectual Property Rights (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

(p) All Company Products sold, licensed, leased or delivered by the Company or any Subsidiary to customers and all services provided by or through the Company or any Subsidiary to customers on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties (to the extent not subject to legally effective express exclusions thereof), and conform in all material respects to packaging, advertising and marketing materials and to applicable product or service specifications or documentation. Neither the Company nor any Subsidiary has any liability (and, to the knowledge of the Company and any Subsidiary, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Subsidiary giving rise to any material liability relating to the foregoing Contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Balance Sheet.

(q) No (i) government funding; (ii) facilities or resources of a university, college, other educational institution or research center; or (iii) funding from any Person (other than funds received in consideration for the Company Capital Stock) was used in the development of the Company-Owned Intellectual Property. No Governmental Entity, university, college, other educational institution or research center has any claim or right in or to any Company-Owned Intellectual Property. To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any Subsidiary, who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any Subsidiary.

(r) Neither the Company, any Subsidiary, nor any other Person then acting on their behalf has disclosed, delivered or licensed to any Person, agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code (other than providing Authors access to Company Source Code on a “need to know” basis in connection with development of Company Source Code). To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any Subsidiary or any Person then acting on their behalf to any Person of any Company Source Code. Without limiting the foregoing, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will result in release from escrow or other delivery to a third party of any Company Source Code.

(s) Neither the Company nor any Subsidiary has a present obligation (and there is no substantial basis to expect that there will be a future obligation) to grant or offer to any other Person any license or right to any Company-Owned Intellectual Property by virtue of Company’s or any other Person’s membership in, promotion of, or contributions to any industry standards body or any similar organization.

(t) The Company and each Subsidiary have complied with all applicable Legal Requirements and their respective privacy policies relating to (i) the privacy of users of their products and services, including the customers of the Company and each Subsidiary (“Company Customers”) and any employees and end user or subscriber customers of Company Customers (“Company Customer End Users”) and all Internet

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websites owned, maintained or operated by Company or any Subsidiary (the “Company Websites”) and (ii) the use, collection, storage, disclosure, receipt and transfer of any personally identifiable information collected, accessed or obtained by the Company or any Subsidiary or by third parties having authorized access to the records of the Company or any Subsidiary, including any personally identifiable information of Company Customers and Company Customer End Users. The Company and each Subsidiary are in material compliance with all of the terms of all Material Contracts to which Company or any of its Subsidiaries are a party relating to (a) the privacy of users of their products and services, including Company Customers and Company Customer End Users and (b) the use, collection, storage, disclosure, receipt and transfer of any personally identifiable information collected, accessed or obtained by the Company or any Subsidiary or by third parties having authorized access to the records of the Company or any Subsidiary. Each of the Company Websites and all materials distributed or marketed by the Company or any of its Subsidiaries have at all times made all disclosures to users or customers required by applicable Legal Requirements in effect as of the applicable dates and none of such disclosures made or contained in any Company Website or in any such materials have been inaccurate, misleading or deceptive or in violation of any applicable Legal Requirement. The execution, delivery and performance of this Agreement, will comply with all applicable Legal Requirements relating to privacy and with the Company’s and each Subsidiary’s privacy policies. Neither the Company nor any Subsidiary has received a complaint regarding the Company’s collection, use, storage, receipt, transfer or disclosure of personally identifiable information.

(u) The Company and each Subsidiary has implemented and maintains a comprehensive security plan which (i) identifies internal and external risks to the security of the Confidential Information, including personally identifiable information; (ii) implements, monitors and improves adequate and effective administrative, electronic and physical safeguards to control those risks; (iii) maintains notification procedures in compliance with applicable Legal Requirements in the case of any breach of security compromising data containing personally identifiable information and (iv) materially complies with the obligations of Company and its Subsidiaries in any Material Contracts to which Company or any of its Subsidiaries is a party, regarding the security of Confidential Information, including personally identifiable information of Company Customers and Company End Users. Neither the Company nor any Subsidiary has experienced any breach of security or otherwise unauthorized access by third parties to the Confidential Information, including personally identifiable information in the Company’s or a Subsidiary’s possession, custody or control.

2.11 Environmental Matters.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Environmental and Safety Laws” shall mean any federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders issued, promulgated or entered into by any Governmental Entity that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

(ii) “Hazardous Materials” shall mean any toxic or hazardous substance, chemical, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

(iii) “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

(iv) “Property” shall mean all real property leased or owned by the Company or any Subsidiary either currently or in the past.

(v) “Facilities” shall mean all buildings and improvements on the Property.

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(b) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any Subsidiary has received any notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws, (ii) no notices, administrative actions or suits are pending or threatened against the Company or any Subsidiary or any Property relating to an actual or alleged violation of any Environmental and Safety Laws, (iii) neither the Company nor any Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), or any analogous state, local or foreign laws arising out of events occurring prior to the Closing Date, (iv) there are not now and have not been while the Company or any Subsidiary have owned, operated, occupied or leased any Property, or to the knowledge of the Company at any other time, any Release of any Hazardous Material in, on, under, or affecting any of the Facilities or any Property reasonably likely to result in liability to the Company or any of it Subsidiaries, (v) all Hazardous Materials and wastes have been disposed of by the Company and its Subsidiaries in accordance with Environmental and Safety Laws, (vi) neither the Company nor any Subsidiary is subject to any indemnity obligation or other Contract with any Person relating to obligations or liabilities under Environmental and Safety Laws, other than customary indemnification provisions contained in real property leases entered into in the Ordinary Course of Business, (vii) to the knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, proceeding or liability against or affecting the Company or any Subsidiary relating to or arising under Environmental and Safety Laws, (viii) there are not now and have not been while the Company or any Subsidiary has owned, operated, occupied or leased any Property, or to the knowledge of the Company at any other time, any underground tanks or underground improvements at, on or under any Property, including treatment or storage tanks, sumps, or water, gas or oil wells, (ix) the Facilities, and the Company’s and each Subsidiary’s uses and activities therein, have at all times complied in all material respects with all Environmental and Safety Laws, and (x) each of the Company and each Subsidiary has all the permits and licenses required to be issued under federal, state, local or foreign laws regarding Environmental and Safety Laws necessary for the conduct of its or their businesses as currently conducted and are in material compliance with the terms and conditions of those permits and licenses.

2.12 Taxes.

(a) The Company and each Subsidiary have properly completed and timely filed all material Tax Returns required to be filed by them and have timely paid all material Taxes whether or not shown on any Tax Return. All Tax Returns were complete and accurate in all material respects and have been prepared in substantial compliance with all applicable Legal Requirements. The Company has made available to Parent correct and complete copies of all income Tax Returns and material non-income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary.

(b) The Company Balance Sheet reflects all material liability for unpaid Taxes of the Company and/or any Subsidiary for periods (or portions of periods) through the Company Balance Sheet Date. Neither the Company nor any Subsidiary has any material liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the Ordinary Course of Business subsequent to the Company Balance Sheet Date.

(c) There is (i) no claim for Taxes being asserted against the Company or any Subsidiary that has resulted in an Encumbrance against the property of the Company or any Subsidiary other than liens for Taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves have been established, (ii) no audit or pending audit of, or Tax controversy associated with, any Tax Return of the Company or any Subsidiary being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any Subsidiary currently in effect, and (iv) no agreement to any extension of time for filing any Tax Return which has not been filed.

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(d) Neither the Company nor any Subsidiary has been or will be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(e) Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement.

(f) Each of the Company and each Subsidiary has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign Legal Requirements.

(g) Neither the Company nor any Subsidiary has consummated, has participated in, or is currently participating in any transaction which is a listed transaction or was or is a “Tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

(h) Neither the Company nor any Subsidiary has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation.

(i) Neither the Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Legal Requirements) as a transferee or successor, by Contract or otherwise.

(j) The Company for itself and for its subsidiaries has disclosed in Schedule 2.12(j) to the Company Disclosure Letter the amount as of the Agreement Date of any deferred gain or loss arising out of any intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations.

(k) Neither the Company nor any Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements); (ii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Legal Requirements); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received or accrued on or prior to the Closing Date.

(l) Neither the Company nor any Subsidiary has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(m) None of the Tax attributes (including net operating loss carry forwards and general business Tax credits) of either the Company or any Subsidiary is limited by Sections 382, 383, 384 or 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Legal Requirements) for any period ending with or prior to the Closing Date.

(n) Each of the Company and each Subsidiary has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax Authorities for which receipts are ordinarily provided.

(o) The Company for itself and for its Subsidiaries has made available to Parent all documentation in its possession relating to any Tax holidays or incentives. The Company and its Subsidiaries are in compliance with the requirements for any applicable Tax holidays or incentives and to the knowledge of the Company, none of the Tax holidays or incentives will be jeopardized by the transaction contemplated in this Agreement.

(p) The Company has made available to the Parent all contemporaneous documentation in its possession prepared for Section 6662 of the Code (or similar provision under foreign Legal Requirements) supporting the transfer pricing with any of the Company’s foreign Subsidiaries.

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(q) Neither the Company nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(r) Each of the Company and each Subsidiary has complied (and until the Effective Time will comply) in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign Legal Requirements), has, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and paid over to the proper Governmental Entities (or is properly holding for such timely payment) all material amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and has timely filed all withholding Tax Returns, for all periods through and including the Effective Time.

(s) No claim has ever been made in writing by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not currently file Tax Returns that Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

(t) There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any Subsidiary or ERISA Affiliate (as defined below) to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law). The Company has provided to Parent and its counsel a list of each Person who the Company reasonably believes is, with respect to the Company, any Subsidiary and/or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined as of the Agreement Date.

(u) Schedule 2.12(u) to the Company Disclosure Letter lists as of the Agreement Date all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which the Company or any of its Subsidiaries is a party. Each such nonqualified deferred compensation plan to which the Company or its Subsidiaries is a party complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

(v) The exercise price of all Company Options is at least equal to the fair market value of the Company Common Stock on the date such Company Options were granted and such Company Options are fully exempt from Section 409A of the Code, and neither the Company nor Parent has incurred or will incur any liability or obligation to withhold taxes under Section 409A of the Code upon the vesting of any Company Options.

2.13 Employee Benefit Plans and Employee Matters.

(a) The Company has made available to Parent a correct and complete copy of each of, with respect to the Company, any Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c),

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(m) or (o) of the Code, (i) all material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each loan to an employee in excess of $50,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, severance retirement, deferred compensation or incentive plans, programs or arrangements, (v) all other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, (vi) any employment or service agreements (except for offer letters providing for at-will employment which do not provide for severance, acceleration or post-termination benefits) compensation agreements, change in control agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for former directors, officers, employees and consultants, such agreements need only be listed if unsatisfied obligations of the Company or any ERISA Affiliate of greater than $10,000 remain thereunder), and (v) any other written or oral arrangement for the benefit of any employee under which the Company or any ERISA Affiliate has or may have material liability, contingent or otherwise (all of the foregoing described in clauses (i) through (v), collectively, the “Company Employee Plans”). Neither the Company nor any ERISA Affiliate has, since the initial filing date of the registration statement for the Company’s initial public offering, extended or maintained credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any officer or director of the Company.

(b) The Company has made available to Parent a correct and complete copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and, with respect to each Company Employee Plan that is subject to ERISA reporting requirements, has made available to Parent correct and complete copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a prototype plan for which an Internal Revenue Service opinion letter has been obtained or is pending by the plan sponsor and is valid as to the adopting employer. The Company has also made available to Parent a correct and complete copy of the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan or its related prototype, and nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the Tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code. The Company has also made available to Parent all registration statements and prospectuses prepared in connection with each Company Employee Plan that are not part of the Company SEC Reports. To the knowledge of the Company, all individuals who, pursuant to the terms of any Company Employee Plan, are entitled to participate in any Company Employee Plan, are currently participating in such Company Employee Plan or have been offered an opportunity to do so and have declined in writing.

(c) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or similar state law. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) with respect to any Company Employee Plan that would reasonably be expected to result in material liability to the Company. Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any

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and all statutes, rules and regulations (including ERISA and the Code), and the Company, each Subsidiary and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and the Company has no knowledge of any default or violation by any other party to, any of the Company Employee Plans. Neither the Company nor any Subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans. All contributions required to be made by the Company, any Subsidiary or any ERISA Affiliate to any Company Employee Plan have been made in material compliance with any applicable requirements on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business after the Company Balance Sheet Date as a result of the operations of Company and its Subsidiaries after the Company Balance Sheet Date). In addition, with respect to each Company Employee Plan intended to include a Code Section 401(k) arrangement, the Company, its Subsidiaries and ERISA Affiliates have materially complied with any requirements with respect to deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Surviving Corporation or any Subsidiary (other than ordinary administrative expenses typically incurred in a termination event, premium expenses and expenses incurred by virtue of plan year changes). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company, is threatened, against or with respect to any such Company Employee Plan (other than routine claims for benefits and qualified domestic relations orders), including any audit or inquiry by the Internal Revenue Service or United States Department of Labor that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(d) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan that would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent fiscal year included in the Financial Statements. No Company Employee Plan will be subject to any surrender fees or service fees upon termination that would be material to the Company other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(e) Neither the Company nor any Subsidiary or current or former ERISA Affiliate currently maintains, sponsors, participates in or contributes to, or has ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(f) The actuarial present values of all (i) accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement), and (ii) all liabilities associated with post-employment welfare benefits (including any retiree health benefits and life insurance) of employees and former employees of the Company, its ERISA Affiliates and their respective beneficiaries, have been fully reflected on the Financial Statements to the extent required by and in accordance with GAAP.

(g) Neither the Company nor any Subsidiary or ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under any “multiple employer plan” as such term is defined in Section 413(c) of the Code.

(h) Each material compensation and benefit plan maintained or contributed to by the Company or any Subsidiary under the law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a “Foreign Plan”) as of the Agreement Date is listed in Schedule 2.13(h) of the Company Disclosure Letter. As regards each Foreign Plan, (i) such Foreign Plan is in material compliance

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with the provisions of the Legal Requirements of each jurisdiction in which such Foreign Plan is maintained, to the extent those Legal Requirements are applicable to such Foreign Plan, (ii) all contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Legal Requirements of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to such Foreign Plan, and all payments under such Foreign Plan, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet where required to be by applicable principles of financial reporting, (iii) the Company, each Subsidiary, and each ERISA Affiliate has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the Legal Requirements of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) such Foreign Plan has been administered in all material respects at all times in accordance with its terms and applicable Legal Requirements, (v) to the knowledge of the Company, there are no pending investigations by any governmental body involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to such Foreign Plan, and (vii) to the knowledge of the Company, except as required by applicable Legal Requirements, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any Foreign Plan at any time for any reason in accordance with the terms of each such Foreign Plan without the payment of any fees, costs or expenses (other than the payment of benefits accrued on the Company Balance Sheet and any normal and reasonable expenses typically incurred in a termination event). No Foreign Plan has unfunded Liabilities in any material amount that will not be offset by insurance or that are not fully accrued on the financial statements of the Company. With respect to Foreign Plans, the representations in Section 2.13 shall be made exclusively under this subsection (h).

(i) None of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually, in the aggregate or with the occurrence of some other event (i) result in any material payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Person, (ii) materially increase or otherwise enhance any benefits otherwise payable by the Company or any Subsidiary, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) materially increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Subsidiary to any Person.

(j) Each of the Company and each Subsidiary is in compliance in all material respects with all currently applicable Legal Requirements respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice. The Company and each Subsidiary has materially complied with any requirement to pay employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors and consultants. Neither the Company nor any Subsidiary has any material unpaid liability to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practice). To the knowledge of the Company, there are no pending claims against the Company and/or any Subsidiary under any workers compensation plan or policy or for long term disability. Neither the Company nor any Subsidiary has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no

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controversies pending or, to the knowledge of the Company, threatened, between the Company or any Subsidiary and any of their respective employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity that would be material to the Company and its Subsidiaries, taken as a whole.

(k) Schedule 2.13(k) of the Company Disclosure Letter sets forth a correct and complete list as of the Agreement Date of all severance Contracts and employment Contracts to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound pursuant to which the Company has or may have continuing material liability or ongoing material obligations (other than offer letters for non-officer employees on the Company’s or any Subsidiary’s standard form). Neither Company nor any of its Subsidiaries has any obligation to pay any material amount or provide any material benefit to any former employee or officer, other than obligations (i) for which Company has established a reserve for such amount on the Company Balance Sheet if required to do so by GAAP and (ii) pursuant to Contracts entered into after the Company Balance Sheet Date and disclosed on Schedule 2.13(k) of the Company Disclosure Letter.

(l) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company or any Subsidiary and neither the Company nor any Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary has knowledge of any activities or proceedings of any labor union or to organize their respective employees. There is no labor dispute, strike or work stoppage against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Subsidiary. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any of their respective representatives or employees, has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Subsidiary, and there is no charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or to the knowledge of the Company, threatened.

(m) To the knowledge of the Company, no employee of the Company or any Subsidiary is in material violation of any employment agreement non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. No employee of the Company or any Subsidiary with a title of director or higher has given notice to the Company or any Subsidiary, nor does the Company or any Subsidiary otherwise have knowledge, that any such employee intends to terminate his or her employment with the Company or any Subsidiary. The employment of each of the employees of the Company or any Subsidiary is “at will” (except for non-U.S. employees of the Company or any Subsidiary located in a jurisdiction that does not recognize the “at will” employment concept) and the Company and each Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees. Except as expressly contemplated by this Agreement, as of the Agreement Date, the Company and each Subsidiary has not, and to the knowledge of the Company and its Subsidiaries, no other Person has, (i) entered into any Contract that obligates or purports to obligate Parent to make an offer of employment to any present or former employee or consultant of the Company or any Subsidiary, and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of the Company or any Subsidiary of any terms or conditions of employment with Parent following the Effective Time.

(n) Each of the Company and each Subsidiary has made available to Parent a correct and complete list of the names, positions and rates of compensation of all officers, directors, and employees of the Company and each Subsidiary showing each such person’s name, position, annual remuneration, status as

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exempt/non-exempt and bonuses for the current fiscal year and the most recently completed fiscal year. Each of the Company and each Subsidiary has made available to Parent the following additional information for each of its international employees to the extent permitted by applicable data privacy and employment laws: city/country of employment; citizenship; date of hire; manager’s name and work location; date of birth; and any material special circumstances (including disability or military service).

(o) Each of the Company and each Subsidiary has made available to Parent a correct and complete list of all of its consultants, advisory board members and independent contractors (other than contractors which provide immaterial services) and for each the initial date of the engagement and whether the engagement has been terminated by written notice by either party.

(p) Each of the Company and each Subsidiary has made available to Parent correct and complete copies of each of the following: all forms of offer letters; all forms of employment agreements and severance agreements; all forms of services agreements and agreements with current and former consultants and/or advisory board members; all forms of confidentiality, non-competition or inventions agreements between current and former employees/consultants and the Company or any Subsidiary (and a correct and complete list of employees, consultants and/or others not subject thereto); the most current management organization chart(s); all agreements and/or insurance policies providing for the indemnification of any officers or directors of the Company or any Subsidiary; summary of termination payments to current and former directors, officers and employees of the Company or any Subsidiary; and a schedule of bonus commitments made to employees of the Company or any Subsidiary.

(q) There are no performance improvement or disciplinary actions contemplated or pending against any of the Company’s or any Subsidiary’s current employees with a title of director or higher.

(r) The Company and each Subsidiary is in compliance in all material respects with the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar state or local Legal Requirements. In the past two years (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company Business, and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Legal Requirements. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period prior to the Agreement Date.

2.14 Interested Party Transactions. Except as disclosed in the Company’s definitive proxy statements included in the Company SEC Reports filed prior to the Agreement Date, no event has occurred since January 1, 2007 and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

2.15 Insurance. Schedule 2.15-1 to the Company Disclosure Letter lists as of the Agreement Date all policies of insurance and bonds of the Company or any Subsidiary that are currently in effect, correct and complete copies of which have been made available to Parent. Schedule 2.15-2 identifies as of the Agreement Date each material insurance claim made by the Company or its Subsidiaries since the Effective Date. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company and each Subsidiary is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and neither the Company nor any Subsidiary has received any written notice of any threatened termination of, or material premium increase with respect to, any of such policies.

2.16 Brokers’ and Advisors’ Fees. Except for fees and expenses payable to Goldman Sachs & Co. (“Goldman Sachs”) as set forth in engagement letter between the Company and Goldman Sachs dated

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September 23, 2009 (the “Engagement Letter”), a correct and complete version of which has been provided by the Company to Parent, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Parent will not incur any liability, either directly or indirectly, to any such investment banker, broker, advisor or similar party as a result of this Agreement, the Merger or any act or omission of the Company, any of its Affiliates or any of their respective directors, officers, employees, stockholders or agents. An itemized good faith estimate as of the Agreement Date of the aggregate expected fees and expenses of any investment banker, broker, advisor or similar party, and any accountant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby, other than the fees and expenses payable pursuant to the Engagement Letter, is set forth on Schedule 2.16 to the Company Disclosure Letter.

2.17 Customers and Suppliers.

(a) Neither the Company nor any Subsidiary has any outstanding material dispute concerning its services and/or products with any customer who, in the fiscal year ended December 31, 2008 or the six months ended June 30, 2009 was one of the 20 largest sources of revenue for the Company, based on amounts paid or payable during such periods (each, a “Significant Customer”). Each Significant Customer is listed on Schedule 2.17(a) to the Company Disclosure Letter. Neither the Company nor any Subsidiary has received any written notice from any Significant Customer that such customer will not continue as a customer of the Company (or Parent) after the Closing or that any such customer intends to terminate or materially and adversely modify existing Contracts with the Company (or Parent) or materially reduce the amount paid to the Company for Company Products.

(b) Neither the Company nor any Subsidiary has any outstanding material dispute concerning goods and/or services provided by any supplier who, in the fiscal year ended December 31, 2008 or the six months ended June 30, 2009 was one of the ten largest suppliers of goods and/or services to the Company, based on amounts paid or payable during such periods (each, a “Significant Supplier”). Each Significant Supplier is listed on Schedule 2.17(b) to the Company Disclosure Letter. Neither the Company nor any Subsidiary has received any written notice of termination or interruption of any existing Contracts with any Significant Supplier.

2.18 Material Contracts.

(a) Schedule 2.18 to the Company Disclosure Letter specifically identifies by subsection each Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is otherwise bound, as of the Agreement Date, that constitutes a Material Contract. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) any Contract with a Significant Customer (as defined in Section 2.17(a));

(ii) any Contract with a Significant Supplier (as defined in Section 2.17(b), or for the purchase, manufacture or license by the Company or its Subsidiaries of components, materials, supplies, equipment, parts, subassemblies, software, Intellectual Property or other assets which are included in or used in connection with the provision of Company Products and which require the Company or any such Subsidiary to expend in excess of $1,000,000 per annum;

(iii) any Contract under which a third party has the right to distribute, resell or solicit customers of Company Products, including distributors, resellers, and original equipment manufacturers (each, a “Reseller Agreement”), other than non-exclusive Reseller Agreements terminable by the Company or any Subsidiary for convenience, on 90 days notice or less or within 90 days following the Agreement Date, without any payment or other liability solely arising from such termination;

(iv) (A) any trust indenture, mortgage, promissory note, loan agreement, credit agreement or other Contract for the borrowing of money in an amount in excess of $1,000,000, (B) any currency exchange,

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commodities or other hedging arrangement with an obligation of the Company or any Subsidiary in excess of $1,000,000 or (C) any leasing transaction of the type required to be capitalized in accordance with GAAP with an obligation of the Company or any Subsidiary in excess of $1,000,000;

(v) any Contract for capital expenditures in excess of $1,000,000 in the aggregate;

(vi) any Contract (identified under the applicable subheading below): (A) that expressly limits the right of the Company or any Subsidiary to engage or participate, or compete with any other Person, in any line of business, market or geographic area; (B) that grants most favored nation pricing or preferred pricing to customers of the Company or any Subsidiary; (C) that grants exclusive sales, distribution, marketing or other similar exclusive rights to any third party; (D) that grants any rights of refusal, rights of first negotiation or similar rights to any third party; (E) that expressly limits the right of the Company or any Subsidiary to sell, distribute or manufacture any Company Products; or (F) that expressly limits the right of the Company or any Subsidiary to purchase or otherwise obtain any components, materials, supplies, equipment, parts, subassemblies, Intellectual Property or services that are material to the Company or any Subsidiary where enforcement of such limitation would be material to the Company and its Subsidiaries, taken as a whole;

(vii) any Contract pursuant to which the Company or any Subsidiary (A) has purchased any real property or (B) is a lessor or lessee of any real property or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in excess of $250,000;

(viii) any Contract (A) with any of its officers, directors, employees or stockholders or any member of their immediate families, other than employee offer letters on the Company’s standard form which are terminable at will (except as required by any applicable Legal Requirement) without liability to the Company or any Subsidiary, employee invention assignment and confidentiality agreements on the Company’s standard form and option grant and exercise agreements on the Company’s standard form (which forms have been provided to Parent’s counsel) or (B) with any Person with whom the Company or any Subsidiary does not deal at arm’s length;

(ix) any Contract pursuant to which the Company or any Subsidiary agrees to act as a guarantor or indemnitor for or against the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Debt of any other Person, other than pursuant to any Standard Outbound IP Agreements, Standard Inbound IP Agreements, or Contracts identified in the following subsections of Schedule 2.18(a): (i), (ii), (x), or (xi);

(x) all licenses, sublicenses and other Contracts pursuant to which the Company or any Subsidiary acquired or is granted any right in or to any Third Party Intellectual Property or is authorized to market, distribute or resell any product, service or Third Party Intellectual Property, other than Standard Inbound IP Agreements and any Contracts identified in Schedule 2.18(a)(ii);

(xi) any Contract providing for the development of any Intellectual Property, independently or jointly, by the Company or any Subsidiary;

(xii) any Contract providing for the development of any Intellectual Property for the Company or any Subsidiary (other than employee invention assignment agreements, consulting agreements and independent contractor agreements with Authors on the Company’s standard form of agreement, copies of which have been provided to Parent’s counsel);

(xiii) any joint venture Contract or any other agreement that involves a sharing of profits, cash flows, expenses or losses with other Persons, other than Reseller Agreements;

(xiv) any Contract authorizing any third party to manufacture or reproduce any Company Products (other than the right to make archival or back-up copies), or to provide maintenance and support for any Company Products (other than Reseller Agreements);

(xv) any joint marketing, lead referral or reference sale agreement, other than Reseller Agreements;

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(xvi) any Contract for the employment of any director, officer, employee or consultant of the Company or any other type of Contract with any officer, employee or consultant of the Company or any Subsidiary that is not immediately terminable by the Company or such Subsidiary without cost or liability, including any Contract requiring it to make a payment to any director, officer, employee or consultant on account of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

(xvii) any Contract or plan (including any stock option, stock purchase and/or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company Common Stock or any other securities of the Company or any Subsidiary or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor, except for the Company Option Plans and the Company Options disclosed in Section 2.2(b);

(xviii) any Contract with any investment banker, broker, advisor or similar party, or any accountant, legal counsel or other Person retained by the Company, in connection with this Agreement and the transactions contemplated hereby;

(xix) any Contract pursuant to which it has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person (other than the Subsidiaries);

(xx) any Contract with any Governmental Entity for the provision of products and/or services by the Company or any Subsidiary (a “Government Contract”);

(xxi) any litigation settlement agreement or currently effective litigation “standstill” or tolling agreement;

(xxii) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

(xxiii) any Contract with any labor union or any collective bargaining agreement or similar contract with its employees; or

(xxiv) any other Contract not listed in subsections (i)-(xxiii) that individually provides for payments to or by the Company or its Subsidiaries in excess of $1,000,000. For the avoidance of doubt, no sales Contract with a customer or supplier Contract with a supplier that is not otherwise of the type listed in subsections (i)-(xxiii) shall be considered a Material Contract.

(b) All Material Contracts are in written form. Each of the Material Contracts is in full force and effect, and has not been amended in any material respect except as disclosed in any Schedule to the Company Disclosure Letter pursuant to Section 2.18(a) above. There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any Subsidiary or to the knowledge of the Company, with respect to any other contracting party, which, with or without the giving of notice or the lapse of time, would reasonably be expected to (i) become a material default or event of default under any Material Contract, or (ii) give any third party (A) the right to declare a material default or exercise any remedy under any Material Contract, (B) the right to accelerate the maturity or performance of any material obligation of the Company or any Subsidiary under any Material Contract, or (C) the right to cancel, terminate or modify any Material Contract. Neither the Company nor any Subsidiary has received any written or, to the knowledge of the Company, oral, notice regarding any actual or possible material violation or breach of, material default under, or intention to cancel or modify any Material Contract. Correct and complete copies of all Material Contracts have been made available to Parent prior to the Agreement Date.

(c) To the knowledge of the Company, with respect to any Government Contract, there is, as of the Agreement Date, neither an existing nor a basis for a: (i) civil fraud or criminal investigation by any Governmental Entity; (ii) qui tam action brought against the Company or any Subsidiary under the Civil

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False Claims Act; (iii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any Subsidiary; (iv) claim or request by a Governmental Entity for a contract price adjustment based on asserted: defective pricing; disallowance of cost or non compliance with statute, regulation or contract; (v) dispute involving the Company or any Subsidiary on a Government Contract, or (vi) claim or equitable adjustment by the Company or any Subsidiary relating to a Government Contract. Neither the Company nor any Subsidiary has any material liability for renegotiation of Government Contracts.

2.19 Export Control Laws. The Company and each Subsidiary has conducted its export transactions in all material respects in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing:

(a) the Company and each Subsidiary has obtained all export licenses and other approvals required for its exports of Company Products, software and technologies from the United States;

(b) the Company and each Subsidiary is in material compliance with the terms of all applicable export licenses or other approvals;

(c) there are no pending or, to the knowledge of the Company, threatened claims against the Company or any Subsidiary with respect to such export licenses or other approvals;

(d) to the knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company’s or any Subsidiaries’ export transactions that may give rise to any future claims; and

(e) no consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

2.20 Fairness Opinion. The Company Board has received an opinion from Goldman Sachs to the effect that, as of the Agreement Date, and based upon and subject to the matters and the limitations set forth therein, the Per-Share Cash Amount to be paid to holders of Company Common Stock (other than any shares of Company Common Stock the consideration for which will be or become subject to vesting or similar requirements) is fair to such holders from a financial point of view (the “Fairness Opinion”). Upon the Company’s receipt of the written version of the Fairness Opinion, the Company shall promptly provide to Parent a copy of such written version solely for informational purposes.

2.21 Information Supplied. The preliminary and definitive proxy statements to be filed by the Company with the SEC in connection with the Merger (collectively, the “Proxy Statement”) shall not, on each relevant filing date, on the date of mailing to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub that is contained in the Proxy Statement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

3.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Sub has the corporate power to own its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing,

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individually or in the aggregate with any such other failures, would not have a Material Adverse Effect on Parent. Each of Parent and Sub is not in violation of any of the provisions of its Articles or Certificate of Incorporation, as applicable, or Bylaws or equivalent organizational documents.

3.2 Authority; Noncontravention.

(a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution, and delivery by the Company of this Agreement, constitutes the valid and binding obligation of Parent and Sub, respectively, enforceable against Parent and Sub, respectively, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies.

(b) The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Articles or Certificate of Incorporation or Bylaws of Parent and Sub, in each case, as amended to date, (B) subject to compliance with the requirements set forth in Section 3.2(c), any material Legal Requirements applicable to Parent or Sub or any of their respective material properties or assets, or (C) any material Contract applicable to Parent or Sub or their respective properties or assets, other than, in the case of (B) and (C) above, such conflicts, violations, defaults, terminations, cancellations, accelerations, losses, consents, approvals or waivers, would not reasonably be expected to have a material adverse effect on Parent’s or Sub’s ability to perform their respective obligations under this Agreement.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.4, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Laws, (iii) such reports and filings as may be required under the Exchange Act and the rules and regulations thereunder, (iv) such other filings and notifications as may be required under federal, state or foreign securities laws or the rules and regulations of The NASDAQ Stock Market, (v) the filing of a registration statement on Form S-8 with the SEC after the Closing Date covering the shares of Parent Common Stock issuable pursuant to Rollover Options and Rollover RSUs to be assumed by Parent, and (vi) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not reasonably be expected to have a material adverse effect on Parent’s or Sub’s ability to perform their respective obligations under this Agreement.

3.3 No Prior Sub Operations. Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

3.4 Stock Ownership. As of the Agreement Date, neither Parent nor Sub beneficially own any shares of Company Capital Stock. Neither Parent nor Sub, nor any of their “Affiliates” or “Associates,” has been an “interested stockholder” with respect to the Company at any time within three years of the Agreement Date, as those terms are used in Section 203 of Delaware Law.

3.5 Information Supplied. The information supplied by Parent for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company’s stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact

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required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

3.6 Financing. Parent has, and will have available to it upon the Effective Time, sufficient funds to consummate the transactions contemplated by this Agreement, including payment in full of the amounts payable to the holders of Company Capital Stock and holders of Company Options and Company RSUs being cashed out under Article I.

3.7 Brokers. The Company will not incur any liability, either directly or indirectly, to any investment banker, broker, advisor or similar party retained by Parent or any Affiliate of Parent as a result of this Agreement, the Merger or any act or omission of Parent, any of its Affiliates or any of their respective directors, officers, employees, stockholders or agents.

3.8 No Additional Representations. Parent acknowledges and agrees that except as expressly set forth in Article II of this Agreement, neither the Company nor any of its Subsidiaries nor any of their respective representatives has made any representation or warranty, express or implied, to Parent, Sub or any of their respective representatives in connection with this Agreement, the Merger or any of the other transactions contemplated hereby.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company and Subsidiaries. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time (except (w) to the extent expressly provided otherwise in this Agreement, (x) consented to in writing by Parent, (y) as set forth in Schedule 4.1 to the Company Disclosure Letter (denoting the relevant subsection below), or (z) as necessary to comply with applicable Legal Requirements (provided that the Company shall to the extent practicable and permitted by applicable Legal Requirements, notify Parent in advance of any action proposed to be taken by the Company to so comply with Legal Requirements that would otherwise not be permitted under the provisions of this Section 4.1)):

(i) the Company shall, and shall cause each Subsidiary to, use commercially reasonable efforts to conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable Legal Requirements;

(ii) the Company shall, and shall cause each Subsidiary to, (A) pay all of its Debt and Taxes when due, subject to good faith disputes over such Debt or Taxes, and provide Parent with correct and complete copies of all material submissions to and material correspondence with Tax Authorities in connection with pending tax audits or disputes, (B) pay or perform its other obligations when due, and (C) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it;

(iii) the Company shall, and shall cause each Subsidiary to, use commercially reasonable efforts to assure that each of its Material Contracts entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger;

(iv) the Company shall, and shall cause each Subsidiary to, maintain each of its leased premises in accordance with the terms of the applicable lease in all material respects; and

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(v) the Company shall consult with Parent regarding the defense or settlement of any material litigation to which the Company is a party (other than routine litigation in the Ordinary Course of Business).

4.2 Restrictions on Conduct of Business of the Company and Subsidiaries. Without limiting the generality or effect of the provisions of Section 4.1, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall cause each Subsidiary not to, do, cause or permit any of the following (except (w) to the extent expressly provided otherwise in this Agreement, (x) as consented to in writing by Parent, (y) as set forth on Schedule 4.2 to the Company Disclosure Letter (denoting the relevant subsection below), or (z) as necessary to comply with applicable Legal Requirements (provided that the Company shall to the extent practicable and permitted by applicable Legal Requirements, notify Parent in advance of any action proposed to be taken by the Company to so comply with Legal Requirements that would otherwise not be permitted under the provisions of this Section 4.2)):

(i) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws, or comparable governing documents;

(ii) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than the payment of any dividend or distribution by any Subsidiary to the Company or another Subsidiary), split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service, or adopt or enter into any, “stockholder rights plan” or similar anti-takeover agreement or plan, or adopt any resolution, plan or arrangement for liquidation, dissolution or winding-up;

(iii) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of any options or other rights granted under the Company Option Plans or the vesting of the securities purchased or purchasable under such options or other rights or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise; amend or change any other terms of such options, rights or unvested securities; or authorize cash payments in exchange for any options or other rights granted under any of such plans or the securities purchased or purchasable under those options or rights or the unvested securities issued under such plans or otherwise;

(iv) Material Contracts. (A) Violate, terminate (other than allowing expiration according to its scheduled term, including failure to renew), or waive any of the material terms of, any of its Material Contracts; or (B) amend or otherwise modify (including by entering into a new Contract with such party or otherwise) any of its Material Contracts in such a way as to materially reduce the expected business or economic benefits thereof;

(v) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any Company Voting Debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the exercise of Company Options or pursuant to the settlement of Company RSUs, in each case, outstanding on the Agreement Date, (B) per calendar quarter, the grant of Company RSUs for up to 150,000 shares of Company Common Stock, provided (1) such grants may only be made to (i) new non-officer hires who will have commenced employment with the Company or its Subsidiaries prior to the Closing Date as permitted under subsection (vi) below, (ii) existing non-officer employees of the Company and its Subsidiaries where the Chief Executive Officer of the Company determines that doing so is reasonably necessary to prevent such employee from terminating employment with the Company or its Subsidiaries, or (iii) members of the Company Board in connection with annual “refresh” grants consistent with past practices, (2) such grants may only be made in share amounts consistent with past practices (including any applicable standard grant size parameters), (3) none of such

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grants shall provide for acceleration upon any event, and (4) all of such grants to employees will vest over a five-year period with 20% vesting on the first anniversary of the date of grant, with the balance vesting ratably monthly over the next four years, and (C) the repurchase of any shares of Company Capital Stock from former employees, non-employee directors and consultants in accordance with Contracts providing for the repurchase of shares in connection with any termination of service;

(vi) Employees; Consultants; Independent Contractors. (A) Hire any officers at the vice president level or above, or enter into, or extend the term of, any employment or consulting agreement with any officer, employee, consultant or independent contractor (other than offer letters with no more than 50 newly hired employees in any calendar quarter using the Company’s standard form of offer letter which provides for at-will employment (in jurisdictions that recognize such concept) and which does not provide for severance, acceleration or post-termination benefits not imposed by applicable Legal Requirements), or enter into any collective bargaining agreement (unless required by applicable Legal Requirements) or (B) terminate the employment (other than for cause), change the title, office or position, or materially reduce the responsibilities of any vice president level or above personnel of the Company or any Subsidiary;

(vii) Loans and Investments. Make any loans or advances (other than routine travel advances and sales commission draws to employees of the Company or any Subsidiary consistent in all material respects with past practice) to, or any investments in or capital contributions to, any Person (including any officer, director or employee of the Company) other than any Subsidiary, or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise modify in any material respect any loan previously granted;

(viii) Intellectual Property. (A) Transfer or license to any Person any rights to any Intellectual Property, or acquire or license from any Person any Third Party Intellectual Property Rights, other than in the Ordinary Course of Business, (B) transfer or provide a copy of any Company Source Code to any Person other than (1) providing Authors access to Company Source Code on a “need to know” basis in connection with development of Company Source Code or (2) the deposit of Company Source Code under a source code escrow agreement with an escrow holder entered into by the Company in the Ordinary Course of Business pursuant to the terms of a customer Contract, the terms of which source code escrow agreement being substantially similar to the source code escrow agreements entered into by the Company prior to the Agreement Date that have been made available by the Company to Parent, or (C) enter into any Contract providing for the development of material Intellectual Property by or for the Company or any Subsidiary (other than employee invention assignment agreements, consulting agreements and independent contractor agreements with Authors on the Company’s standard form of agreement);

(ix) Restrictive Contracts. Enter into or amend any Contract: (A) that expressly limits the right of the Company or any Subsidiary to engage or participate, or compete with any other Person, in any line of business, market or geographic area; (B) that grants most favored nation pricing (other than in customer Contracts entered in the Ordinary Course of Business where such pricing provision has a duration of no more than five years); (C) that grants exclusive sales, distribution, marketing or other similar exclusive rights to any third party; (D) that grants any rights of refusal, rights of first negotiation or similar rights to any third party; (E) that expressly limits the right of the Company or any Subsidiary to sell, distribute or manufacture any Company Products; or (F) that expressly limits the right of the Company or any Subsidiary to purchase or otherwise obtain any components, materials, supplies, equipment, parts, subassemblies, Intellectual Property or services that are material to the Company or any Subsidiary where enforcement of such limitation would be material to the Company and its Subsidiaries, taken as a whole;

(x) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the Company’s and/or any of its Subsidiary’s businesses, taken as a whole, other than sales of services and products in the Ordinary Course of Business;

(xi) Indebtedness. (A) Incur any Debt, enter into any “keep well” or other Contract to maintain any financial statement condition, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent in all material respects with past practice, (ii) pursuant to existing credit facilities in the Ordinary Course of

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Business, or (iii) letters of credit or similar instruments to guarantee performance of the Company or any of its wholly-owned Subsidiaries entered into in the Ordinary Course of Business not to exceed $5,000,000 in the aggregate, or (B) enter into any Contract of the type described in Section 2.18(a)(ix);

(xii) Leases. Enter into any operating lease involving in excess of $250,000 in aggregate payments for any such lease;

(xiii) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $250,000 in any one case or $1,500,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising otherwise than in the Ordinary Course of Business pursuant to Contracts made available to Parent, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

(xiv) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of $8,000,000 in any calendar quarter;

(xv) Insurance. Materially change the amount of any insurance coverage other than in the Ordinary Course of Business;

(xvi) Employee Benefit Plans; Pay Increases. (A) Adopt or amend in any material respect any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under ERISA or as necessary under the Code or other applicable Legal Requirements or as necessary to maintain the qualified status of such plan under the Code, (B) materially amend any deferred compensation plan within the meaning of Section 409A of the Code and the regulations thereunder except to the extent necessary to meet the requirements of such Section or regulations, (C) pay any special bonus or special remuneration to any employee or any non-employee director or consultant, or increase the salaries, wage rates or fees of its employees or consultants (other than pursuant to preexisting plans, policies or Contracts which have been made available to Parent and are set forth on Schedule 4.2(xvii) of the Company Disclosure Letter or salary increases in connection with annual performance reviews in percentage amounts consistent with past practices and not in excess of those used in the prior fiscal year), or (D) add any new members to the Company Board or to the board of directors of any Subsidiary (other than to replace a member of the Company Board or such Subsidiary who resigns or is otherwise removed from such position following the Agreement Date);

(xvii) Severance Arrangements. Grant or pay, or enter into any agreement or arrangement providing for the granting of any severance, retention or termination pay, or the acceleration of vesting or other benefits, to any Person (other than payments or acceleration made pursuant to preexisting plans, policies or Contracts which have been made available to Parent and are set forth on Schedule 4.2(xvii) of the Company Disclosure Letter);

(xviii) Lawsuits; Settlements. (A) Commence a lawsuit other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Parent prior to the filing of such a suit), or (3) for a breach of this Agreement, or (B) settle or agree to settle any pending or threatened lawsuit or other dispute, other than any settlement solely involving payment of an amount less than $500,000, or any settlement that is clearly covered in its entirety under an insurance policy of the Company;

(xix) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material to its and its Subsidiaries’ business, taken as a whole, or enter into any Contract with respect to a joint venture, strategic alliance or partnership;

(xx) Taxes. (A) Make or change any material election in respect of Taxes, (B) adopt or change any accounting method in respect of Taxes, (C) file any material Tax Return or any amendment to any Tax Return (provided that Parent will not unreasonably withhold its consent to such a filing), (D) submit any

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written responses to proposed adjustments by Tax Authorities in connection with pending tax audits or disputes, (E) enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, (F) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or (G) enter into intercompany transactions giving rise to deferred gain or loss of any kind;

(xxi) Accounting. Change accounting methods or revalue any of its material assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the Ordinary Course of Business), except in each case as required by changes in GAAP as concurred with by its independent auditors and after notice to Parent;

(xxii) Company SEC Reports. Fail to timely file any Company SEC Reports (in complete form, with all required signatures, certifications and exhibits) required to be filed between the Agreement Date and the Closing Date;

(xxiii) Real Property. (A) Enter into any agreement for the purchase or sale of any real property or (B) enter into any agreement for the lease of any real property involving an aggregate amount of $250,000 or more for any such lease;

(xxiv) Encumbrances. Place or allow the creation of any Encumbrance on any of its properties, other than Permitted Encumbrances;

(xxv) Interested Party Transactions. Enter into any Contract or transaction in which any officer, director, employee, agent or stockholder of the Company (or any member of their families) has an interest under circumstances that, if entered immediately prior to the Agreement Date, would require that such Contract be listed on Schedule 2.18 to the Company Disclosure Letter;

(xxvi) Cash Management Transactions. Enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements other than in the Ordinary Course of Business;

(xxvii) Joint Development Contracts. Enter into or materially modify any Contract for the joint development with any other Person of any material product, system, software, content, technology or Intellectual Property by or for the Company or any of its Subsidiaries;

(xxviii) Manufacturing Agreements. Enter into any Contract to license, or any Contract to authorize, any third party to manufacture or reproduce finished or standalone products, systems or technology of the Company, other than any original design manufacturer Contract entered into by the Company in the Ordinary Course of Business, following prior consultation with Parent, that has a term of one year or less and that is not otherwise material to the business of the Company and its Subsidiaries, taken as a whole, and other than any purchase order entered into under any Contract that is in effect as of the Agreement Date which does not implement or effect any material change to the existing terms of such Contract;

(xxix) Industry Standards Groups. Enter into any Contract relating to the membership of, or participation by, the Company or any of its Subsidiaries in, or the affiliation of the Company or any of its Subsidiaries with, any industry standards group or association in which the Company or any of its Subsidiaries contributes and/or shares in pooled patent rights;

(xxx) Marketing Agreements. Enter into any material joint marketing or marketing support Contract;

(xxxi) Joint Ventures. Enter into any joint venture Contract that involves a sharing of profits, cash flows, expenses or losses with other Persons (other than Reseller Agreements); and

(xxxii) Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (i) through (xxxi) in this Section 4.2, or any action with the knowledge that such action would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform in any material respect one or more covenants required hereunder to be performed by the Company.

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ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement.

(a) As promptly as reasonably practicable (but in any event within ten Business Days) after the Agreement Date, the Company shall prepare, and file with the SEC, preliminary proxy materials relating to the Company Stockholders Meeting. As promptly as reasonably practicable following the later of (i) receipt and resolution of SEC comments thereon, or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC (the “Proxy Statement”) and cause the Proxy Statement to be mailed to its stockholders. The Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Merger to (i) comply as to form with all applicable SEC requirements, and (ii) otherwise comply in all material respects with all applicable Legal Requirements and the rules and regulations promulgated thereunder. Except with respect to any Acquisition Proposal or as otherwise provided in Sections 5.3(d)-(f), prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Parent with reasonable opportunity to review and comment on each such filing in advance and the Company shall consider and act in good faith with respect to the incorporation of any changes in such filings reasonably proposed by Parent.

(b) The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. Except with respect to any Acquisition Proposal or as otherwise provided in Sections 5.3(d)-(f), the Company shall (i) consult with Parent prior to responding to any comments or inquiries by the SEC or any other Governmental Entity with respect to any filings related to the Merger, (ii) provide Parent with reasonable opportunity to review and comment on any such written response in advance and consider and act in good faith with respect to the incorporation of any changes in such response reasonably proposed by Parent, and (iii) promptly inform Parent whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, and provide Parent with reasonable opportunity to review and comment on any such amendment or supplement in advance, shall include in such amendment or supplement all comments reasonably proposed by Parent, and shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the stockholders of the Company, such amendment or supplement.

(c) If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. If at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company.

5.2 Meeting of Stockholders; Board Recommendation.

(a) Meeting of Stockholders. The Company shall, as promptly as reasonably practicable after the Agreement Date, establish a record date (which date will be as promptly as reasonably practicable following the Agreement Date) for, duly call, give notice of, convene and hold, the Company Stockholders Meeting for the sole purpose of obtaining the Company Stockholder Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of the Company Stockholder Approval).

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Except as communicated in a Change of Recommendation (as defined below) effected in compliance with Section 5.3, the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the Company Stockholder Approval and will take all other reasonable action necessary to obtain such approvals and to secure the vote or consent of its stockholders required by and in compliance with the rules and regulations of The NASDAQ Stock Market, Delaware Law and its Certificate of Incorporation and Bylaws. The Company (i) shall consult with Parent regarding the date of the Company Stockholders Meeting, and (ii) shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent; provided, however, that the Company may adjourn or postpone the Company Stockholders Meeting (A) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement the Company Board determines in good faith (after consultation with its outside legal counsel) is necessary (which determination shall not be made until after consultation with Parent, except with respect to any Acquisition Proposal or as otherwise provided in Sections 5.3(d)-(f)) is provided to the Company’s stockholders in advance of a vote on the Merger and this Agreement, (B) if, as of the time that the Company Stockholders Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, (C) if, as of the time that the Company Stockholders Meeting is originally scheduled, adjournment of the Company Stockholders Meeting is necessary to enable the Company to solicit additional proxies if there are not sufficient votes in favor of the Company Stockholder Approval, or (D) as required to provide for the expiration of any time period required in Sections 5.3(d)-(f).

(b) Board Recommendation. Subject to Section 5.3(d)-(f): (i) the Company Board shall recommend that the Company’s stockholders vote in favor of the Company Stockholder Approval at the Company Stockholders Meeting (the “Company Board Recommendation”); (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company’s stockholders vote in favor of the Company Stockholder Approval at the Company Stockholders Meeting; and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Stockholder Approval.

(c) Continuing Obligation. Until the termination of this Agreement in accordance with its terms, the Company’s obligation to call, give notice or convene and hold the Company Stockholders Meeting in accordance with this Section 5.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or Superior Offer, or by any Change of Recommendation (as defined in Section 5.3(d) below).

5.3 No Solicitation; Acquisition Proposals.

(a) No Solicitation Generally. Subject to Section 5.3(c), (d) and (f), from and after the Agreement Date until the earlier of the Effective Time and termination of this Agreement pursuant to Article VII, the Company and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them (all of the foregoing collectively being the “Company Representatives”) to, directly or indirectly, (i) solicit or initiate, or knowingly encourage, knowingly facilitate or knowingly induce, the making, submission or public announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action knowingly facilitating, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition

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Proposal, (iv) enter into any letter of intent or any other Contract (whether binding or not) contemplating or otherwise relating to any Acquisition Proposal, (v) submit any Acquisition Proposal to the vote of any stockholders of the Company or any Subsidiary, or (vi) grant any waiver or release under any standstill or similar agreement with respect to the Company or the Subsidiaries, or any class of equity securities of the Company or the Subsidiaries. The Company and its Subsidiaries will immediately cease any and all existing discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company has engaged in any such activities within the 12-month period preceding the Agreement Date. The Company and its Subsidiaries shall enforce (and shall not, nor permit any Subsidiary to, waive) any rights under any standstill or similar agreements to which the Company or any Subsidiary is a party. If any Company Representative takes any action that the Company is obligated pursuant to this Section 5.3 not to permit such Company Representative to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.3.

“Acquisition Proposal” shall mean, with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving: (A) purchase from the Company or any acquisition by any Person or Group of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 15% or more of the total outstanding voting securities of the Company, or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); (B) any sale, acquisition, or disposition of more than 15% of the total assets of the Company and its Subsidiaries in any single transaction or series of related transactions; or (C) any liquidation or dissolution of the Company.

(b) Notice. The Company as promptly as practicable (but in no event more than one Business Day after receipt) shall advise Parent orally and in writing of (A) an Acquisition Proposal or (B) any request for non-public information which would reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (A)-(B) above, the material terms and conditions of such Acquisition Proposal or request, and the identity of the Person or Group making any such Acquisition Proposal or request. The Company will keep Parent informed as promptly as practicable (but in no event more than one Business Day after receipt) of any material changes (including any material amendments or modifications or proposed material amendments or modifications) to any such Acquisition Proposal or request, and provide to Parent as promptly as practicable (but in no event more than one Business Day after receipt) a summary of the material terms and conditions of any such Acquisition Proposal or request (including any material amendments or modifications or proposed material amendments or modifications). The Company shall provide Parent with prior notice of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer (as defined in Section 5.3(c)).

(c) Superior Offers. In the event that any Person submits to the Company after the Agreement Date (and does not withdraw) an unsolicited, written, bona fide Acquisition Proposal that the Company Board concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) is, or would reasonably be expected to lead to, a Superior Offer, then notwithstanding Section 5.3(a), the Company may, so long as the Company Stockholder Approval has not yet been obtained, (i) enter into discussions with such Person regarding such Acquisition Proposal, and (ii) deliver or make available to such Person non-public information regarding the Company and its Subsidiaries, provided, in the case of each such Acquisition Proposal, that the Company, its Subsidiaries and the Company Representatives comply with each of the following: (A) neither the Company, any Subsidiary nor any Company Representative shall have violated any of the provisions of this Section 5.3 in any material

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respect, (B) prior to making available to such Person any material non-public information, the Company first shall have received from such Person an executed confidentiality agreement containing terms at least as restrictive with regard to the Company’s confidential information as the Confidentiality Agreement (as defined in Section 5.5), which confidentiality agreement shall not include any provision for any exclusive right to negotiate with such Person or having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement and shall require such Person to agree to customary employee non-solicitation and “standstill” provisions covering at least 12 months from execution of such confidentiality agreement, (C) the Company first shall have given Parent advance written notice of its intent to take such actions, and (D) prior to or contemporaneously with delivering or making available any such non-public information to such Person, the Company shall deliver or make available such non-public information to Parent (to the extent such non-public information has not been previously delivered or made available by the Company to Parent).

“Superior Offer” shall mean, with respect to the Company, an unsolicited, bona fide written offer made after the Agreement Date by a third party (a) to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger) beneficial ownership of more than 50% of the assets of the Company or more than 50% of the total outstanding voting securities of the Company and as a result of which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, (b) for consideration consisting exclusively of cash and/or SEC-registered securities, and (c) that the Company Board has concluded in good faith (following consultation with its outside legal counsel and a financial advisor of national standing), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the offer, including conditions to consummation and the Person making the offer, in each case deemed relevant by the Company Board (i) would be, if consummated, more favorable to the Company’s stockholders (in their capacities as stockholders) than the terms of this Agreement (after giving effect to any adjustments to the terms of this Agreement proposed by Parent in response to such Acquisition Proposal) and (ii) is reasonably likely to be consummated on the terms proposed.

(d) Change of Recommendation for Superior Offer. Nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, qualifying, amending or modifying its recommendation to the Company’s stockholders to vote in favor of the Company Stockholder Approval (a “Change of Recommendation”) if:

(i) the Company Stockholder Approval has not yet been obtained;

(ii) the Company shall have complied in all material respects with the provisions and requirements set forth in Section 5.2 and this Section 5.3;

(iii) a Superior Offer is made to the Company that is not withdrawn and continues to be a Superior Offer and is set forth in a final and definitive written agreement submitted irrevocably to the Company (the “Definitive Third Party Agreement”);

(iv) the Company shall have provided to Parent four Business Days’ prior written notice (a “Notice of Superior Offer”) which shall state expressly (1) that the Company has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or group of Persons making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and such manner and timing in which it intends to do so, and shall have provided Parent with a copy of the Definitive Third Party Agreement concurrently with the delivery of the Notice of Superior Offer;

(v) the Company shall have during the four Business Day period referred to in subsection (iv) above, if requested by Parent, made the Company Representatives available to discuss with Parent’s representatives any modifications to the terms and conditions of this Agreement that the Parent desires to propose such that the Superior Offer would cease to constitute a Superior Offer;

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(vi) Parent shall not have, within four Business Days of Parent’s receipt of the Notice of Superior Offer, made a written, binding and irrevocable (through the expiration of such four Business Day period) offer that the Company Board concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) to be at least as favorable to the Company’s stockholders (in their capacities as stockholders) as such Superior Offer (it being agreed that (A) the Company Board shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof, (B) that the Company Board will not effect a Change of Recommendation for four Business Days after receipt by Parent of the Notice of Superior Offer and the Definitive Third Party Agreement, and (C) any change to the financial or other material terms of such Superior Offer shall require a new Notice of Superior Offer to Parent and a new four Business Day period under this subsection (vi)); and

(vii) the Company Board has concluded in good faith (after consultation with its outside legal counsel), that, in light of such Superior Offer and any offer made by Parent pursuant to subsection (vi) above, that the failure to make a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements.

(e) Change of Recommendation for Intervening Event. Nothing in this Agreement shall prevent the Company Board from making a Change of Recommendation for a reason unrelated to an Acquisition Proposal (it being understood and agreed that any Change of Recommendation proposed to be made in response to an Acquisition Proposal may only be made pursuant to and in accordance with the terms of Section 5.3(d)) if:

(i) the Company Stockholder Approval has not yet been obtained;

(ii) the Company shall have complied in all material respects with the provisions and requirements set forth in Section 5.2 and this Section 5.3;

(iii) the Company Board has concluded in good faith (after consultation with its outside legal counsel) that, in light of material facts, events and/or circumstances that have developed since the Agreement Date which were previously unknown by the Company and which were not reasonably foreseeable as of the Agreement Date (an “Intervening Event”) and taking into account the results of any discussions with Parent as contemplated by subsection (iv) below and any offer from Parent contemplated by subsection (v) below, the failure to make a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; provided that, for the avoidance of doubt, any determination by the Company Board after the Agreement Date that the Per-Share Cash Amount payable in the Merger is not sufficient shall not in and of itself constitute an Intervening Event;

(iv) the Company has provided to Parent at least four Business Days’ prior written notice that the Company Board intends to make a Change of Recommendation (“Notice of Intervening Event”) and if requested by Parent, the Company shall have made the Company Representatives available during the four Business Day period to discuss with Parent’s representatives (A) the facts, events and circumstances underlying such proposed Change of Recommendation and the Company Board’s reason for proposing to effect such Change of Recommendation and (B) any modifications to the terms and conditions of this Agreement that the Parent desires to propose that that would obviate the need for the Company Board to effect such Change of Recommendation; and

(v) Parent shall not have, within the aforementioned four Business Day period, made a written, binding and irrevocable (through the expiration of such four Business Day period) offer that the Company Board concludes in good faith (after consultation with its outside legal counsel and a financial advisor of national standing) would obviate the need for the Company Board to effect such Change of Recommendation (it being agreed that (A) the Company Board shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof, (B) the Company Board will

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not effect a Change of Recommendation for four Business Days after receipt by Parent of the Notice of Intervening Event, and (C) any change in the facts, events or circumstances related to the Intervening Event shall require a new Notice of Intervening Event to Parent and a new four Business Day period and discussion process under subsection (iv) above).

(f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A, promulgated under the Exchange Act, or (ii) making any disclosure to the Company’s stockholders if the Company Board has concluded in good faith (after consultation with its outside legal counsel) that failure to make such disclosure is reasonably likely to result in a breach of its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements (a “Required Fiduciary Disclosure”); provided, however, that (x) any “stop, look, and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, and any substantially similar communication that solely constitutes a recitation of the fact that an Acquisition Proposal has been received and a factual description of the terms and background thereof, and that no position has been taken by the Company Board as to the advisability or desirability of such Acquisition Proposal, shall not be deemed to be a Change of Recommendation, (y) such disclosure shall not be deemed to be a Change of Recommendation if the Required Fiduciary Disclosure relates to an Acquisition Proposal and the text of such Required Fiduciary Disclosure includes a public statement that the Company Board is expressly reaffirming the Company Board Recommendation, and (z) the Company Board shall not recommend that the Company’s stockholders tender shares of Company Capital Stock in connection with any tender or exchange offer, or effect a Change of Recommendation in connection with an Acquisition Proposal unless specifically permitted to do so pursuant to Section 5.3(d).

5.4 Access to Information.

(a) During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement or the Effective Time, (i) the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during business hours to (A) all of the properties, books, Contracts and records of the Company and each Subsidiary, and (B) all other information concerning the business, results of operations, product development efforts, properties (tangible and intangible, including Intellectual Property) and personnel of the Company or any Subsidiary as Parent may reasonably request, and (ii) the Company shall, promptly upon request, provide to Parent and its accountants, counsel and other representatives correct and complete copies of the following documents of the Company and each Subsidiary which it has in its possession (A) internal financial statements and documentation regarding internal controls, (B) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, (C) a schedule of any deferred intercompany gain with respect to transactions to which the Company or any Subsidiary has been a party, and (D) receipts for any Taxes paid to foreign Tax Authorities, provided, however, that Company may restrict the foregoing access to the extent that (X) such access would violate or result in the loss or material impairment of any information subject to the attorney-client privilege or the attorney work product doctrine or (Y) any Legal Requirement applicable to Company or a Subsidiary or the terms of any Material Contract requires that such party restrict or prohibit access to any such properties or information.

(b) Subject to compliance with applicable Legal Requirements, from the Agreement Date until the earlier of the termination of this Agreement or the Effective Time, the Company shall notify Parent of, and confer from time to time as requested by Parent with one or more representatives of Parent to discuss, any material changes or developments in the operational matters of the Company and each Subsidiary and the general status of the ongoing operations of the Company and each Subsidiary.

(c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

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5.5 Confidentiality; Public Disclosure.

(a) The parties hereto acknowledge that Parent and the Company have previously executed an Amended and Restated Confidentiality Agreement dated October 1, 2009 (as may be amended from time to time, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.

(b) Parent and the Company have agreed to the text of the initial press release announcing the signing of this Agreement and the transactions contemplated hereby. Except with respect to any Acquisition Proposal or as otherwise provided in Section 5.3, the Company shall consult to the fullest extent practicable and discuss in good faith with Parent the form and content of any press release, public statement or other public communication regarding the Merger prior to its release and shall consider in good faith any reasonable changes which are suggested by Parent prior to releasing or making such press release, public statement or public communication. The Company shall cause its employees, officers and directors to comply with this Section 5.5. Parent shall consult in good faith with the Company on its general communications strategy for customers, suppliers and employees regarding the Merger.

5.6 Regulatory Approvals.

(a) Each of Parent and the Company shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Parent and the Company shall, as soon as practicable, make any initial filings required under the HSR Act, and any other additional filings required by the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other applicable federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). The parties shall promptly supply one another with any information that may be required in order to obtain the aforementioned consents and approvals. The parties hereto shall (i) consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other Antitrust Law, (ii) coordinate with one another in preparing and exchanging such materials, and (iii) promptly provide one another (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by a party to any Governmental Entity in connection with this Agreement; provided, that with respect to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions, or proposals or such filings, presentations or submissions, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any applicable Legal Requirement requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

(b) Each party will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto, and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(c) Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any applicable Antitrust Laws. Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and the Company shall take any and all of the following actions to the extent

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necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: (i) entering into negotiations; (ii) providing information required by applicable Legal Requirements or governmental regulation; and (iii) substantially complying with any “second request” for information pursuant to the Antitrust Laws.

(d) Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that: (i) Parent shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) Parent shall be under no obligation to make proposals, execute or carry out agreements or submit to orders providing for a Divestiture.

“Divestiture” shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or the Company or any of their respective Affiliates, (2) the imposition of any limitation or restriction on the ability of Parent or any of its Affiliates to freely conduct their business or the business of the Company or its Affiliates or own such assets, or (3) the holding separate of the shares of Company Capital Stock or any limitation or regulation on the ability of Parent or any of its Affiliates to exercise full rights of ownership of the shares of Company Capital Stock.

(e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate the Agreement pursuant to Section 7.1(b) so long as such party has until such date complied in all material respects with its obligations under this Section 5.6.

5.7 Reasonable Efforts. Subject to the different efforts standard of Section 5.6(a) and (c) and the limitations set forth in Section 5.6(d), each of the parties hereto agrees to use commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (a) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article VI, and (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby.

5.8 Third Party Consents; Notices.

(a) The Company shall use commercially reasonable efforts (not to require a concession or expenditure) to obtain prior to the Closing, and deliver to Parent at or prior to the Closing, all consents, waivers and approvals under each Contract listed or described on Schedule 2.3(b) or Schedule 2.3(c) (and any Contract entered into after the Agreement Date that would have been required to be listed or described on Schedule 2.3(b) or Schedule 2.3(c) if entered into prior to the Agreement Date) as reasonably specified by Parent, using a form reasonably acceptable to Parent.

(b) The Company shall give all notices and other information required to be given to the employees of the Company or any Subsidiary under any applicable Legal Requirements in connection with the transactions contemplated by this Agreement.

5.9 Notice of Certain Matters. The Company will exercise commercially reasonable efforts to notify Parent in writing promptly after obtaining knowledge of: (i) any written notice or written other communication from any Person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any written notice or other written communication from any Governmental Entity in connection with the Merger; (iii) any action, suit, arbitration, mediation, proceeding, claim or investigation by or before any Governmental Entity or arbitrator initiated by or against it or any of its Subsidiaries, or known by the Company or any of its Subsidiaries to be threatened against the Company or any of its Subsidiaries or any of their respective directors,

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officers, employees or shareholders in their capacity as such, or of any written correspondence from any Person asserting or threatening a claim against the Company or with respect to any of its assets or properties (including Intellectual Property) that is, or is reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole; (iv) any claim, or any written inquiry by any Taxing Authority, regarding a material deficiency to pay Taxes payable by the Company; or (v) any event that occurs after the date of this Agreement, that had it occurred prior to the date of this Agreement, would have constituted an exception to the representation set forth in Section 2.4(f). The Company will notify Parent in writing promptly after learning of any change, occurrence or event which is reasonably likely to cause any of the conditions to closing set forth in Article VI not to be satisfied. No notification given under this Section 5.9 shall affect the representations, warranties, covenants or agreements of the parties herein or affect the satisfaction or non-satisfaction of any conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to Parent.

5.10 Employees.

(a) As soon as reasonably practicable after the Effective Time, Parent shall ensure that the Continuing Employees located in the United States (“U.S. Continuing Employees”) shall receive health and welfare benefits that in the aggregate for each such employee are no less favorable than those provided to a similarly situated employee of Parent or its Affiliates who is not a U.S. Continuing Employee taking into account the employee’s performance and geographic location.

(b) Except to the extent necessary to avoid the duplication of benefits, Parent shall cause the Surviving Corporation and its other Affiliates to recognize the service of each U.S. Continuing Employee with the Company or its Affiliates before the Effective Time as if such service had been performed with Parent or its Affiliates for all purposes under the vacation and severance plans maintained by Parent or its Affiliates after the Effective Time and for the purposes of eligibility and vesting under all other employee benefit plans, programs and agreements maintained by Parent or its Affiliates after the Effective Time (in each case, to the extent such plans, programs, or agreements are made available to the U.S. Continuing Employees, as determined by Parent).

(c) With respect to any welfare plan maintained by Parent or its Affiliates in which U.S. Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its other Affiliates, to the extent permitted by the relevant welfare plan, to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by the Company or its Affiliates prior to the Effective Time and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

5.11 Assumption of Options and Certain Other Matters.

(a) At the Effective Time, each Rollover Option held by a Continuing Employee that is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Rollover Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Option Plan that such Rollover Option was granted under and the applicable stock option agreement) as are in effect immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time and the Option Exchange Ratio, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the

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exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, (iii) no assumed Rollover Option may be “early exercised” (i.e., an assumed Rollover Option may be exercised for shares of Parent Common Stock only to the extent such assumed Rollover Option is vested at the time of exercise pursuant to the applicable vesting schedule), and (iv) Parent’s board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to the Rollover Options and Company Option Plans. It is the intent of the parties that to the extent permitted by applicable Legal Requirements, all assumed options in respect of Rollover Options that prior to the Effective Time were treated as incentive or non-qualified stock options under the Code shall from and after the Effective Time continue to be treated as incentive or non-qualified stock options, respectively, under the Code. The Merger shall not terminate any of the outstanding Rollover Options or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which shall be subject to those options upon Parent’s assumption of such options in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Rollover Option a document evidencing the foregoing assumption of such option by Parent.

(b) At the Effective Time, each Rollover RSU that is outstanding as of the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Rollover RSU so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Option Plan that such Rollover RSU was granted under and the applicable award agreement) as are in effect immediately prior to the Effective Time, except that (i) such Rollover RSU shall be for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable under such Rollover RSU immediately prior to the Effective Time and the Option Exchange Ratio and (ii) Parent’s board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to the Rollover RSUs and the Company Option Plans. The Merger shall not terminate any of the outstanding Rollover RSUs or accelerate the vesting of such Rollover RSUs or the shares of Parent Common Stock which shall be subject to those Rollover RSUs upon Parent’s assumption of the Rollover RSUs in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Rollover RSU a document evidencing the foregoing assumption of such Rollover RSU by Parent.

(c) On or about the date which is five Business Days prior to the expected date on which the Closing will occur, the Company shall deliver to Parent a revised list of each Person who the Company reasonably believes is, with respect to the Company or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), and each agreement the Company reasonably believes would give rise to non-deductibility under Sections 280G and 4999 of the Code.

(d) Parent shall prepare and file with the SEC a registration statement on Form S-8 covering the shares of Parent Common Stock issuable upon exercise of Rollover Options and under the Rollover RSUs assumed by Parent for which a Form S-8 registration statement is available as soon as reasonably practicable after the Closing.

(e) At the Effective Time, Parent shall assume the Company’s 2007 Stock Incentive Plan (the “Specified Target Plan”) and all unissued shares reserved for future issuance (the “Assumed Shares”) under the Specified Target Plan. The Assumed Shares shall thereafter be reserved for issuance under an acquisition equity incentive plan of Parent (the “Parent Acquisition Equity Incentive Plan”), which Parent will implement in connection with the Merger. The Assumed Shares reserved for issuance shall be subject to the terms and conditions of the Parent Acquisition Equity Incentive Plan.

5.12 Spreadsheet. The Company shall prepare and deliver to Parent, at or prior to the Closing, a spreadsheet in a form to be supplied by Parent to the Company, which spreadsheet shall be dated as of the Closing Date and

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shall set forth, as of the Closing Date and immediately prior to the Effective Time, (i) the names of all holders of Company Options, Company RSUs and Unvested Company Shares, their respective addresses and where available, taxpayer identification numbers, and whether they are then providing services to the Company or its Subsidiaries, (ii) the number of shares of Company Common Stock subject to Company Options and Company RSUs, and/or the number of Unvested Company Shares held by such Persons, (iii) the exercise price per share in effect for each Company Option and each Company RSU immediately prior to the Effective Time, (iv) the vesting status and schedule with respect to each Company Option, each Company RSU and each Unvested Company Share held by each holder thereof (including the vesting commencement date and repurchase price payable per share with respect to any Unvested Company Share), (v) the Tax status of each Company Option under Section 422 of the Code, and (vi) the number of shares of Parent Common Stock issuable upon exercise of the Company Options or upon vesting of the Company RSUs to be assumed by Parent and the per share exercise price thereof (such spreadsheet the “Spreadsheet”). A draft of the Spreadsheet shall be provided by the Company to Parent not later than two Business Days prior to the proposed date of the Closing.

5.13 Indemnification.

(a) From and after the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, Parent will assume, and will cause the Surviving Corporation to fulfill and honor in all respects, the obligations of the Company to its directors and officers as of immediately prior to the Effective Time (the “Indemnified Parties”) pursuant to any indemnification agreements with the Company and any indemnification or advancement provisions under the Company’s Certificate of Incorporation or Bylaws as in effect on the Agreement Date with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, in each case, subject to applicable Legal Requirements. From and after the Effective Time, such obligations shall be the joint and several obligations of Parent and the Surviving Corporation. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to advancement, exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the Agreement Date, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by Legal Requirements.

(b) From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, and Parent shall cause the Surviving Corporation to maintain in effect, for the benefit of the Indemnified Parties with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the Agreement Date in the form made available by the Company to Parent prior to the Agreement Date (the “Existing D&O Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage, including a “tail” insurance policy; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute or “tail” policies) in excess of an amount equal to 300% of the most recently paid annual premium for the Existing D&O Policy (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute or “tail” policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

(c) This Section 5.13 shall survive the consummation of the Merger, is intended to benefit each of the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Indemnified Party and his or her heirs and representatives, and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party (provided that any amendment, alteration or repeal prior the Effective Time shall be governed by Section 7.4).

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5.14 Termination of Benefit Plans. The Company shall take such actions in furtherance of freezing or terminating Company Employee Plan(s) as Parent may reasonably require. In the event that actions taken with respect to Company Employee Plans would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than ten Business Days prior to the Closing Date.

5.15 Section 16 Matters. Provided that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any disposition of Company Capital Stock (including derivative securities with respect to Company Capital Stock) or acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each Company Insider to be exempt under Rule 16b-3 promulgated under the Exchange Act. “Section 16 Information” shall mean information regarding the Company Insiders, the number of shares of Company Capital Stock held by each such Company Insider and expected to be exchanged for cash in connection with the Merger, and the number and description of the Company Options and Company RSUs held by each such Company Insider and expected to be converted into options to purchase Parent Common Stock and restricted stock units for Parent Common Stock, in connection with the Merger. “Company Insiders” shall mean those individuals who are subject to the reporting requirement of Section 16(a) of the Exchange Act with respect to the Company.

5.16 Takeover Statutes. The Company and the Company Board shall (i) take all actions necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement and the transactions contemplated hereby and (ii) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

5.17 Certificates. The Company shall prior to the Closing Date deliver (i) FIRPTA documentation, including (A) a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in the form reasonably requested by Parent, dated as of the Closing Date and executed by the Company, together with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company after the Effective Time, and (B) a FIRPTA Notification Letter, in the form reasonably requested by Parent, dated as of the Closing Date and executed by the Company; and (ii) a certificate dated within three Business Days of the Closing from the Secretary of State of the State of Delaware certifying that the Company is in good standing.

5.18 Director and Officer Resignations. At the request of Parent, the Company shall use commercially reasonable efforts to obtain a written letter of resignation from each of the directors and officers of the Company and from each of the directors and officers of each Subsidiary that will be effective as of immediately prior to the Effective Time.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto (it being understood that each such condition is solely for the benefit of the parties hereto and may be waived in writing by their mutual agreement without notice, liability or obligation to any Person):

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

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(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which prohibits, makes illegal, or enjoins the consummation of the Merger.

(c) Certain Governmental Approvals. All applicable waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or early termination of such waiting periods shall have been granted.

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company (it being understood that each such condition is solely for the benefit of the Company and may be waived in writing by the Company in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. (i) The representations and warranties of Parent in Section 3.1 and Section 3.2(a) shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), and (ii) all other representations and warranties of Parent in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The Company shall have received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

(b) Covenants and Agreements. Parent and Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Sub at or prior to the Closing. The Company shall have a received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent and Sub.

6.3 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent (it being understood that each such condition is solely for the benefit of Parent and may be waived by Parent in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. (i) The representations and warranties of the Company in Section 2.1(a), Section 2.3(a) and Section 2.3(d) of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), (ii) the representations and warranties of the Company in Section 2.2(a) of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except with respect to deviations in the Company’s actual fully-diluted capitalization (including outstanding Company Capital Stock, Company Options, and any other

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securities of the Company on an as-converted to Company Common Stock basis) from the Company’s fully-diluted capitalization as represented and warranted by the Company in Section 2.2(a) by an amount that does not exceed one percent (1.0%) of such fully-diluted capitalization, and (iii) all other representations and warranties of the Company in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

(b) Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) No Litigation. (A) No claim, suit, action or proceeding brought by any Governmental Entity shall be pending wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain, prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded, (iii) prohibit, limit or adversely affect in any material respect, or place any material conditions on, the ownership, control or operation by Parent, the Company, or any of their respective Affiliates of the business or any material portion of the assets of the Company and its Subsidiaries, or Parent and its Subsidiaries, or require any such Person to effect a Divestiture, or (iv) have a Material Adverse Effect on the Company or Parent and (B) no such injunction, judgment, order, decree, ruling or charge shall be in effect nor shall any Legal Requirement have been enacted having any such effect.

(d) Additional Governmental Approvals. Parent, Sub and the Company and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, including under any applicable foreign or other Antitrust Laws, necessary for consummation of, or in connection with, the Merger and the other transactions contemplated hereby in each jurisdiction where the failure to obtain any such approval, waiver or consent would materially impair the business or operations of Parent, the Company or any of their material Subsidiaries or materially impact the relationship of Parent, the Company or any of their respective material Subsidiaries with a Governmental Entity in a manner that would reasonably be expected to materially impair its business or operations in such jurisdiction.

(e) No Material Adverse Effect. Since the Agreement Date, there shall not have occurred any Material Adverse Effect on the Company, nor any change, event or condition that, individually or in the aggregate with any other changes, events and conditions, would reasonably be expected to have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by action taken or authorized by the Board of Directors of the terminating party or parties, which action (i) in the case of termination pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(e) and Section 7.1(f), may be taken or authorized before or after the Company Stockholder Approval has been obtained, (ii) in the case of termination pursuant to Section 7.1(g) and Section 7.1(h), may be taken or authorized only

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before the Company Stockholder Approval has been obtained, and (iii) in the case of termination pursuant to Section 7.1(d), may be taken or authorized only after the Company Stockholders’ Meeting has been held at which a vote was taken on the Company Stockholder Approval:

(a) by mutual written consent duly authorized by the Company Board and the board of directors (or a duly authorized committee thereof) of Parent;

(b) by either Parent or the Company, if the Closing shall not have occurred on or before June 12, 2010 or any other date that Parent and the Company may agree upon in writing (the “Initial End Date”); provided, however, that if the Closing shall not have occurred by the Initial End Date, but on such date, all of the conditions to Closing set forth in Article VI (other than conditions that by their nature are only to be satisfied as of the Closing) other than the conditions set forth in Sections 6.1(b), 6.1(c), 6.3(c) and 6.3(d) have been satisfied or waived in writing, then neither party shall be permitted to terminate the Agreement pursuant to this Section 7.1(b) until October 12, 2010 (the “Extended End Date”) and, provided, further, in any event, a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure to consummate the Merger by the Initial End Date or the Extended End Date, as the case may be, is principally caused by the breach by such party of this Agreement;

(c) by either Parent or the Company, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by either Parent or the Company, if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment thereof; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain such Company Stockholder Approval is caused by any action or failure to act of the Company that constitutes a material breach of this Agreement;

(e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the condition set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable within 30 days (but not later than the Initial End Date or the Extended End Date, as the case may be) by Parent, then the Company may not terminate this Agreement under this Section 7.1(e) for 30 days (or until the Initial End Date or the Extended End Date) after delivery of written notice from the Company to Parent of such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if such inaccuracy or breach by Parent is cured during such period);

(f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company, is curable within 30 days (but not later than the Initial End Date or the Extended End Date, as the case may be) by the Company, then Parent may not terminate this Agreement under this Section 7.1(f) for 30 days (or until the Initial End Date or the Extended End Date) after delivery of written notice from Parent to the Company of such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such inaccuracy or breach by the Company is cured during such period);

(g) by Parent if a Triggering Event (as defined below) shall have occurred; or

(h) by the Company upon a Change of Recommendation effected by the Company Board in compliance with Section 5.3(d) and following payment to Parent by the Company of all amounts due pursuant to Section 7.3(b) of this Agreement in accordance with the terms specified therein.

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For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Company Board or any committee thereof shall have effected a Change of Recommendation for any reason; (ii) the Company shall have failed to convene or hold the Company Stockholders’ Meeting in accordance with Section 5.2, (iii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iv) the Company Board or any officer of the Company shall have directly or indirectly materially breached any of the provisions of Sections 5.2 or 5.3; (v) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal (other than the Merger); (vi) the Company shall have entered into any letter of intent or other Contract accepting any Acquisition Proposal (other than the Merger); (vii) the Company Board fails to reaffirm the Company Board Recommendation within 10 Business Days after Parent requests in writing that such recommendation be reaffirmed in response to an Acquisition Proposal or material modification to an Acquisition Proposal (or if such request is delivered less than 10 Business Days prior to the Company Stockholders Meeting, no later than one Business Day prior to the Company Stockholders Meeting, provided further, that if such Acquisition Proposal is subsequently modified within such period, then the Company Board shall be required to reaffirm such recommendation no later than one Business Day prior to the Company Stockholders’ Meeting); or (viii) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent, and the Company (x) fails to send to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer (the “Rejection Recommendation”) and reaffirms the Company Board Recommendation or (y) fails to reaffirm the Rejection Recommendation in any press release published by the Company (or by any of its Affiliates) or in any Schedule 14D-9 filed by the Company with the SEC, in each case relating to such tender offer or exchange offer, at any time after the foregoing 10 Business Day period.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers, directors, stockholders or affiliates; provided, however, that (i) the provisions of Section 5.5(a) (Confidentiality), this Section 7.2 (Effect of Termination), Section 7.3 (Expenses and Termination Fees) and Article VIII (General Provisions) shall remain in full force and effect and survive any termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from liability in connection with any willful breach of any of such party’s representations, warranties, covenants or agreements contained in this Agreement.

7.3 Expenses and Termination Fees.

(a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

(b) Company Payment. The Company shall pay to Parent a fee equal to $63,500,000 (the “Termination Fee”) in the event that this Agreement is terminated: (i) pursuant to Section 7.1(g); (ii) pursuant to either Section 7.1(b) or 7.1(d) following the occurrence of a Triggering Event; (iii) pursuant to Section 7.1(h); or (iv) pursuant to Section 7.1(d) if (A) prior to such termination, an Acquisition Proposal with respect to the Company was publicly disclosed and (B) within 12 months following the termination of this Agreement, either an Acquisition (as defined in Section 7.3(e)) with respect to the Company is consummated or the Company enters into a Contract providing for an Acquisition which is subsequently consummated (even if consummated following such 12 month period). The Company shall pay to Parent the Termination Fee by wire transfer of immediately available funds to an account designated by Parent promptly but in no event later than: (x) for a termination described in clause (i) or (ii) above, one Business Day after the date of such termination; (y) for a termination described in clause (iii) above, prior to or concurrently with such termination; or (z) for a termination described in clause (iv) above, the date of the consummation of such Acquisition.

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(c) In the event that either of Parent or the Company terminates this Agreement pursuant to Section 7.1(d) and the Termination Fee is not thereupon payable, then within one Business Day following Parent’s submission of reasonable documentation of such fees and expenses, the Company shall reimburse Parent for all of Parent’s fees and expenses not in excess of $5 million in connection with the evaluation and pursuit of the transactions contemplated by this Agreement, by wire transfer of immediately available funds to an account designated by Parent. The amount of any fees and expenses reimbursed by the Company to Parent shall be credited against any subsequent payment by the Company to Parent of the Termination Fee pursuant to Section 7.3(b).

(d) The Company acknowledges that (i) the agreements contained in Sections 7.3(b) and 7.3(c) are an integral part of the transactions contemplated by this Agreement, (ii) the amount of, and the basis for payment of, the fees and expenses described therein is reasonable and appropriate in all respects, and (iii) without this agreement, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the fees and expenses due pursuant to Sections 7.3(b) and/or 7.3(c), and, in order to obtain such payment, Parent makes a claim that results in a judgment for the amounts set forth in Sections 7.3(b) and/or 7.3(c), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in Sections 7.3(b) and/or 7.3(c) at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made hereunder. Payment of the fees described in Sections 7.3(b) shall constitute the sole and exclusive remedy of Parent and its Affiliates in connection with any termination of this Agreement in the circumstances in which such fees became payable. In the event that Parent shall receive the Termination Fee, the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or any of its Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent or any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination. All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to Parent’s account set forth on Schedule 7.3(c) or such other account as shall be specified by Parent prior to any termination of this Agreement.

(e) For the purposes of this Agreement, an “Acquisition” shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto, (ii) a sale or other disposition by the Company or its Subsidiaries of assets (in a transaction or series of transactions) representing in excess of 40% of the aggregate fair market value of the assets of the Company and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or Group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of Company Common Stock.

(f) The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

7.4 Amendment. Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholder Approval has been obtained; provided, after the Company Stockholder Approval has been obtained, no amendment shall be made which by law or in accordance with the rules and regulations of NASDAQ requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Sub and the Company.

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7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, except that Parent may not extend for the benefit of Sub and vice versa, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The agreement of Parent to any extension or waiver shall be deemed to be the agreement of Sub to such extension or waiver. Delay in exercising any right under this Agreement shall not constitute a waiver of or estoppel with respect to, such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. If the Merger is consummated, the representations and warranties of the Company and Parent and Sub contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall expire and be of no further force or effect as of the Effective Time, and only such covenants and agreements of Parent and the Company in this Agreement and the other agreements, certificates and documents contemplated hereby that by their terms survive the Effective Time shall survive the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent, to:

Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA 95134
Attention: General Counsel
Facsimile No.: (408) 525-4757
Telephone No.: (408) 526-4000

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention: Douglas Cogen
Andrew Luh
Facsimile No.: (650) 938-5200
Telephone No.: (650) 988-8500

(ii)	if to the Company, to:

Starent Networks, Corp.
30 International Place
Tewksbury, MA 01876
Attention: Chief Executive Officer
Facsimile No.: (978) 640-6825
Telephone No.: (978) 851-1100

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with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attention: Mark G. Borden
Jay E. Bothwick
Jeffrey A. Hermanson
Facsimile No.: (617) 526-5000
Telephone No.: (617) 526-6000

8.3 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. Except in the case of Schedule 7.3(c), when a reference is made to a Schedule, such reference shall be to a Schedule to the Company Disclosure Letter. Where a reference is made to a Legal Requirement, such reference is to such Legal Requirement as amended. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a correct and complete paper copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) The one percent (1.0%) threshold established by the parties with respect to the Company’s capitalization in Section 6.3(a) hereof shall not, in and of itself, constitute an economic benchmark for determining whether any Effect shall be deemed to be material in relation to the Company and its business or shall be deemed to constitute a Material Adverse Effect on the Company.

8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

8.5 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, and the Company Disclosure Letter, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly set forth in Section 5.13. For the avoidance of doubt, Section 5.10 shall be construed as a statement of general intent only.

8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Agreement to any direct or indirect wholly-owned subsidiary of Parent without the prior consent of the Company; provided, however, that Parent

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shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

8.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.8 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, without any requirement to post a bond or other security, and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof.

8.10 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement and each Exhibit attached hereto, the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

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IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

CISCO SYSTEMS, INC.

By:	/s/ NED HOOPER
Name:	Ned Hooper
Title:	Chief Strategy Officer

BARCELONA ACQUISITION CORP.

By:	/s/ NED HOOPER
Name:	Ned Hooper
Title:	President and Chief Executive Officer

STARENT NETWORKS, CORP.

By:	/s/ ASHRAF M. DAHOD
Name:	Ashraf M. Dahod
Title:	President and CEO

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Annex B

EXECUTION VERSION

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of October 12, 2009, by and between Cisco Systems, Inc., a California corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Starent Networks, Corp., a Delaware corporation (the “Company”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A. The execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Parent to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Barcelona Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Sub”) and the Company, pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly-owned subsidiary of Parent.

B. Stockholder understands and acknowledges that the Company and Parent are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Except for sales of Shares during the period beginning on the date hereof and ending on the 5th Business Day after the date hereof pursuant to the terms of any trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act prior to the date of this Agreement, Stockholder shall not, directly or indirectly, (i) transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, the Shares (as such term is defined in Section 4 below) or any New Shares (as such term is defined in Section 1(d) below), (ii) enter into a swap or similar transaction that transfers the economic consequences of ownership of the Shares or any New Shares, or (iii) make any offer or enter into any agreement providing for any of the foregoing, at any time prior to the Expiration Date; provided, however, that nothing contained herein will be deemed to restrict the ability of Stockholder to exercise, prior to the Expiration Date, any Company Options held by Stockholder; provided, further, that Stockholder may transfer Shares and New Shares (w) to any member of Stockholder’s immediate family, (x) to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, (y) to a charitable entity qualified as a 501(c)(3) organization under the Code or (z) in connection with or for the purpose of personal tax-planning; provided, further, that any such transfer shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. As used herein, the term “Expiration Date” shall mean the earlier of (i) the first Business Day following the date on which the Company Stockholder Approval shall have been obtained, and (ii) the date and time of the termination of the Merger Agreement in compliance with its terms.

(b) Except pursuant to the terms of this Agreement, Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares.

(c) Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or impair the ability of Stockholder to perform its obligations under this Agreement or, in its capacity as a stockholder of the Company, preventing or delaying the consummation of any of the transactions contemplated hereby, provided that (i) to the extent Stockholder is a director or officer of the Company, such Stockholder may, in his or her capacity as a director or officer of the Company, take such actions as may be permitted under Section 5.2 and Section 5.3 of the Merger Agreement and (ii) as a stockholder the Stockholder may negotiate a voting agreement on substantially similar terms with a third party that has made an Acquisition Proposal but solely in circumstances where the Company is permitted to enter into discussions with such third party pursuant to Section 5.3 of the Merger Agreement and may agree to enter into such a voting agreement but solely upon a termination of the Merger Agreement in compliance with its terms.

(d) Any shares of Company Common Stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Date, including pursuant to the exercise of options or warrants to purchase Shares (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of the Company with respect to any of the following, Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 3 below) the Shares and any New Shares in favor of adoption of the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger (including any adjournment of any meeting of stockholders in order to solicit additional proxies in favor of adoption of the Merger Agreement) and against any Acquisition Proposal and any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement. Parent acknowledges that the voting covenant, set forth, herein and in the Proxy shall not be effective for any other purpose and Stockholder retains the right to vote in any manner on all other matters.

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 2 covering the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 2, and (ii) Stockholder shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Date.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

(a) Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of Company Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”). The Shares constitute Stockholder’s entire interest in the outstanding shares of Company Common Stock and Stockholder does not hold any other outstanding shares of capital stock of the Company. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, (i) if Stockholder is a partnership, the rights and interest of persons and entities that own partnership interests in Stockholder under the partnership agreement governing Stockholder and applicable partnership law or (ii) if Stockholder is a married individual and resides in a State with community property laws, the community property interest of his or her spouse to the extent applicable under such community property law, in which case such spouse has executed a spousal consent hereto). The Shares are and will be at all times up until the

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Expiration Date free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Stockholder’s voting rights, charges and other encumbrances of any nature that would materially and adversely affect the ability of Stockholder to perform his, her or its obligations under this Agreement. Stockholder’s principal residence or place of business is set forth on the signature page hereto.

(b) Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which Stockholder is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay Stockholder from performing his, her or its obligations under this Agreement.

5. Consent and Waiver. Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the Company Board of Directors’ actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith (but for the avoidance of doubt this waiver does not extend to any claims relating to any breach of the Merger Agreement). From and after the Effective Time, Stockholder’s right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Stockholder’s sole and exclusive right against the Company and/or Parent in respect of Stockholder’s ownership of the Shares or status as a Stockholder of the Company or any agreement or instrument with the Company pertaining to the Shares or Stockholder’s status as a Stockholder of the Company.

6. Confidentiality. Stockholder shall hold any information regarding this Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until the Parent has publicly disclosed the Merger and this Agreement. Neither the Stockholder, nor any of its affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated thereby without the prior written consent of the Parent, except as may be required by law or by any listing agreement with, or the policies of, The NASDAQ Global Select Market in which circumstance such announcing party shall make reasonable efforts to consult with the Parent to the extent practicable.

7. Appraisal Rights. Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

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8. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent, to:

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, CA 95134

Attention: General Counsel

Facsimile No.: (408) 525-4757

Telephone No.: (408) 526-4000

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Douglas N. Cogen

                 Andrew Luh

Facsimile No.: (650) 938-5200

Telephone No.: (650) 537-0827

(ii)	if to Stockholder, to the address set forth for the Stockholder on the signature page hereof.

(b) Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement or the Proxy, Parent shall have the right to seek to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(e) Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with

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respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Parent hereunder, may be assigned or delegated in whole or in part by Parent to any affiliate of Parent to which Parent assigns its rights under the Merger Agreement without the consent of or any action by Stockholder upon notice by Parent to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned).

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. The parties hereto hereby irrevocably submit to the exclusive jurisdiction the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(a) or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(i) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(j) Additional Documents, Etc. Stockholder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Parent to deliver a copy of this Agreement to the Company and hereby agrees that

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each of the Company and Parent may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Stockholder referred to in Section 5, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(l) Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Shares and the New Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any Company Employee Plan, and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company.

(m) Term. This Agreement and all obligations hereunder shall terminate upon the Expiration Date. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 8(m) shall relieve any party from liability for any intentional breach of this Agreement prior to termination hereof, and (ii) the provisions of this Section 8(m) shall survive any termination of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

CISCO SYSTEMS, INC.

By:
Name: Title:

STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

Shares beneficially owned on the date hereof:

                             shares of Company Common Stock

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

STARENT NETWORKS, CORP.

The undersigned stockholder of Starent Networks, Corp., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Mark Chandler, Senior Vice President, General Counsel, and Secretary, and Ned Hooper, Chief Strategy Officer, of Cisco Systems, Inc., a California corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies or enter into any agreement or understanding with any Person (as defined in the Merger Agreement (as defined below)) to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Date (as defined below).

Until the Expiration Date, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest, is granted pursuant to that certain Voting Agreement dated as of even date herewith by and between Parent and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of even date, by and among Parent, Barcelona Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Sub”) and the Company (the “Merger Agreement”), pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly-owned subsidiary of Parent. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date and time of the termination of the Merger Agreement in compliance with its terms.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: (i) in favor of adoption of the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger (including adjournment of any meeting of Stockholders in order to solicit additional proxies in favor of adoption of the Merger Agreement) and (ii) against any Acquisition Proposal (as defined in the Merger Agreement) and any other matter that might reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Parent. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: October 12, 2009

(Print Name of Stockholder)

(Signature of Stockholder)

(Print name and title if signing on behalf of an entity)

Shares beneficially owned on the date hereof:

                             shares of Company Common Stock

[SIGNATURE PAGE TO IRREVOCABLE PROXY]

Annex C

PERSONAL AND CONFIDENTIAL

October 12, 2009

The Board of Directors

Starent Networks, Corp.

30 International Place

Tewksbury, MA 01876

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares (other than any shares the consideration for which will be or become subject to vesting or similar requirements (collectively, the “Excluded Shares”)) of common stock, par value $0.001 per share (such shares other than the Excluded Shares, the “Shares”), of Starent Networks, Corp. (the “Company”) of the $35.00 per Share in cash to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of October 12, 2009 (the “Agreement”), by and among Cisco Systems, Inc. (“Cisco”), Barcelona Acquisition Corp., a wholly owned subsidiary of Cisco, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, Cisco and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In addition, we have provided certain investment banking and other financial services to the Company and its affiliates from time to time, including having acted as joint lead manager on the Company’s initial public offering of 12,115,067 shares of Company common stock in June 2007; and joint bookrunner on the Company’s public offering of 8,000,000 shares of its common stock in November 2007. We also have provided certain investment banking and other financial services to Cisco and its affiliates from time to time, including having acted as joint bookrunner with respect to a public offering of Cisco’s 4.95% Senior Notes due 2019 (aggregate principal amount $2,000,000,000) and 5.90% Senior Notes due 2039 (aggregate principal amount $2,000,000,000) in February 2009; and as counterparty to an interest rate derivative transaction entered into by Cisco in February 2009. We also may provide investment banking and other financial services to the Company and Cisco and their respective affiliates in the future. In connection with the above-described services we have received, and may receive, compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended December 31, 2008; the Company’s Registration Statement on Form S-1, including the prospectus contained therein dated June 5, 2007; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported

The Board of Directors

Starent Networks, Corp.

October 12, 2009

Page Two

price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the technology industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and we do not assume any liability for any such information. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Cisco or the ability of the Company or Cisco to pay its obligations when they come due. Our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the $35.00 per Share in cash to be paid to the holders of Shares pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Transaction, whether relative to the $35.00 per Share in cash to be paid to the holders of Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

The Board of Directors

Starent Networks, Corp.

October 12, 2009

Page Three

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $35.00 per Share in cash to be paid to the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

Annex D

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

000004 MMMMMMMMM MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Proxy Submission Instructions Available 24 hours a day, 7 days a week! You can submit a proxy by Internet or telephone! submission methods outlined below to submit your proxy. Instead of mailing your proxy, you may choose one of the two proxy VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. 1:00 a.m., Central Time, on December 11, 2009. Proxies submitted by the Internet or telephone must be received by [Graphic Appears Here] Submit a Proxy by Internet • Log on to the Internet and go to www.investorvote.com/STAR • Follow the steps outlined on the secured website. Submit a Proxy by telephone• Within USA, US territories & Canada, call toll free There is 1-800-652-VOTE (8683) on a touch tone telephone. NO CHARGE to you for the call. • Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message. Special Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 + A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. The proposal to adopt the Agreement and Plan of Merger, dated as of October 12, 2009, by and among Cisco Systems, Delaware corporation and wholly-owned subsidiary of Cisco, Inc., a California corporation, Barcelona Acquisition Corp., a such agreement may be amended from time to time. and Starent Networks, Corp., a Delaware corporation, as B Non-Voting Items Change of Address — Please print new address below. For Against Abstain 2. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient time of the special meeting. votes in favor of adoption of the merger agreement at the C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below of joint tenants, each joint owner should sign. Note: Please date and sign this Proxy exactly as name appears. When signing as attorney, trustee, administrator, executor, or guardian, please give your full title as such. In the case Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM 0 2 A V 0 2 3 7 3 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 0148CB

IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 [Graphic Appears Here] Proxy — Starent Networks, Corp. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2009 The undersigned hereby appoints Ashraf M. Dahod, Paul J. Milbury and Jonathan M. Moulton, and each of them, with full power of substitution, proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified herein at the Special Meeting of Stockholders of Starent Networks, Corp. to be held on December 11, 2009 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any postponement or adjournment thereof, upon the matters set forth herein, all as more fully described in the Proxy Statement for said Special Meeting (receipt of which is hereby acknowledged). THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy. (Continued and to be dated and signed on the reverse side.)